Exhibit 10.8

Execution Version

DATED THE 30TH DAY OF NOVEMBER 2021

BETWEEN

Otsaw Technology Solutions Pte. Ltd.

AND

Swisslog Healthcare Holding AG

AND

Otsaw Swisslog Healthcare Robotics Pte. Ltd.

as the Company

SHAREHOLDERS AGREEMENT

THIS AGREEMENT dated the 30th day of November 2021 is entered into

BETWEEN:

(1)	Otsaw Technology Solutions Pte. Ltd. (Company Registration No. 202033912W), a company incorporated in Singapore and having its registered office at 12 Kaki Bukit View, #04-00, Singapore 415948 (“Otsaw”);

(2)	Swisslog Healthcare Holding AG (Company Registration No. CHE-317.331.234), a company incorporated in Switzerland and having its registered office at Webereiweg 3, 5033 Buchs AG, Switzerland (“Swisslog”); and

(3)	Otsaw Swisslog Healthcare Robotics Pte. Ltd. (Company Registration No. 202140168D), a company incorporated in Singapore and having its registered office at 12 Kaki Bukit View #04- 00 Singapore 415948 (the “Company”),

(each a Party and together, the Parties.)

WHEREAS:

(A)	Otsaw is in the robotics technology business, and leverages technology, robotics and artificial intelligence to digitise a wide range of integrated facility management services including security, cleaning and disinfection, maintenance and delivery services.

(B)	Swisslog, its Subsidiaries and certain Related Corporations are engaged in the business of developing and manufacturing the “TransCar” Automated Guided Vehicles which are sold to and used by customers, and providing maintenance services in respect of the Automated Guided Vehicles under service contracts. This business is carried out in several countries, including the Territories. The customers of this business are mainly hospitals.

(C)	Swisslog and the Otsaw had entered into a master asset sale agreement dated 16 November 2021 (the “SPA”) for the transfer of certain assets and the assumption of certain liabilities.

(D)	Swisslog and Otsaw hereto have agreed to come together to establish the Company to carry out the Business (as defined below) for the parties’ mutual benefit. Around the date of this Agreement, the Shares (as defined below) which have been issued and allotted are as set out in Part A of Schedule 2 to this Agreement.

(E)	Swisslog and Otsaw have agreed to enter into this Agreement to regulate their rights between them as shareholders of the Company and certain aspects of the affairs of and their dealings with the Company.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement unless the context otherwise requires:

“Affiliate” shall mean, in relation to a company, a person or company directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such company; and in relation to a natural person, a person directly or indirectly Controlled by such person or the family members of such person;

“AGV Manufacturing Operations” shall have the meaning ascribed to it in the SPA;

“Articles” shall mean the Articles of Association or other constitutional documents of the Company from time to time;

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“Auditors” shall mean the external auditors for the time being of the Company;

“Automated Guided Vehicles” or “AGVs” means the TransCar Automated Guided Vehicles originally developed by Swisslog and/or certain Subsidiaries and Related Corporations of Swisslog, and which, prior to the date of this Agreement, were originally manufactured by KUKA AG and/or any of KUKA AG’s Affiliates for Swisslog and any similar automated guided vehicles the Company manufactures and develops from time to time;

“AGV Manufacturing Operations” shall have the meaning ascribed to it in the SPA;

“Board” or “Board of Directors” shall mean the Board of Directors for the time being of the Company;

“Board Reserved Matters” shall have the meaning ascribed to it in Clause 4.8;

“Business” shall mean the business described in Clause 2.2;

“Business Day” means a day on which banks are generally open for business in Singapore and Frankfurt, Germany (other than Saturdays, Sundays and days which are gazetted or otherwise declared as public holidays);

“Call Option” shall have the meaning ascribed to it in Clause 7C.1;

“Call Option Notice” shall have the meaning ascribed to it in Clause 7C.2;

“Call Option Price” shall have the meaning ascribed to it in Clause 7C.1;

“Call Option Shares” shall have the meaning ascribed to it in Clause 7C.1;

“Canadian JBT Contract” means the contract concluded with Humber River Regional Hospital (Canada) and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in Canada;

“Chairman” shall mean the chairman for the time being of the Board referred to in Clause 4.4;

“Companies Act” shall mean the Companies Act, Chapter 50 of Singapore, as amended, modified or supplemented from time to time;

“Completion” shall have the meaning ascribed to it in the SPA;

“Completion Date” shall have the meaning ascribed to it in the SPA;

“Confidential Information” shall have the meaning ascribed to it in Clause 12.1;

“Constitution” shall mean the constitution of the Company, as amended, modified or supplemented from time to time;

“Contract Compensation” shall have the meaning ascribed to it in the SPA;

“Control” means, in relation to a person:

(a)	where a person has direct or indirect control:

(i)	of the affairs of the first-mentioned person;

(ii)	over more than fifty (50%) of the total voting rights conferred by all of the issued shares in the capital of the first-mentioned person; or

(iii)	of a majority of the board of directors of the first-mentioned person, in each case, whether pursuant to relevant constitutional documents, contract, agreement or otherwise; or

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(b)	the possession, directly or indirectly, of power to direct or cause the direction of the management, decisions, actions and/or policies of that person, whether through the ownership of voting shares or by contract or otherwise; and

and the expressions “is Controlled by” and “is under the Control of” and any other similar reference shall be construed accordingly;

“Default Sale Shares” shall have the meaning ascribed to it in Clause 8.1;

“Default Transfer Notice” shall have the meaning ascribed to it in Clause 8.1;

“Defaulting Shareholder” shall have the meaning ascribed to it in Clause 8.1;

“Designation Terms” shall have the meaning ascribed to it in Clause 16;

“Director” shall mean a director of the Company for the time being;

“Encumbrance” means any mortgage, assignment of receivables, debenture, lien, hypothecation, charge, pledge, title retention, right to acquire, security interest, option, pre- emptive or other similar right, right of first refusal, restriction, third-party right or interest, any other encumbrance, condition or security interest whatsoever or any other type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect;

“Event of Default” shall have the meaning ascribed to it in Clause 8.1;

“Financial Year” shall mean the 12-month period ending on 30 April or such other date as determined by the Company;

“French AGV Business” means the business of (i) developing and manufacturing the Lamcar automated guided vehicles which are sold to and used by customers in France, and (ii) providing maintenance services in respect of (a) the Lamcar automated guided vehicles under service contracts in France and (b) the French TransCar Contracts.

“French TransCar Contracts” means the contracts concluded with (i) France - Chu Sud Francilien and (ii) France - Hopital Bourgoin Jallieu and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in France;

“Independent Expert” shall have the meaning ascribed to it in the SPA;

“KUKA AG” means KUKA Aktiengesellschaft, the ultimate parent company of Swisslog;

“Maintenance Operations” means the provision of maintenance services in respect of the Automated Guided Vehicles under the Contracts carried on in the Territories and which customers are mainly hospitals and contractors engaged by hospitals;

“Manufacturing Agreement” shall have the meaning ascribed to it in the SPA;

“Non-Defaulting Shareholder” shall have the meaning ascribed to it in Clause 8.1.3;

“Offer Acceptance Period” shall have the meaning ascribed to it in Clause 6.3;

“Offered Subscription Shares” shall have the meaning ascribed to it in Clause 6.3;

“Put Option” shall have the meaning ascribed to it in Clause 7B.1;

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“Put Option - Default Valuation” shall have the meaning ascribed to it in Clause 7B.5;

“Put Option Notice” shall have the meaning ascribed to it in Clause 7B.2;

“Put Option Price” shall have the meaning ascribed to it in Clause 7B.1;

“Put Option Shares” shall have the meaning ascribed to it in Clause 7B.1;

“Related Corporation” shall have the meaning given under Section 6 of the Companies Act;

“Restricted Entities” shall have the meaning ascribed to it in Clause 12.2.3;

“Revenue Period” shall have the meaning ascribed to it in the SPA;

“Revenue Statement” shall have the meaning ascribed to it in the SPA;

“Service Agreements” shall have the meaning ascribed to it in the SPA;

“Shareholder Reserved Matters” shall have the meaning ascribed to it in Clause 5.5;

“Shareholders” shall mean the shareholders for the time being of the Company who are parties to this Agreement;

“Shareholding Proportion” shall mean in relation to any Shareholder, the proportion as is equal to the proportion in which the number of Shares registered in the name of such Shareholder at any given time bears to the total number of issued Shares at the same given time;

“Shares” shall mean ordinary shares in the capital of the Company;

“Singapore Dollars” or “S$” means the lawful currency of Singapore;

“SIAC” shall have the meaning ascribed to it in Clause 17.1;

“SIAC Rules” shall have the meaning ascribed to it in Clause 17.1;

“SPA” shall have the meaning ascribed to it in Recital (C) and a copy is set out in Schedule 1;

“Subscription Offer” shall have the meaning ascribed to it in Clause 6.2;

“Subsidiary” shall have the meaning given under Section 5 of the Companies Act;

“Swedish JBT Contract” means the contract concluded with Karolinska, Huddinge Sjukehus, Stockholm and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in Sweden;

“Swisslog Designations” shall have the meaning ascribed to it in Clause 16;

“Swisslog Director” shall have the meaning ascribed to it in Clause 4.1;

“Territories” means the world;

“Tranche” shall have the meaning ascribed to it in Clause 7B.1.

“Transaction Documents” shall have the meaning ascribed to it in the SPA;

“Transferred Assets” shall have the meaning ascribed to it in the SPA;

“Vendor Group Designations” shall have the meaning ascribed to it in the SPA;

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“Vendor Group” shall have the meaning ascribed to it in the SPA;

References to “person” include an individual, a firm, a company, an organisation, a partnership and a corporation.

1.2	In this Agreement unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.3	The words “hereto”, “herein”, “hereon” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4	Headings are for ease of reference only and have no legal effect.

1.5	Unless the context otherwise requires, references herein to “Clause” or “Clauses” are references to the clause or clauses of this Agreement.

2.	THE COMPANY

2.1	The Company: The Company was incorporated on 18 November 2021 under the Companies Act of the laws of the Republic of Singapore with the company registration number 202140168D.

2.2	Business: The main business (the “Business”) of the Company shall be developing and manufacturing the Automated Guided Vehicles which are sold to and used by customers, and providing maintenance services in respect of the Automated Guided Vehicles under service contracts, carried on by the Company in the Territories and subsisting at the date of this Agreement, and which customers are mainly hospitals.

2.3	Constitution: In the event of any conflict between the provisions of this Agreement and the Constitution, this Agreement shall prevail and it is agreed that the parties shall wherever necessary procure the present Constitution to be amended to reflect the provisions of this Agreement. If not done prior to the date of this Agreement, the present Constitution shall be amended to reflect the provisions of this Agreement (and otherwise to the reasonable satisfaction of both Otsaw and Swisslog) within 20 Business Days following the date of this Agreement.

2.4	Diversification: Subject to Clause 4.8, the Company may from time to time extend the nature or area of its Business and/or carry on such other business.

2.5	Agreements Entered into Pursuant to the SPA: Pursuant to the SPA, the Company has entered, or will enter, into Service Agreements between (i) Swisslog Healthcare GmbH and certain other members of the Vendor Group and (ii) Swisslog Healthcare Asia Pacific Pte. Ltd. with the Company respectively. The existing Manufacturing Agreement between Kuka AG and Swisslog will remain in place until expiration of its term. Pursuant to the SPA, to the extent requested by Otsaw, Swisslog shall use its reasonable efforts to procure that KUKA AG shall, and the Company shall, each use its reasonable endeavours to agree to the terms of and enter into a manufacturing agreement upon the expiry of the existing Manufacturing Agreement. Until the expiry of the existing Manufacturing Agreement, the existing Manufacturing Agreement shall continue to apply, and the Company shall be entitled to request that orders be placed pursuant to the existing Manufacturing Agreement, and Swisslog shall place those orders as soon as reasonably practicable and sell such AGVs to the Company at cost, and Swisslog shall take such actions pursuant to the existing Manufacturing Agreement as reasonably requested by the Company.

2.6	Company’s Dealings: Any dealings by the Company and its Directors, any Shareholders or any Affiliates of such persons in relation to the supply of goods or services, including any service agreement or manufacturing agreement, shall be on normal arm’s length terms negotiated between the relevant parties and no such person shall claim or be entitled to any preferential treatment in relation thereto by reason of the relationship of such persons under this Agreement or any shareholding in connection with the Company. For the avoidance of doubt, the Parties agree that they shall not seek to rescind, terminate or invalidate or otherwise re-negotiate the Service Agreements and the existing Manufacturing Agreement referred to in Clause 2.5 on the basis that these were not on arm’s length terms).

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2.7	Obligations of Shareholders: In consideration of the mutual obligations of the parties herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each of the Shareholders shall exercise their powers in relation to the Company to procure that:

(a)	the Company carries on the Business and conducts its affairs in a proper and efficient manner and in accordance with all applicable laws, regulations, licenses, consents, approvals or authorisations from any relevant authorities;

(b)	the Company, the Directors and the Shareholders, shall comply strictly and expeditiously with the provisions of this Agreement;

(c)	the Company shall cause to be kept accurate and complete accounting records relating to the business, undertaking and affairs of the Company which records shall be made available at all reasonable times for inspection by the Directors;

(d)	the Company shall prepare monthly management accounts (in such format as shall be prescribed by Otsaw for its Subsidiaries incorporated in Singapore (and materially corresponding to the format circulated to Swisslog prior to this Agreement if not agreed otherwise by Swisslog in writing) and provide them to the Board of Directors and the Shareholders within 20 Business Days following the end of the month;

(e)	the Company shall prepare annual accounts for each Financial Year, in each case in accordance with generally accepted accounting principles and practices in Singapore and in compliance with all applicable legislation in respect of the accounting reference period and which shall be audited by the Auditors, and shall procure and present them for approval to the Board of Directors and, once approved, shall send them to the Shareholders (however latest within 6 months following the end of the relevant financial year);

(f)	The Company shall prepare, or cause to be prepared, in each financial year for the subsequent financial year an annual business plan and budget for the Company and shall send such draft annual business plan and budget for the approval to the Board of Directors no later than 20 Business Days prior to the end of each financial year, and after the annual business plan and budget is approved by the Board the Company shall send these to the Shareholders;

(g)	the Company shall do all that the Auditors may reasonably require by way of records and accounts and provide the Auditors with such information and explanations as they reasonably require and otherwise assist the Auditors in all reasonable ways;

(h)	if the Company requires any approval, consent or licence for the carrying on of its business in the places and in the manner in which it is for the time being carried on or proposed to be carried on, the Company will use its best endeavours to obtain and maintain the same in full force and effect; and

(i)	the Company shall promptly inform the Board of Directors of any material development affecting the business or financial condition of the Company.

2.8	Auditors: The first Auditors of the Company shall be Mazars LLP.

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3.	COVENANTS AND WARRANTIES

Representations and Warranties

3.1	Each Shareholder represents and warrants in favour of the other Shareholders:

(a)	(In the case of a corporation) that it is a corporation duly incorporated in its place of incorporation, and that it has full corporate authority to enter into this Agreement and to perform its obligations hereunder accordingly to the terms hereof, and that it has taken all necessary corporate or other action, and has obtained all necessary consents, to authorise its entry into and performance of this Agreement; and

(b)	(In the case of an individual) that he has full legal capacity to enter into this Agreement and to perform his obligations hereunder according to the terms hereof, and that it has taken all necessary actions, and has obtained all necessary consents (if applicable), to authorise his entry into and performance of this Agreement.

3.2	The foregoing representations and warranties shall be deemed to be repeated by each Shareholder (including any new Shareholder) upon the execution by any transferee (or allottee) of any deed of ratification and accession pursuant to Clause 7.2.

4	ORGANISATION OF THE COMPANY

Board of Directors and Proceedings

4.1	Appointment of Directors: The Shareholders agree that, for so long as Otsaw and Swisslog respectively hold Shares of the Company, they shall each be entitled to appoint up to the number of Directors as set out below:

Shareholder	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares representing 60% and 40% of the total number of issued shares of the Company)	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares representing 73% and 27% of the total number of issued shares of the Company)	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares representing 86% and 14% of the total number of issued shares of the Company)
Otsaw	2	2	3
Swisslog	1	1	1

(The relevant director appointed by Swisslog, the “Swisslog Director”)

A Shareholder that is entitled to appoint a Director(s) may also remove that Director(s). A Shareholder that is entitled to appoint or remove a Director(s) shall do so by giving written notice to the Company and to the other Shareholder(s), and in the case of removal of a Director, also to the Director being removed, in accordance with the notification provision provided in this Agreement. A Shareholder that ceases to be entitled to appoint a Director(s) shall take the steps necessary for the removal of any Director(s) appointed by it. The Company and the Shareholders shall take the steps necessary for the appointment and/or removal of such Director(s) upon the receipt of such written notice, such that the appointment and/or removal of such Director(s) is in accordance with the Companies Act and the Constitution.

4.2	Alternate Directors: A Director may at any time appoint any other person (other than a Director) to be his alternate and to remove such alternate Director. All appointments and removals of alternate Directors made by any Director shall be in writing under the hand of the Director making the same and shall take effect as of its receipt at the office of the Company or on the date of appointment or the removal, as the case may be, specified in the notice, whichever is the later.

4.3	Director’s Powers: Subject to the provisions of this Agreement, the Constitution and the Companies Act, the Board of Directors shall set the policies for the Company and shall exercise all powers of control and management over the Company’s affairs.

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4.4	Chairman: The Chairman of the Board will be Ling Ting Ming or any other Director appointed by Otsaw. If the Chairman is not able to fulfill his duties as Chairman at any meeting of the Board, the chairman of that meeting shall be any Director appointed by Otsaw. In the event of an equality of votes, the Chairman shall have a casting vote.

4.5	Quorum for Board Meetings: In the event that (a) for so long as Otsaw and Swisslog respectively hold Shares representing 60% and 40% of the total number of issued shares of the Company, the quorum for all meetings of the Board shall require one (1) Director appointed by Otsaw and one (1) Director appointed by Swisslog; and (b) for so long as Otsaw and Swisslog respectively hold Shares representing 73% and 27% of the total number of issued shares of the Company, or for so long as Swisslog holds Shares representing less than 27% of the total number of issued shares of the Company, the quorum for all meetings of the Board shall require any two (2) Directors. For the avoidance of doubt, this shall be without prejudice to the Board Reserved Matters.

4.6	Notice for Board Meeting: At least seven (7) days’ notice, or such shorter notice as may be agreed by the Directors, in writing of each meeting of the Board shall be given to each Director of the Company at the address from time to time provided by him to the Company for such purpose and such notice shall be accompanied by an agenda of the matters to be considered at the meeting. No decision shall be taken on any matter at a meeting of the Board unless notice of such matter shall have been given in the manner aforesaid or waiver of such notice has been given in respect of such matter by all of the members of the Board. Each meeting of the Board shall be held in Singapore or such other place as may be agreed by the Directors.

4.7	Director’s Interests: A Director shall disclose the nature of his interest in accordance with Section 156 of the Companies Act in respect of any contract or arrangement in which he is or may be interested and shall not be prohibited from voting or being counted in a quorum at any Board meeting in respect of any such contract or arrangement in which he is or may be interested provided he has disclosed the nature of his interest in accordance with Section 156 of the Companies Act.

4.8	Board Reserved Matters: Notwithstanding anything to the contrary in this Agreement, the matters listed in Schedule 3 (the “Board Reserved Matters”) require the consent or the approving vote of the Swisslog Director as further set forth in Schedule 3.

4.9	Decisions of the Board: Save as provided in this Agreement (and for the avoidance of doubt, subject to Clause 4.8), decisions of the Board shall be decided by:

(a)	a simple majority of votes of the Directors present and voting; or

(b)	a resolution in writing, signed by a majority of the Directors, provided that such Directors would fulfil the quorum requirements and a copy of the resolution in writing has been sent to all Directors (excluding alternate Directors) at least 3 (three) Business Days prior to the passing of the resolution in writing, which shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held. For the purpose of this paragraph, “in writing” and “signed” shall include copies of signatures sent by facsimile or email. For the avoidance of doubt, (i) this Clause shall be without prejudice to the rights of a Director to request or summon a meeting of the Directors at any time (which right shall be set forth in the Constitution), and (ii) shortly after the facsimile or email copy of the resolution is sent to the company secretary’s office, an original signed copy of the resolution should be sent to the company secretary’s office for filing. Any such resolution may consist of several documents in like form, each signed by one (1) or more Directors. Such resolution shall be circulated to all Directors. The alternate Directors may sign a resolution in place of the Director in respect of whom he is appointed,

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Provided that for the purpose of sub-clause (a), the Directors may meet together either in person or by telephone, radio, conference television or similar communication equipment or any other form of audio or audio-visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants, for the despatch of business and adjourn and otherwise regulate their meetings as they think fit and that the quorum for such teleconference meetings shall be the same as the quorum required for a Board meeting provided under this Agreement. A resolution passed by such a conference shall, notwithstanding that the Directors are not present together at one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day and at the time at which the conference was held and shall be deemed to have been held at the registered office of the Company, unless otherwise agreed, and all Directors participating at that meeting shall be deemed for all purposes of this Agreement to be present at that meeting.

Management and Operations

4.10	Management / Key Executives:

Unless the Parties otherwise agree, the Parties shall procure that the Company shall utilise the following persons for the positions stated below:-

Name	Position
Tobias Klesen	General Manager
Raymond Lee Shuxin	Chief Financial Officer
Tan Yuey	Chief Marketing Officer
Louis Tran	Chief Technical Officer
Sandra Ahlers	Business Manager

5	GENERAL MEETINGS AND ACTIONS REQUIRING SHAREHOLDERS APPROVAL

5.1	Quorum for General Meeting: The quorum for a general meeting of the Company shall be any two (2) shareholders. If within half an hour from the time appointed for the general meeting a quorum is not present, the general meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine unanimously, and at such adjourned general meeting only the attendance by Otsaw shall be sufficient to form a quorum for such adjourned general meeting. For the avoidance of doubt, this shall be without prejudice to the Shareholder Reserved Matters.

5.2	Notice for General Meeting: At least fourteen (14) days’ notice, or such shorter notice as may be agreed by the Shareholders, in writing of each General Meeting shall be given to each Shareholder at the address from time to time provided by him to the Company for such purpose and such notice shall be accompanied by an agenda of the matters to be considered at the General Meeting. No decision shall be taken on any matter at a General Meeting unless notice of such matter shall have been given in the manner aforesaid or waiver of such notice has been given in respect of such matter by all of the Shareholders. Each General Meeting shall be held in Singapore or such other place as may be agreed by the Shareholders.

5.3	Venue for General Meeting: Subject to Clause 5.2, the Shareholders may meet at any place, including meetings by audio and/or visual conference, for the despatch of their business, adjourn and otherwise regulate their meetings as they deem fit.

5.4	Voting at General Meetings: All matters raised at any general meeting of the Company shall, unless otherwise required by the Companies Act, the Constitution or the provisions of this Agreement, be decided by ordinary resolution of the Shareholders present and voting at the meeting.

5.5	Shareholder Reserved Matters: The matters listed in Schedule 4 (the “Shareholder Reserved Matters”) require the consent or the approving vote of Swisslog as further set forth in Schedule 4.

6	RIGHT OF FIRST OFFER FOR ISSUE OF NEW SHARES

6.1	Without limiting the effect of Clause 9, the Shareholders hereby agree that each of the Shareholders shall have a pre-emptive right for the new issuance of shares of the Company, so that the shareholding composition of each of the Shareholders as reflected under Part A or Part B of Schedule 2 (as the case may be) of this Agreement shall not be diluted. Any new issuance of shares of the Company shall be in accordance with Clauses 6.2 to 6.5 except if the relevant Shareholder expressly waives its right to subscribe for the new issued shares.

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6.2	Without limiting the effect of Clauses 4.8 and 5.5, the Shareholders shall procure that all issues of new shares by the Company are first offered to the Shareholders in accordance with their respective Shareholding Proportion (as nearly as may be) (a “Subscription Offer”).

6.3	Subject to Clause 6.2, a Subscription Offer may be accepted by the relevant Shareholder as to all or some only of the shares comprised in such Subscription Offer (the “Offered Subscription Shares”) within fifteen (15) days from the date of the Subscription Offer (the “Offer Acceptance Period”) by giving written notice to the Company (stating the number of Offered Subscription Shares it wishes to subscribe), and failing which, such Subscription Offer shall be deemed to be declined.

In the event the Subscription Offer is declined or deemed to be declined, the portion of the Offered Subscription Shares which is not subscribed for shall be offered to all other Shareholders who subscribed for their Offered Subscription Shares in full on a pro rata basis pursuant to their Shareholding Proportion inter se (which procedure shall be repeated until all Offered Subscription Shares have been allotted (as nearly as may be without involving fractions or increasing the number allotted to any subscribing Shareholder beyond that applied for by it or not all Offered Subscription Shares may be allotted to the Shareholders due to the Offered Subscription Shares being undersubscribed. In such case where any of the Offered Subscription Shares remain undersubscribed, the Offered Subscription Shares shall be allotted to the relevant subscribing Shareholders in accordance with their applications and any remaining Offered Subscription Shares may be offered to any other person as the Directors may determine at the same price and on the same terms as the offer to the subscribing Shareholders.

6.4	The right of either Shareholder to participate in the Subscription Offer shall not apply to an initial public offering of the Shares.

6.5	For the avoidance of doubt, this Clause 6 shall not limit the effect of Clause 9.

7	TRANSFER OF SHARES

7.1	Restriction on Transfer: No Shareholder shall, without the prior written consent of the other Shareholder or as otherwise contemplated by Clause 7.2, Clause 7B, Clause 7C or the SPA, (a) transfer any of the shares of the Company held by it or otherwise sell, dispose of or deal with all or any part of its interest in such shares of the Company or (b) create or allow to subsist any Encumbrance over its shares of the Company.

7.2	Transfer to Related Corporation: Any Shareholder who wishes to transfer any of its shares of the Company to any Related Corporation of that Shareholder may do so, provided that in the event that such Related Corporation shall cease to be a Related Corporation of the Shareholder, the Shareholder shall procure that such Related Corporation shall, on or before such cessation, transfer all of the shares of the Company back to the Shareholder. In the event of a transfer of shares of the Company pursuant to this Clause, the Related Corporation shall execute a deed of ratification and accession in respect of this Agreement, and the Shareholder before such transfer shall continue to be bound by the provisions of this Agreement.

7B.	PUT OPTION

7B.1	Put Option: In consideration of the mutual covenants, undertakings and agreements contained herein, Otsaw, on the date of this Agreement, hereby irrevocably grants to Swisslog a put option (the “Put Option”) to require Otsaw to purchase all of the Shares of the Company held by Swisslog in accordance with the schedule set out below (as adjusted for any share splits, sub- divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) (the “Put Option Shares”) at the respective price set out below (the “Put Option Price”). The shareholding composition of each of the Shareholders at completion of the respective Tranche of Put Option Shares is reflected under Part B of Schedule 2 of this Agreement.

Number of Tranche (“Tranche”)	Date	Shares to be transferred from Swisslog to Otsaw		Put Option Price
1st (First) Tranche	1 (one) year from Completion Date	1,333 Shares	S$	800,000
2nd (Second) Tranche	2 (two) years from Completion Date	1,333 Shares	S$	800,000
3rd (Third) Tranche	3 (three) years from Completion Date	1,334 Shares	S$	800,000

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7B.2	Put Option Notice: Subject to the terms of this Clause 7B, on or after the respective date set out in Clause 7B.1, Swisslog may exercise the Put Option in relation to the respective Tranche by giving a notice in writing to Otsaw of its exercise of the Put Option (the “Put Option Notice”).

7B.3	The completion of the transfer of each Tranche of Put Option Shares by Swisslog to Otsaw pursuant to the exercise of the Put Option shall take place within the period of thirty (30) days commencing immediately after the date of receipt by Otsaw of the Put Option Notice, such completion shall take place at the office of the Company, and at such completion:-

(a)	Swisslog shall deliver or have delivered to Otsaw a duly executed transfer in relation to the respective Tranche of the Put Option Shares in favour of Otsaw, and the relevant share certificate(s) and to do all acts and things necessary to complete such transfer;

(b)	Otsaw shall pay to Swisslog the respective Put Option Price, provided that, any payments of the Put Option Price shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement or the SPA and further subject to the provisions of Clause 18.10;

(c)	Otsaw and Swisslog shall procure the passing of resolutions by the Board of Directors of the Company approving the registration of the transfer of the respective Tranche of the Put Option Shares to Otsaw (subject to the transfer being duly stamped).

7B.4	If in any case Swisslog after having become bound as aforesaid makes default in transferring the Put Option Shares in accordance with the schedule set out above in Clause 7B.1, the Company may receive the respective Put Option Price and Otsaw shall be deemed to have appointed any one (1) Director or the secretary of the Company as its agent to execute a transfer of the Put Option Shares of the Company to Otsaw, and upon the execution of such transfer the Company shall hold the purchase money in trust for Swisslog. The receipt by the Company of the purchase money shall be a good discharge to Otsaw, and after Otsaw’s name has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

7B.5	In case Otsaw defaults in paying the Put Option Price on any tranche of the Put Option, that tranche of Put Option Shares shall not be transferred, and the following shall apply:

(i)	either Swisslog shall be free to transfer any and all of its Shares to any third party without any further restrictions or consents/approvals required; or

(ii)	Swisslog shall have the right to require that Otsaw transfers to Swisslog all of the Shares held by Otsaw for a price equivalent to the fair value of such Shares as shall be determined by an international third party independent valuer to be appointed by Swisslog with a discount of 30% applied to such fair value (the “Put Option - Default Valuation”). On the completion of the transfer of the Shares held by Otsaw to Swisslog, Swisslog shall pay to Otsaw the Put Option - Default Valuation, subject to any other provisions in Clause 7B.6. All costs and expenses incurred in connection with the appointment of such third party independent valuer shall be borne by the Company. Once the right under sub-clause (ii) above is exercised by Swisslog, Clause 7B.3 above shall apply mutatis mutandis with Swisslog being the purchasing party and Otsaw being the selling party. Completion shall take place within 10 Business Days after the independent valuer has rendered the Put Option – Default Valuation.

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The Parties agree that Swisslog may, in its sole discretion, exercise its right under sub-clause (i) or under sub-clause (ii), and not both. The Parties agree that once its right under either sub- clause (i) or sub-clause (ii) is exercised and the transfers of the respective Shares are completed, Swisslog shall have no further remedies in respect of Otsaw’s default in paying the applicable Put Option Price, Otsaw shall be released and discharged from all remaining Put Option Prices which have not already been paid (and whether or not the respective Tranche has been exercised or is exercisable) and all liabilities arising from or related to its default in paying the Put Option Price (or any portion thereof), and Swisslog shall have no further claims and demands for the payment of the Put Option Price (or any portion thereof) or arising from or related to such default by Otsaw in paying the applicable Put Option Prices.

7B.6	In the event that Swisslog exercises its right under Clause 7B.5(ii), Swisslog hereby grants to Otsaw and Otsaw Digital Pte. Ltd. the option to require Swisslog to sell all of the ordinary shares in the capital of Otsaw held by Swisslog or its related corporation (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) at a price of S$ 3.1 Million to be exercised latest within 5 Business Days prior to the completion of the transfer of Shares. Once the right under this Clause is exercised by Otsaw or Otsaw Digital Pte. Ltd., Clause 7C.3 below shall apply mutatis mutandis with Otsaw or Otsaw Digital Pte. Ltd. being the purchasing party and Swisslog being the selling party, the shares being transferred would refer to the ordinary shares in the capital of Otsaw in place of the Company, and references to the Company would be substituted by references to Otsaw. For the avoidance of doubt, the put option granted under this Clause 7B.6 may be exercised by Otsaw and/or Otsaw Digital Pte. Ltd. Completion of the transfers contemplated by Clause 7B.6 and Clause 7B.5(ii) shall occur simultaneously. Any corresponding payments under Clause 7B.5 and this Clause 7B.6 shall be set off against each other with the balance remaining payable by the relevant Party.

7B.7	Notwithstanding anything to the contrary in these Clauses 7B.5 and 7B. 6 and for the avoidance of doubt, in case Otsaw defaults in paying the Put Option Price on any tranche of the Put Option, Swisslog shall be free to (only) claim the payment of the Put Option Price pursuant to the SPA without being obliged to pursue or elect either of the options under sub-clause (i) or under sub- clause (ii) of Clause 7B.5.

7C.	CALL OPTION

7C.1	Call Option: In consideration of the mutual covenants, undertakings and agreements contained herein, Swisslog, on the date of this Agreement, hereby irrevocably grants to Otsaw a call option (the “Call Option”) to require Swisslog to sell an aggregate of all of the Shares of the Company held by Swisslog, whether in accordance with the schedule set out below or at any time before the respective date of each Tranche, (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) (the “Call Option Shares”) at the respective price set out below (the “Call Option Price”). The shareholding composition of each of the Shareholders at completion of the respective Tranche of Call Option Shares is reflected under Part B of Schedule 2 of this Agreement.

Number of Tranche	Date	Shares to be transferred from Swisslog to Otsaw	Call Option Price
1st (First) Tranche	1 (one) year from Completion Date	1,333 Shares	S$ 800,000
2nd (Second) Tranche	2 (two) years from Completion Date	1,333 Shares	S$ 800,000
3rd (Third) Tranche	3 (three) years from Completion Date	1,334 Shares	S$ 800,000

For the avoidance of doubt, Swisslog hereby agrees and acknowledges that Otsaw may exercise the Call Option at any time provided that the Call Option is exercised for all the three (3) Tranches at the same time.

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7C.2	Call Option Notice: Subject to the terms of this Clause 7C, on or after the respective date set out in Clause 7C.1, Otsaw may exercise the Call Option in relation to the respective Tranche or all Tranches by giving a notice in writing to Swisslog of its exercise of the Call Option in relation to that respective Tranche (the “Call Option Notice”).

7C.3	The completion of the transfer of each Tranche of Call Option Shares by Swisslog to Otsaw pursuant to the exercise of the Call Option shall take place within the period of thirty (30) days commencing immediately after the date of receipt by Swisslog of the Call Option Notice, such completion shall take place at the office of the Company, and at such completion:-

(a)	Swisslog shall deliver or have delivered to Otsaw a duly executed transfer in relation to the respective Tranche of the Call Option Shares in favour of Otsaw, and the relevant share certificate(s) and to do all acts and things necessary to complete such transfer;

(b)	Otsaw shall pay to Swisslog the respective Call Option Price provided that, any payments of the Call Option Price shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement or the SPA and further subject to the provisions of Clause 18.10; and

(c)	Otsaw shall procure the passing of resolutions by the Board of Directors of the Company approving the registration of the transfer of the respective Tranche of the Call Option Shares to Otsaw (subject to the transfer being duly stamped).

7C.4	If in any case Swisslog after having received a Call Option Notice makes default in transferring the respective Tranche of the Call Option Shares in accordance with the schedule set out above in Clause 7C.1, the Company may receive the respective Call Option Price and Otsaw shall be deemed to have appointed any one (1) Director or the secretary of the Company as its agent to execute a transfer of the Call Option Shares of the Company to Otsaw, and upon the execution of such transfer the Company shall hold the purchase money in trust for Swisslog. The receipt by the Company of the purchase money shall be a good discharge to Otsaw, and after Otsaw’s name has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

Stamp duties in connection with the Put Option and Call Option shall be borne by Otsaw. For the avoidance of doubt, in case the Put Option was exercised for a respective Tranche, the Call Option may not be exercised further with respect to such Tranche and vice-versa.

8	COMPULSORY TRANSFERS

8.1	Events of Default: If any Shareholder (a “Defaulting Shareholder”):

8.1.1	shall go into voluntary liquidation or a resolution is passed for the liquidation or winding up of the Shareholder, or any petition is filed in court (and is not withdrawn within sixty (60) days) or an order of the court is made for its compulsory liquidation or shall have a judicial manager, receiver or similar officer appointed in respect of any substantial part of its assets; or

8.1.2	shall compound or make any composition or arrangement with its creditors; or

8.1.3	shall become insolvent and the Defaulting Shareholder has failed to satisfy the other Shareholder (the “Non-Defaulting Shareholder”) of its ability to pay its debts within twenty-one (21) days of the date of the notice of default served under this Clause 8.1;or

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8.1.4	shall have any distress, execution, sequestration or other process levied or enforced upon or sued out against its property or assets which is not discharged within thirty (30) days; or

8.1.5	shall be acquired, merged into or amalgamated with any other company, corporation or other legal entity, without the prior written consent of the other Shareholders;

(each of the above being an “Event of Default”) then upon the Company or the Non-Defaulting Shareholder being aware of the Event of Default, the Non-Defaulting Shareholder shall be entitled to serve on the Defaulting Shareholder, a notice (the “Default Transfer Notice”) requiring to buy all Shares of the Company held by the Non-Defaulting Shareholder (the “Default Sale Shares”) at fair value of such Shares (and only in the case of Clause 8.1.5 above, with a discount of 40% applied to such fair value) as determined by an international third party independent valuer to be appointed by the Non-Defaulting Shareholder (with the Defaulting Shareholder’s consent which shall not be unreasonably withheld). All costs and expenses incurred in connection with the appointment of such third party independent valuer shall be borne by the Company.

8.2	Acceptance: Upon the Non-Defaulting Shareholder having served on the Defaulting Shareholder, a Default Transfer Notice, the Non-Defaulting Shareholder shall become bound to pay the price within thirty (30) days from the expiration of the date of the Default Transfer Notice (as may be prolonged until the valuation of the Shares is rendered as contemplated by Clause 8.1) and the Defaulting Shareholder shall be bound upon payment thereof to transfer the Default Sale Shares to the Non-Defaulting Shareholder, and such transfer shall not preclude or prejudice the rights and remedies available to a Non-Defaulting Shareholder against the Defaulting Shareholder for any liability, loss, damage, cost or expense (including, without limitation, legal fees and expenses).

8.3	Default in Transfer: If in any case the Defaulting Shareholder after having become bound as aforesaid makes default in transferring the Default Sale Shares, the Company may receive the purchase money and the Non-Defaulting Shareholder shall be deemed to have appointed any one (1) Director or the secretary of the Company as its agent to execute a transfer of the Default Sale Shares to the Non-Defaulting Shareholder, and upon the execution of such transfer the Company shall hold the purchase money in trust for the Defaulting Shareholder. The Company shall distribute such purchase money to the Defaulting Shareholder immediately upon receipt of a written request from the Defaulting Shareholder subject to the right of set off by the Company of all amounts which the Company is legally entitled to recover from the Defaulting Shareholder. The receipt of the Company for the purchase money shall be a good discharge to the Non-Defaulting Shareholder, and after the Non-Defaulting Shareholder’s name has been entered in the Register of Members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

9.	FINANCING

9.1	Without limiting the effect of Clauses 4.8 or 5.5, the Board shall determine from time to time the manner of providing finance for the Business, whether by way of contributions from Shareholders subscribing for new shares of the Company, by way of shareholders’ loans on such interest to be agreed by the Shareholders and/or by way of loans and other credit facilities from banks or other financial institutions, on such terms as the Board may resolve; provided that this shall be without prejudice to any Board Reserved Matter or Shareholder Reserved Matter. In the event that the Board or the Shareholders have approved a manner of providing finance for the Business, whether by way of contributions from Shareholders subscribing for new shares of the Company or by way of shareholders’ loans on such interest to be agreed by the Shareholders and in line with the other provisions of this Agreement (in particular the Board Reserved Matter or Shareholder Reserved Matter), the Shareholders shall use their reasonable endeavours to subscribe for new shares of the Company or to provide shareholders’ loans in accordance with their respective Shareholding Proportion.

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9.2	It is hereby agreed that in the event that the Board or the Shareholders have approved a manner of providing finance for the Business, whether by way of contributions from Shareholders subscribing for new shares of the Company or by way of shareholders’ loans on such interest to be agreed by the Board as a Restricted Matter, and any Shareholder is in default of any of its payment to the Company, the other Shareholder may make such payment to the Company notwithstanding that such payment would be in excess of its Shareholding Proportion of any liability, and:-

(i)	in the event that the manner of providing finance for the Business is by way of contributions from Shareholders subscribing for new shares of the Company, the Shareholder that has made such payment shall be issued Shares of the Company notwithstanding that this is in excess of its Shareholding Proportion and notwithstanding Clauses 4.8 and 5.5; and

(ii)	in the event that the manner of providing finance for the Business is by way of shareholders’ loans, the other Shareholder shall forthwith reimburse the Shareholder that has made such payment for all amounts paid in excess of its Shareholding Proportion of the liability and all costs and expenses reasonably incurred, in order to adopt such shareholder’s loan.

For the avoidance of doubt, the rights conferred in this Clause 9.2 are in addition to and shall not limit the rights and remedies of a Shareholder under Clause 8.

10.	CO-OPERATION

Co-Operation: The Shareholders shall use their reasonable endeavours to co-operate and work together in promoting the Business as well as the smooth and efficient administration and operations of the Company.

11.	DURATION AND TERMINATION

11.1	Duration: This Agreement shall take effect from the date hereof and shall continue until terminated in accordance with the provisions hereof or upon the Company being put into liquidation. If this Agreement is terminated in accordance with the provisions hereof, this Agreement (other than the clauses which shall survive termination, including without limitation this Clause 11, Clause 12 (Confidentiality and Non-competition), Clause 13 (Indemnity), Clause 17 (Arbitration), Clause 18.1 (Notices) and Clause 18.8 (Governing Law) shall be of no further effect.

11.2	Continuation of Agreement: If any Shareholder sells all of its shares of the Company in accordance with the provisions of this Agreement then subject to Clause 12, it shall be released from all of its obligations hereunder, and if, following any such transfer, there is more than one (1) Shareholder bound by the provisions of this Agreement, then this Agreement shall continue in full force and effect as between the continuing Shareholders.

11.3	Rights not Prejudiced: The termination of this Agreement howsoever caused and the ceasing by any Shareholder to hold any shares of the Company shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior to such termination or cessation and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination or cessation.

12.	CONFIDENTIALITY AND NON-COMPETITION

12.1	Confidential Information:

12.1.1	Each party hereto shall not and shall procure that the Company shall not except as authorised by the Board reveal to any person, firm or company any of the trade secrets, secret or confidential operations, processes or dealings or confidential information of any of the Shareholders or the Company or any information concerning the organisation, business, finances, transactions or affairs of any of the Shareholders or the Company which may come to his knowledge hereunder (collectively, the “Confidential Information”) and shall keep with complete secrecy all trade secrets and other confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to any of the Shareholders or the Company or its Business or may be likely so to do. These restrictions shall continue to apply after the termination of this Agreement without limit in point of time provided that:

(a)	this obligation shall not apply to any Confidential Information to the extent it is in the public domain (other than as a result of any act or breach of this Agreement by any party hereto or is already known to or independently developed by the recipient or received from a third party without any duty of confidentiality or is required to be disclosed by law);

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(b)	each of the parties may disclose Confidential Information to its servants, agents, officers, professional advisers and other consultants, only on a “need to know” basis for the purpose of the performance and exercise of its obligations under this Agreement provided that it must procure that each person to whom such disclosure is made is similarly bound to observe its (as the case may be) duties under this Clause 12;

(c)	any party may disclose or otherwise make public (by way of announcement or otherwise) Confidential Information to the extent required by the Singapore Exchange Securities Trading Limited or any other governmental or quasi- government authority, including (without limitation as set out under the Listing Manual of the Singapore Exchange Securities Trading Limited) and will give prior notification of any announcement to the other party; and

(d)	either party may disclose or make public Confidential Information to the extent required by law.

All parties shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only they themselves their directors, employees and/or agents whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

12.1.2	Disclosure by any party of any confidential information as set out in Clause 12.1 to any relevant planning authority, government or quasi-government department or agency, to any stock exchange pursuant to its rules and regulations from time to time shall not be a breach of this Clause 12.1. Each party shall notify the other parties of any such disclosure as soon as reasonably practicable.

12.2	Non-Competition Restrictions

12.2.1	Otsaw has a business presence in Singapore, Thailand, Malaysia, People’s Republic of China, United States of America, Indonesia and Australia, and intends to expand its business presence globally. Swisslog undertakes with Otsaw that it shall procure that Swisslog, the other members of the Vendor Group and any subsidiaries of Swisslog will not for a period of 5 years following the Completion Date:

(a)	directly or indirectly carry on, be engaged in or be economically interested in or manage or assist any business which is of the same or similar type to the Maintenance Operations within the Territories and which is or is likely to be in competition with the Maintenance Operations and/or relates to assets or activities which are of the same or similar type as the Automated Guided Vehicles within the Territories and which are or are likely to be in competition with the Maintenance Operations;

(b)	canvass or solicit the custom of any person, firm or company who has within the 12 months prior to Completion been a customer of the Vendor Group in relation to the Maintenance Operations or a customer of the Vendor Group in relation to the manufacture of the Automated Guided Vehicles, in each case with respect to a Restricted Business;

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(c)	use, cause to be used, register and/or cause to be registered any trade and service marks, business names and/or company names of or associated with or used in connection with the Maintenance Operations, within the Territories, save, for the avoidance of doubt, with respect to the Vendor Group Designations; or

(d)	directly or indirectly carry on, or be engaged in the AGV Manufacturing Operations or the manufacturing of the same or similar type of Automated Guided Vehicles within the Territories and whereby such same or similar type of Automated Guided Vehicles is or is likely to be in competition with Otsaw or a Purchaser Designee with respect to the Maintenance Operations or the Automated Guided Vehicles;

(“Restricted Business” means any restricted conduct or activity set forth in sub-clauses (a) and (d) above).

12.2.2	The Parties acknowledge and agree that Swisslog is carrying on the French AGV Business and such French AGV Business qualifies as an “Excluded Asset” pursuant to the terms and conditions of the SPA and shall therefore not be subject of the sale, purchase and transfer as contemplated by the SPA. To this end:

(a)	The French TransCar Contracts, the Swedish JBT Contract and the Canadian JBT Contract shall not be considered to be a breach of the non-competition restrictions pursuant to Clause 12.2.1. The Parties agree that there shall be no renewals or extensions of the French TransCar Contracts, the Swedish JBT Contract and the Canadian JBT Contract upon the expiry or termination of these contracts.

(b)	The French AGV Business shall not be subject to the non-competition restrictions pursuant to Clause 12.2.1 for as long as it is only conducted in France, and there shall be no other business activities relating to the Automated Guided Vehicles in France other than pursuant to the French TransCar Contracts to which Clause 12.2.2(a) shall apply.

12.2.3	Otsaw acknowledges and agrees that (i) Swisslog is part of a group of companies and that the non-compete restrictions pursuant to this Clause 12.2 are only binding on Swisslog, the other members of the Vendor Group and subsidiaries of Swisslog (the “Restricted Entities”) and (ii) the non-compete restrictions pursuant to this Clause 12.2 are not binding on any other Affiliates of the Restricted Entities. The Restricted Entities shall not be regarded as having an indirect interest or engagement in any business, conduct or other activity in case only such other Affiliates of the Restricted Entities are involved or engaged in such business, conduct or other activity.

12.2.4	Swisslog shall procure that the other Restricted Entities comply with the non-compete restrictions pursuant to this Clause 12.2.

13.	INDEMNITY

Indemnity: In the event that any Shareholder hereto shall be in breach of this Agreement, such party shall indemnify the other Shareholder hereto against and save harmless from any and all claims, losses, damages, costs, expenses and deficiencies including legal fees on a full indemnity basis, suffered, incurred or sustained by the other Shareholder hereto and in consequence of or in relation to any breaches of this Agreement. For this purpose, the losses suffered by a Shareholder shall include any claims, losses, damages, costs, expenses and deficiencies suffered, incurred or sustained by the Company, in proportion to its relative shareholding in the Company.

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14.	FORCE MAJEURE

Force Majeure: No claim for damage or any other remedy shall arise out of any breach of, or any failure to perform any of the obligations arising under, this Agreement if such breach or failure is caused by any force majeure event, provided that such party uses its best endeavours to avoid or mitigate all adverse effects of such force majeure.

15.	GOOD FAITH AND RELATIONSHIP BETWEEN PARTIES

15.1	Entire Agreement: This Agreement embodies all the terms and conditions agreed upon between the Parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the parties hereto with respect to the subject matter hereof, whether such be written or oral. No modification or amendment of this Agreement and no waiver of any of the terms and conditions hereof shall be valid unless made in writing and signed by all Shareholders.

15.2	Carrying into Effect: The Parties hereto hereby agree and declare that they will execute and do all such acts and things as are necessary and within their power and authority for the time being to carry into effect and/or to comply with the provisions of this Agreement.

15.3	Partnership: Nothing in this Agreement shall be construed to imply the existence of a partnership between the Parties hereto other than as Shareholders in the Company in accordance with the terms of this Agreement or to make one party hereto the representative or agent of any other party hereto or render such party liable or bound by any act or omission of any other party hereto.

16.	SWISSLOG CEASING TO BE A SHAREHOLDER

The Parties hereby agree that in the event that Swisslog ceases to be a Shareholder of the Company, the Company may nevertheless continue to carry on a business whether similar to the Business (or any part of it) or otherwise, under a title or name comprising or containing the word “Swisslog” or any other trademarks or designations of Swisslog and any of its Affiliates (collectively the “Swisslog Designations”), subject to the Parties agreeing on a royalty fee and any other market standard terms (collectively, the “Designation Terms”). If the Parties fail to agree on such Designation Terms, the Company and any of its Related Corporations, shall cease and desist to use the Swisslog Designations within 3 months but in any event within 5 months of Swisslog ceasing to be a Shareholder.

17.	ARBITRATION

17.1	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Cause.

17.2	The seat of the arbitration shall be Singapore.

17.3	The Tribunal shall consist of one arbitrator.

17.4	The language to be used in the arbitral proceedings shall be English.

17.5	The law for the arbitration agreement shall be Singapore law.

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18.	MISCELLANEOUS

18.1	Notices: All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by electronic mail at his or its electronic mail address set out below (or to such other address or electronic mail address as any party may from time to time notify the others):-

(1)	Otsaw

Address: 12 Kaki Bukit View #04-00, Singapore 415948
Email address:Tobias@otsaw.com.sg / raymond@otsaw.com.sg
Attention: Tobias Klesen / Raymond Lee

(2)	Swisslog

c/o Swisslog Healthcare Holding AG

Address: Webereiweg 3, 5033 Buchs AG, Switzerland

Email address: robert.oldin@swisslog-healthcare.com Florian.Dorow@kuka.com
Attention: Robert Oldin, Florian Dorow

with a copy to (which shall not constitute notice):

c/o Luther LLP

Address: 4 Battery Road, Bank of China Building #25-01, Singapore 049908,
Singapore

Email address: clemens.leitner@luther-lawfirm.com
Attention: Clemens Leitner

(3)	Company

Address: 12 Kaki Bukit View #04-00, Singapore 415948

Email address:Tobias@otsaw.com.sg / raymond@otsaw.com.sg
Attention: Tobias Klesen / Raymond Lee

Any such notice, demand or communication shall be deemed to have been duly served (if given by electronic mail) immediately upon receiving acknowledgment of receipt from the intended recipient via the electronic mail (as the case may be) or (if given or made by letter) five (5) Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

18.2	Illegality: Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

18.3	Waiver of Breach: Any waiver of any breach of this Agreement shall not be deemed to apply to any succeeding breach of the provision or of any other provision of this Agreement. No failure to exercise and no delay in exercising on the part of any of the parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

18.4	Counterparts: This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which shall be taken together to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the relevant parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

18.5	Assignment: No Party shall be entitled to assign any right or delegate any responsibility under this Agreement without the prior written consent of the other Party.

18.6	Benefit of Agreement: This Agreement shall be binding on and shall ensure for the benefit of each Shareholder’s successors and permitted assigns.

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18.7	Contracts (Rights of Third Parties) Act: Except for Otsaw Digital Pte. Ltd., a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to rely upon or enforce any of its terms.

18.8	Governing Law: This Agreement is governed by, and shall be construed in accordance with, the laws of Singapore.

18.9	Costs: Each Party shall bear its own legal and other costs and expenses incurred in connection with this Agreement.

18.10	Set Off: Any payments to be made by any Party under this Agreement shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement, the relevant Transaction Documents or otherwise provided that: (a) other than for any set-off or deduction or counterclaim for any Contract Compensation (i) the relevant claim underlying the set-off or deduction or counterclaim must have been duly notified to the relevant other parties in accordance with the provision of this Agreement or the relevant other Transaction Documents before, and (ii) if the applicable parties fail to agree on the amount of such claim, the party notifying the claim must duly process such claim and initiate court or arbitral proceedings (as applicable) latest within 6 months following notification of such claim (failing to do so forfeits the right to make such set-off, deduction or counterclaim under this Clause); and (b) for any set-off or deduction or counterclaim for any Contract Compensation, (i) if Swisslog and Otsaw agree on the Revenue Statement, the amount of the Contract Compensation determined based on the Revenue Statement, and (ii) if Swisslog and Otsaw cannot agree on the Revenue Statement within 30 Business Days following the lapse of the Revenue Period, (x) until the decision of the Independent Expert is made, the limits for the Contract Compensation as set forth in Schedule 6 of the SPA for that relevant year (unless Otsaw demands a lower amount, then such lower amount) or (y), following the decision of the Independent Expert, the amount of the Contract Compensation determined based on the Revenue Statement after it is reviewed, calculated and determined by the Independent Expert.

18.11	Time of the Essence: Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties hereto but, subject to Clause 14, as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

18.12	Entire Agreement: This Agreement embodies the entire terms and conditions agreed upon by the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects any previous agreement, understanding, letter of intent, representation, warranty, undertaking and arrangement of any nature whatsoever amongst the Parties with respect to the subject matter hereof, whether such be written or oral.

18.13	Variation: No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

18.14	Partial Invalidity: The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

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SCHEDULE 1
SPA

22

DATED 16 NOVEMBER 2021

BETWEEN

Swisslog Healthcare Holding AG
(as vendor)

Otsaw Technology Solutions Pte. Ltd.
(as purchaser)

AND

Otsaw Digital Pte. Ltd.
(as guarantor)

MASTER ASSET SALE AGREEMENT

relating to the Sale and Purchase of Specific Swisslog Assets in
Singapore, Germany, Italy, Netherlands, Norway and Switzerland

i

SCHEDULES AND EXHIBITS

SCHEDULE 1:	DISCLOSURE SCHEDULE

SCHEDULE 2:	CONDITIONS PRECEDENT

SCHEDULE 3:	VENDOR GROUP

SCHEDULE 4:	VENDOR GROUP’S REPRESENTATIONS AND WARRANTIES

SCHEDULE 5:	FORM OF DEED OF NOVATION

SCHEDULE 6:	CONSIDERATION ADJUSTMENTS

SCHEDULE 7:	VENDOR GROUP DESIGNATIONS

SCHEDULE 8:	FULLY-DILUTED SHAREHOLDING STRUCTURES OF PURCHASER AND JV COMPANY

EXHIBIT A:	FORM OF SERVICE AGREEMENT

EXHIBIT B:	FORM OF SHAREHOLDERS AGREEMENT

ii

THIS MASTER ASSET SALE AGREEMENT (this “Agreement”) is made on 16 November 2021:

BETWEEN:

(1)	Swisslog Healthcare Holding AG (Company Registration No. CHE-317.331.234), a company incorporated in Switzerland whose registered office is at Webereiweg 3, 5033 Buchs AG, Switzerland (the “Vendor”);

(2)	Otsaw Technology Solutions Pte. Ltd. (Company Registration No. 202033912W), a company incorporated in Singapore whose registered office is at 12 Kaki Bukit View #04-00, Singapore 415948 (the “Purchaser”);

AND

(3)	Otsaw Digital Pte. Ltd. (Company Registration No. 201511868R), a company incorporated in Singapore whose registered office is at 12 Kaki Bukit View #04-00, Singapore 415948 (the “Guarantor”);

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)	The Vendor, its subsidiaries and certain related corporations are engaged in the business of (i) developing and manufacturing the Automated Guided Vehicles (as defined below) which are sold to and used by customers, and (ii) providing maintenance services in respect of the Automated Guided Vehicles under service contracts. This business is carried out in several countries, including Singapore, Germany, Italy, Netherlands, Norway and Switzerland. The customers of this business are mainly hospitals and contractors engaged by hospitals.

(B)	The Purchaser desires to purchase, and the Vendor desires to sell and transfer the Transferred Assets (as defined below) and the Purchaser desires to assume the Assumed Liabilities (as defined below) on the terms and subject to the conditions set out in this Agreement.

(C)	The Purchaser will incorporate a new private limited company in Singapore (the “JV Company”) between the date of this Agreement and Completion and the name reserved for the JV Company is Otsaw Swisslog Healthcare Robotics Pte. Ltd. which shall act as the designee of the Purchaser for the sale, purchase and transfer of the Transferred Assets and the assumption of the Assumed Liabilities, it being understood that the JV Company may from time to time further incorporate wholly-owned subsidiaries which might act as the designee of the Purchaser hereunder in lieu of the JV Company. It is intended that the JV Company shall carry on the business of the Maintenance Operations and own the Intellectual Property Rights in relation to the Automated Guided Vehicles, on the terms and subject to the conditions set out in this Agreement.

(D)	In consideration for the Vendor to enter into this Agreement, the Guarantor desires to guarantee certain obligations of the Purchaser under or in connection with this Agreement, on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1.	In this Agreement, the Schedules and the Exhibits, except where the context otherwise requires, the following expressions bear the following meanings:

“Accounts Receivable” means all receivables owing to the Vendor Group relating to the Transferred Assets and/or the Maintenance Operations by any of its trade debtors or customers as at the Completion Date, including those identified in Part 1 of the Disclosure Schedule.

“Actual Revenue” has the meaning ascribed to it in Clause 10.2.

“Advance Payments” means advance payments and deposits received by the Vendor Group from customers under the Contracts as at the Completion Date for services to be performed after the Completion Date, and a list of such Advance Payments as of the date of this Agreement is set forth in Part 1 of the Disclosure Schedule.

“Affiliate” means, with respect to a person, any person that directly or indirectly Controls, is directly or indirectly Controlled by or is under direct or indirect common Control with such person.

“AGVs” or “Automated Guided Vehicles” means the “TransCar” automated guided vehicles developed by the Vendor and/or other members of the Vendor Group, and which were manufactured by KUKA AG and/or any of its Affiliates, including those identified in Part 1 of the Disclosure Schedule.

“AGV Manufacturing Operations” means the operations of manufacturing the Automated Guided Vehicles as carried on by KUKA AG or any of its Affiliates from time to time, which Automated Guided Vehicles are sold to and used by customers of the Vendor Group.

“Ancillary Agreements” means the Service Agreements, the Shareholders Agreement and the Local Transfer Agreements.

“Anticipated Revenue” has the meaning ascribed to it in Clause 10.1.

“Assumed Liabilities” has the meaning ascribed to it in Clause 2.3.

“Books and Records” means all manuals, documents, information and business records (including accounting books and other financial records) relating to the Automated Guided Vehicles, the Transferred Assets and/or the Maintenance Operations as of the Completion Date, including those identified in Part 1 of the Disclosure Schedule.

“Business Day” means a day on which banks are generally open for business in Singapore and Frankfurt, Germany (other than Saturdays, Sundays and days which are gazetted or otherwise declared as public holidays).

“Canadian JBT Contract” means the contract concluded with Humber River Regional Hospital (Canada) and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in Canada.

“Cash Balance” means cash and cash equivalents, any cash in hand and at bank and any cheques, bills, notes or securities held by the Vendor Group relating to the Transferred Assets and/or the Maintenance Operations or otherwise, excluding the Advance Payments.

“Cash Price” has the meaning ascribed to it in Clause 3.1(a).

“Companies Act” means the Companies Act, Chapter 50 of Singapore.

“Completion” means the completion of the sale and purchase of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to Clause 8.

“Completion Date” means (i) the last Business Day of the calendar month in which the last Condition Precedent is fulfilled or waived (other than those Conditions Precedent that by their terms may only be fulfilled at Completion but subject to the fulfilment or waiver of those Conditions Precedent at such time) or (ii) such other date as may be agreed in writing between the Purchaser and the Vendor.

“Conditions Precedent” means the conditions precedent set forth in Schedule 2.

“Consideration” means the consideration for the sale, purchase and transfer of the Transferred Assets, being the consideration specified in Clause 3.1.

“Consideration Adjustments” means the adjustments set out in Schedule 6 and as referred to in Clause 10 respectively.

“Contingent Shared Contract” has the meaning ascribed to it in Clause 7.3.

“Contingent Transferred Contract” has the meaning ascribed to it in Clause 7.2.

“Contract Compensation” has the meaning ascribed to it in Clause 10.5.

“Contract Notice” has the meaning ascribed to it in Clause 7.2(b).

“Contract Party” has the meaning ascribed to it in Clause 7.2.

“Contracts” means the service and maintenance contracts which are identified in Part 1 of the Disclosure Schedule.

“Control” means (and its permutations shall have correlative meanings) with respect to any person, the power to direct, directly or indirectly, the management, operations or business of such person, either by ownership over voting securities, contracts or otherwise.

“Dataroom” means the virtual dataroom set up for “Project Pilatus” accessible at https://www.securedocs.com/ (Project Pilatus – AGV Transaction) the content of which is evidenced by the Dataroom Media.

“Dataroom Media” has the meaning ascribed to it in Clause 8.2(e).

“De Minimis Amount” has the meaning ascribed to it in Clause 13.4.

“Disclosed” means fully and fairly disclosed in Part 2 of the Disclosure Schedule and with sufficient detail so as to enable a reasonable experienced purchaser, assisted by professional advisers, to identify and assess the nature, relevance and scope of the facts, matters and circumstances so disclosed.

“Disclosure Schedule” means the disclosure schedule as attached to this Agreement as Schedule 1.

“Eligible Third Party Proceeds” has the meaning ascribed to it in Clause 13.9.

“Employment Offer” has the meaning ascribed to it in Clause 6.3.

“Encumbrance” means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

“Excluded Assets” has the meaning ascribed to it in Clause 2.2.

“Excluded Liabilities” has the meaning ascribed to it in Clause 2.4.

“Existing Policies” has the meaning ascribed to it in Clause 5.3.

“French AGV Business” means the business of (i) developing and manufacturing the Lamcar automated guided vehicles which are sold to and used by customers in France, and (ii) providing maintenance services in respect of (a) the Lamcar automated guided vehicles under service contracts in France and (b) the French TransCar Contracts.

“French TransCar Contracts” means the contracts concluded with (i) France - Chu Sud Francilien and (ii) France - Hopital Bourgoin Jallieu and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in France.

“Guaranteed Liabilities” has the meaning ascribed to it in Clause 19.1(a).

“Indemnity Notice” has the meaning ascribed to it in Clause 13.2.

“Independent Expert” has the meaning ascribed to it in Clause 9.3.

“Intellectual Property” means the Intellectual Property Rights owned and used by the Vendor Group to the extent relating to the Automated Guided Vehicles, the Transferred Assets and/or the Maintenance Operations as at the Completion Date, including those which are identified in Part 1 of the Disclosure Schedule (which excludes, for the avoidance of doubt, the Vendor Group Designations).

“Intellectual Property Rights” includes patents, know-how, trade secrets and other confidential information, registered designs, copyrights, design rights, trademarks, service marks, business or brand names, domain names, registrations of and applications to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off and all relevant rights for the enforcement and protection thereof.

“JV Company” has the meaning ascribed to it in Recital (C).

“JV Company Shares” has the meaning ascribed to it in Clause 3.1(c).

“JV Company Shares Put and Call Option” has the meaning ascribed to it in Clause 21.

“KUKA AG” means KUKA Aktiengesellschaft, the ultimate parent company of the Vendor.

“Liabilities” means all liabilities, duties and obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed, know or unknown, and whether owed or incurred severally or jointly and as principal or surety or other howsoever, and “Liability” means any one of them.

“Local Transfer Agreements” has the meaning ascribed to it in Clause 8.4(c).

“Long-Stop Date” has the meaning ascribed to it in Clause 4.4.

“Losses” means all losses, liabilities, costs (including, without limitation, legal costs), charges, expenses, penalties, actions, proceedings, claims and demands.

“Maintenance Operations” means the provision of maintenance services in respect of the Automated Guided Vehicles under the Contracts carried on in the Territories and which customers are mainly hospitals and contractors engaged by hospitals.

“Manufacturing Agreement” means the manufacturing agreement entered into between KUKA AG and the Vendor for the manufacturing of the Automated Guided Vehicles as in force as of the date of this Agreement.

“OTSAW Shares” has the meaning ascribed to it in Clause 3.1(b).

“Payables and Debts” means any and all payables and debts and other forms of monetary indebtedness owed by the Vendor Group to third parties relating to the Transferred Assets and/or the Maintenance Operation as at the Completion Date, including those identified in Part 1 of the Disclosure Schedule.

“Payment Related Claims” means any Vendor Indemnity Claim related to the payment of the Consideration, the Put Option, the JV Company Shares Put and Call Option, the Remaining Stock and Inventory Price and the valuation protection pursuant to Clause 20A.

“Performance Bond Contracts” has the meaning ascribed to it in Clause 5.5.

“Post-Completion Operations” has the meaning ascribed to it in Clause 10.3.

“Preliminary Allocation” has the meaning ascribed to it in Clause 9.1.

“Purchaser’s Allocation Notice” has the meaning ascribed to it in Clause 9.2.

“Purchaser Designee” has the meaning ascribed to it in Clause 1.5.

“Purchaser Liquidity Event” has the meaning ascribed to it in Clause 20.1.

“Purchaser Portion of the Shared Contract” has the meaning ascribed to it in Clause 7.3.

“Purchaser Warranties” has the meaning ascribed to it in Clause 12.1.

“Put Option” has the meaning ascribed to it in Clause 20.1.

“Put Option Completion” has the meaning ascribed to it in Clause 20.4.

“Put Option Completion Date” has the meaning ascribed to it in Clause 20.4.

“Put Option Notice” has the meaning ascribed to it in Clause 20.1.

“Put Option Price” has the meaning ascribed to it in Clause 20.2.

“Put Option Shares” has the meaning ascribed to it in Clause 20.1.

“Recovery Claim” has the meaning ascribed to it in Clause 13.2.

“Related Corporation” shall have the meaning given under Section 6 of the Companies Act.

“Relevant Transaction Documents” has the meaning ascribed to it in Clause 11.1(a).

“Remaining Stock and Inventory Price” has the meaning ascribed to it in Clause 17.4.

“Restricted Business” has the meaning ascribed to it in Clause 18.1.

“Restricted Entities” has the meaning ascribed to it in Clause 18.3.

“Revenue Period” has the meaning ascribed to it in Clause 10.1.

“Revenue Statement” has the meaning ascribed to it in Clause 10.2.

“Salaried Employees” has the meaning ascribed to it in Clause 6.1.

“Service Agreements” has the meaning ascribed to it in Clause 8.4(a).

“Shared Contract” has the meaning ascribed to it in Clause 7.3.

“Shareholders Agreement” has the meaning ascribed to it in Clause 8.4(b).

“Singapore Dollar(s)” and “S$” mean the lawful currency of Singapore.

“Stock and Inventory” means the spare parts, stock, raw materials, and work in progress owned by the Vendor Group from time to time and which are used or intended to be used in connection with the Automated Guided Vehicles, the Transferred Assets and/or the Maintenance Operations.

“Straddle Period” means any taxable period that begins on or before and ends after the Completion Date.

“Surviving Clauses” means Clause 1, Clause 13, Clause 15, Clause 22.1, Clause 22.3, Clause 22.5, Clause 22.11, Clause 22.15 and Clause 22.18.

“Swedish JBT Contract” means the contract concluded with Karolinska, Huddinge Sjukehus, Stockholm and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in Sweden.

“Taxation” or “Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto.

“Territories” means the world.

“Third Party Claim” has the meaning ascribed to it in Clause 14.1.

“Third Party Consents” means all consents, licences, approvals, authorisations or waivers required from third parties for the conveyance, transfer or assignment in favour of a Purchaser Designee of any of the Transferred Assets and on terms reasonably acceptable to the Purchaser and the Vendor, and “Third Party Consent” means any one of them.

“Threshold” has the meaning ascribed to it in Clause 13.4.

“Transaction Documents” means this Agreement and the Ancillary Agreements.

“Transaction Tax” has the meaning ascribed to it in Clause 22.9.

“Transferred Assets” means the assets, properties and rights agreed to be sold pursuant to Clause 2 (for the avoidance of doubt, other than the Excluded Assets).

“VAT or GST” has the meaning ascribed to it in Clause 3.4.

“Vendor Claims” means all rights and claims of the Vendor Group relating to the Transferred Assets and/or the Maintenance Operations arising at any time after Completion and with respect to any events, matter and circumstances occurring after the Completion Date provided that any and all rights and claims of the Vendor Group under the Contracts shall follow the provisions set forth for “Contracts” in this Agreement, in particular the provisions for the transfer of Contracts pursuant to Clause 7.

“Vendor Employee” has the meaning ascribed to it in Clause 6.1.

“Vendor Group” means the Vendor and its subsidiaries which are identified in Schedule 3.

“Vendor Group Designations” means the brands and designations of Vendor and its Affiliates set forth in Schedule 7, which exclude the brands and designations exclusively used by the Vendor Group relating to the Automated Guided Vehicles, the Transferred Assets, the Maintenance Operations.

“Vendor Indemnity Claim” has the meaning ascribed to it in Clause 15.2.

“Vendor Indemnity Notice” has the meaning ascribed to it in Clause 15.2.

“Vendor Performance Bonds” has the meaning ascribed to it in Clause 5.5.

“Vendor Portion of the Shared Contract” has the meaning ascribed to it in Clause 7.3.

“Vendor Warranties” has the meaning ascribed to it in Clause 11.2.

1.2.	The Schedules and Exhibits to this Agreement shall be deemed to form part of this Agreement. In case of inconsistencies or discrepancies between the Exhibits and Schedules and the body of this Agreement, the body of this Agreement shall prevail.

1.3.	The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined herein) denoting the singular number only shall include the plural and vice versa. The words “written” and “in writing” include any means of visible reproduction. References to “Clauses”, “Schedules” and “Exhibits” are to be construed as references to Clauses of, and Schedules to, and Exhibits to this Agreement. References to any agreement or document including this Agreement shall include such agreement or document as amended, modified, varied, novated, supplemented or replaced from time to time. The words “including”, “in particular’’ and words of similar import when used in this Agreement shall not be given a restrictive meaning and shall mean “including without limitation”, unless the context otherwise requires or unless otherwise specified.

1.4.	A Contract being “novated” or a “novation” of such Contract or any similar term means that all rights under such Contract are transferred to a Purchaser Designee and the Assumed Liabilities under such Contract are assumed by a Purchaser Designee, in each case in lieu and in discharge of the Vendor or the relevant member of Vendor Group from any Assumed Liabilities under or in connection with such Contract. A “transfer’’ of a Contract shall be understood as such novation of the applicable Contract.

1.5.	Notwithstanding anything to the contrary in this Agreement, the Purchaser shall designate the JV Company to purchase the Transferred Assets and assume the Assumed Liabilities and no such Transferred Assets and Assumed Liabilities shall be directly transferred to or assumed by the Purchaser provided that the JV Company may further incorporate wholly-owned subsidiaries in the applicable local jurisdictions to purchase the Transferred Assets and assume the Assumed Liabilities (the JV Company and each such wholly-owned subsidiary, each a “Purchaser Designee”) and further provided that, for the avoidance of doubt, this shall be without prejudice to any Liability of the Purchaser under this Agreement or any other Transaction Document.

1.6.	For ascertaining and identifying the Transferred Assets, Assumed Liabilities, Excluded Assets and Excluded Liabilities, Completion shall deem to occur as of 00.00 am as of the Completion Date.

1.7.	The term “TransCar” as used in this Agreement or any other Transaction Document derives from, and shall be interpreted pursuant to, the “TransCar” documentation as set forth in folder 28.1.2.3 – Technical Designs of the Dataroom. For the avoidance of doubt, “TransCar” forms part of the Intellectual Property.

2.	SALE AND TRANSFER

2.1.	Subject to the terms and conditions of this Agreement, the Vendor hereby agrees to sell and transfer, or cause the other members of the Vendor Group to sell and transfer, and the Purchaser hereby agrees to cause a Purchaser Designee to purchase, at Completion, all of the Vendor Group’s rights, title and interest in and to (collectively the “Transferred Assets”):

(a)	the Contracts;

(b)	the Books and Records;

(c)	the Intellectual Property;

(d)	Vendor Claims; and

(e)	the Advance Payments;

as the same may exist immediately prior to Completion and such Transferred Assets shall (unless otherwise specified in this Agreement) as part of the sale and transfer be assigned, conveyed and/or delivered to, and acquired and/or assumed by a Purchaser Designee, at Completion free of Encumbrances.

2.2.	For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, except for the Transferred Assets, all other assets, properties or rights, of the Vendor Group (collectively, and including the assets, properties and rights listed below, the “Excluded Assets”) shall be retained by the Vendor Group and shall be excluded from the Transferred Assets, including the Vendor Group’s rights, title and interest in and to, the following assets, properties and rights:

(a)	the Cash Balance;

(b)	all Accounts Receivables;

(c)	any Tax credit accruing or any other Tax refund to the Vendor Group relating to the Transferred Assets and/or the Maintenance Operations for any period prior to the Completion Date (including any Straddle Period which is allocable to that portion of the Straddle Period ending before the Completion Date);

(d)	the Vendor Group Designations;

(e)	any assets, properties and rights related to the AGV Manufacturing Operations;

(f)	the French AGV Business; and

(g)	the Vendor Portion of the Shared Contracts as contemplated by Clause 7.

2.3.	Save for all Contingent Transferred Contracts or the Purchaser Portion of the Shared Contracts qualifying as a Contingent Shared Contract, to which Clause 7.5 shall apply until, for the avoidance of doubt, such Contracts have been transferred to a Purchaser Designee pursuant to a novation as contemplated by Clause 7, the Purchaser hereby agrees, effective as of Completion, to cause a Purchaser Designee to assume and cause a Purchaser Designee to pay, discharge and perform, in accordance with their terms, any and all Liabilities arising out of or relating to the ownership or use of the Transferred Assets or the operation or conduct of the Maintenance Operations, in each case from and after Completion, including (i) Taxes to the extent such Taxes are attributable or imposed on the Transferred Assets or the Maintenance Operations for any period beginning on or after the Completion Date or any Straddle Period which is allocable to that portion of the Straddle Period ending after the Completion Date, and (ii) any and all Liabilities to the extent required to be performed on or after the Completion Date under any Contract constituting part of the Transferred Assets; except in each case to the extent that (a) any such Liabilities are Excluded Liabilities or (b) otherwise are the express responsibility of the Vendor hereunder (collectively, the “Assumed Liabilities”).

2.4.	Notwithstanding any other provisions of this Agreement, the Purchaser or any Purchaser Designee, shall not assume or be liable for (i) any and all Liabilities to the extent arising out of or relating to the Excluded Assets and (ii) any and all Liabilities arising out of or relating to the ownership or use of the Transferred Assets or the operation or conduct of the Maintenance Operations, in each case prior to Completion including (a) Taxes to the extent such Taxes are attributable or imposed on the Transferred Assets or the Maintenance Operations for any period ending on or before the Completion Date or any Straddle Period which is allocable to that portion of the Straddle Period ending before the Completion Date, (b) the Payables and Debts and (c) any and all other Liabilities to the extent required to be performed before the Completion Date under any Contract constituting part of the Transferred Assets (collectively, the “Excluded Liabilities”).

2.5.	The Parties agree that the following Transferred Assets shall as part of the sale and transfer be assigned, conveyed and delivered to a Purchaser Designee at Completion in the following manner:

(a)	in the case of the Books and Records, as follows: To the extent the Books and Records are in the physical or intermediate possession of, controlled by or held by the Vendor or a member of the Vendor Group, the Vendor, or the applicable member of the Vendor Group, shall transfer such possession (whether by physical delivery or, with respect to Books and Records whose nature does not make a physical delivery feasible, by signs or declaration, as may be practicable) to a Purchaser Designee. Furthermore, if the applicable Purchaser Designee, for any other reason, does not obtain possession of any of the Books and Records, the Vendor or the applicable member of the Vendor Group, will hold such Books and Records as agent of and in trust for the applicable Purchaser Designee;

(b)	in the case of the Contracts and the Vendor Claims, by means of a transfer of the relevant rights and assumption of the relevant Liabilities pursuant to a novation and, if required, by obtaining the necessary Third Party Consents. For the avoidance of doubt, reference is made to Clause 7; and

(c)	In the case of Intellectual Property, by way of assignment and/or transfer of such Intellectual Property.

2.6.	Part 1 of the Disclosure Schedule might be mutually updated by the Vendor and the Purchaser 1 Business Day prior to the Completion Date to the extent required to depict any fluctuations in the Transferred Assets between the date of this Agreement and Completion Date.

3.	CONSIDERATION

3.1.	The consideration payable by the Purchaser for, collectively, the sale and transfer of the Transferred Assets and the performance by the Vendor of its obligation to continue to employ and bear the salaries of the Salaried Employees under Clause 6.1 (the “Consideration”) shall be as follows:

(a)	S$ 1.5 Million in cash (the “Cash Price”); plus

(b)	36,613 ordinary shares in the Purchaser corresponding to a value of S$3.1 Million and furthermore corresponding to an approximately 5.1% ownership in the Purchaser on a fully-diluted basis as of Completion (the “OTSAW Shares”); plus

(c)	4,000 ordinary shares fully paid at an issue price of S$1.00 each in the JV Company corresponding to a 40% ownership in the JV Company on a fully-diluted basis as of Completion (the “JV Company Shares”), and subject to (i) the Consideration Adjustments as per Clause 10; and (ii) a deduction for an amount equivalent to the Advance Payments.

3.2.	The Consideration shall become payable by the Purchaser as set forth in this Agreement.

3.3.	Wherever in this Agreement provision is made for the payment by one Party to another, such payment shall be effected by telegraphic transfer to the account specified by the Party entitled to payment in writing on or before the due date for payment. Payment of such sum shall be a good discharge to the payer of its obligation to make such payment.

3.4.	The Consideration shall be exclusive of any value added or general sales Taxes (collectively “VAT or GST”) and if VAT or GST is properly chargeable on the Consideration or certain parts thereof, the Purchaser or a Purchaser Designee shall pay the Vendor or the relevant member of the Vendor Group (in addition to the Consideration) the amount of such VAT or GST within 5 Business Days of receipt of a VAT or GST invoice in compliance with applicable laws.

4.	CONDITIONS PRECEDENT

4.1.	The obligations of the Parties to consummate Completion is conditional upon satisfaction and/or waiver of the Conditions Precedent set out in Schedule 2.

4.2.	The Vendor may at any time waive in whole or in part and conditionally or unconditionally the Condition Precedent set out in paragraph 4 of Schedule 2 by notice in writing to the Purchaser.

The Purchaser may at any time waive in whole or in part and conditionally or unconditionally the Conditions Precedent set out in paragraphs 2 and 3 of Schedule 2 by notice in writing to the Vendor.

4.3.	The Vendor and the Purchaser may at any time mutually agree in writing to waive in whole or in part and conditionally or unconditionally the Conditions Precedent set out in paragraph 1 of Schedule 2.

4.4.	The Purchaser shall use its reasonable endeavours (at its own expense) to procure that the Conditions Precedent set out in paragraph 1 (to the extent related to the Purchaser or any Purchaser Designee) and paragraphs 2 and 4 of Schedule 2 shall be fulfilled as soon as reasonably practicable, and in any case on or before 31st December 2021 or such other date as the Purchaser and Vendor may agree in writing (the “Long-Stop Date”).

4.5.	The Vendor shall use its reasonable endeavours (at its own expense) to procure that the Conditions Precedent set out in paragraph 1 (to the extent related to the Vendor or any member of Vendor Group) and paragraph 3 of Schedule 2 shall be fulfilled as soon as reasonably practicable, and in any case on or before the Long-Stop Date.

4.6.	If any of the Conditions Precedent set out in Schedule 2 shall not have been satisfied and fulfilled or otherwise waived pursuant to Clause 4.2 or Clause 4.3 on or before the Long-Stop Date, then, if not otherwise agreed in writing by the Vendor or the Purchaser, the provisions of this Agreement (other than this Clause 4.6 and the Surviving Clauses) shall from such date ipso facto cease and determine and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise save in respect of any antecedent breach of this Agreement.

4.7.	Each of the Purchaser and the Vendor shall inform promptly the other Party in writing upon becoming aware of any facts, matter or circumstance resulting, or reasonably likely to result, in a Condition Precedent not being fulfilled as of the Completion Date.

5.	ACTION PENDING COMPLETION

5.1.	The Vendor undertakes with the Purchaser that the Vendor shall procure that, pending Completion, the Maintenance Operations will be carried on as a going concern solely in the ordinary course of business, save insofar as agreed in writing by the Purchaser, and the Vendor Group shall not except with the prior written consent of the Purchaser (which shall not be unreasonably withheld, delayed or conditioned):

(a)	make any material change in the nature of the Maintenance Operations carried on at the date of this Agreement as regards the nature, scope or the manner of conducting the same;

(b)	make purchases of Stock and Inventory exceeding S$100,000 in aggregate for each calendar month determined cumulatively (for that month and by all of the Vendor Group in aggregate);

(c)	sell, transfer, lease, assign, encumber, dispose of or part with control of any interest in all or any part of the Transferred Assets outside the ordinary course of business;

(d)	enter into any long term contract or long term commitment (at least applicable for more than 12 months) relating to the Transferred Assets and/or the Maintenance Operations, whether in the ordinary course of business or not;

(e)	grant or issue or agree to grant or issue any mortgage, charge, debenture or security for money secured over any of the Transferred Assets outside the ordinary course of business;

(f)	commit or omit to do any act or thing the commission or (as the case may be) the omission of which (i) would result in a breach of the Contracts or (ii) would result in any of the Contracts being adversely modified or terminated for cause.

5.2.	The Purchaser may, pending Completion, reasonably request that the Vendor Group provides such assistance as the Purchaser may reasonably require to allow the Purchaser Designee to carry on the Maintenance Operations from the Completion Date, and provides the Purchaser, its employees and advisers to be given, at reasonable times and with prior reasonable notice, access to the Transferred Assets, subject always to the Parties reaching prior agreement on the manner in which such assistance is to be provided and the allocation of any costs resulting from providing such assistance. All information made available to the Purchaser pursuant to this Clause shall be subject to the provisions of Clause 22.3.

5.3.	Purchaser acknowledges that all insurance coverage for the Transferred Assets and the Maintenance Operations under policies of the Vendor and its Affiliates (collectively, the “Existing Policies”) shall terminate as of Completion and the Purchaser and/or the Purchaser Designee, need to procure their own insurance coverage following Completion for the Transferred Assets and Maintenance Operations, in each case subject to Clause 5.4 below.

5.4.	Any services rendered by the Vendor and its Affiliates under or in connection with a Contingent Transferred Contract or a Contingent Shared Contract as contemplated by Clause 7 will continue to be covered under the Existing Policies of the Vendor and its Affiliates for as long as the applicable Contingent Transferred Contract or applicable Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract has not been transferred to a Purchaser Designee. Once the applicable Contingent Transferred Contract or applicable Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract has been transferred to a Purchaser Designee, any insurance coverage under the Existing Policies will cease to apply.

5.5.	The Parties acknowledge and agree that there are currently performance bonds outstanding in connection with 2 Contracts (the “Performance Bond Contracts”), as further specified and disclosed in Part 1 of the Disclosure Schedule (collectively the “Vendor Performance Bonds”). In connection with the transfer of the Performance Bond Contracts (and as a condition to such transfer) as contemplated by Clause 7, the Vendor or the relevant Affiliate of the Vendor shall be absolutely and unconditionally released and discharged from any Liabilities under or in connection with the Vendor Performance Bonds. The Performance Bond Contracts shall remain as “Contingent Transferred Contracts” until (i) the date of such release and discharge, or (ii) the date on which the Vendor Performance Bonds expires, in each case subject to the relevant Third Party Consent, and shall until such point in time not be novated to a Purchaser Designee.

5.6.	Save for the Contingent Transferred Contracts or the Purchaser Portion of the Shared Contracts qualifying as a Contingent Shared Contract to which Clause 7.5 shall apply until, for the avoidance of doubt, such Contracts have been transferred to a Purchaser Designee pursuant to a novation as contemplated by Clause 7, any and all Liabilities under or in connection with the Vendor Performance Bonds following Completion shall be allocated amongst the Vendor and the Purchaser in accordance with the other provisions of this Agreement, including, for the avoidance of doubt, in accordance with whether such Liabilities constitute Assumed Liabilities or Excluded Liabilities.

6.	EMPLOYEES

6.1.	The Parties acknowledge and agree that no employees employed by the Vendor or any Affiliate of the Vendor in the Maintenance Operations (each a “Vendor Employee”) shall transfer to the Purchaser or a Purchaser Designee and therefore the employment relationship with such Vendor Employees shall continue to remain with the Vendor or the Affiliate of the Vendor following Completion. The Parties agree that for a period of 1 year from the Completion Date, the Vendor or any Affiliate of the Vendor (as the case may be) shall continue to employ (subject to Clause 6.3 below) and bear the salaries of those Vendor Employees as set forth in Part 1 of the Disclosure Schedule (the “Salaried Employees”). The Salaried Employees include the 4 employees employed by KUKA AG with the know-how and expertise in relation to the design and function of the Automated Guided Vehicles and the maintenance of the Automated Guided Vehicles. For the avoidance of doubt, after such 1 year period there shall be no obligation on part of the Vendor to continue to employ and bear the salaries of any such Salaried Employees as set forth in Part 1 of the Disclosure Schedule.

6.2.	For the avoidance of doubt, the Parties acknowledge and agree that the transactions contemplated hereby do not constitute a transfer of a business on a going concern basis which might trigger the applicability of “Transfer of Undertakings” provisions in the applicable local jurisdictions and, consequently, the employment relationships with the Vendor Employees do not mandatorily transfer by operation of law to the Purchaser or a Purchaser Designee.

6.3.	The JV Company or its relevant wholly-owned subsidiary shall offer employment to such Salaried Employee as specified in Part 1 of the Disclosure Schedule as to whom Clause 6.3 would apply, on terms and conditions no less favourable than those then existing between the Vendor Group and such Salaried Employee (whereby such terms have been disclosed by the Vendor to the Purchaser prior to the date of this Agreement) (the “Employment Offer”), as soon as reasonably practicable following Completion but no later than 3 months following Completion, in respect of employment to commence after the expiry of the period of 12 months following Completion. Each of the Purchaser and the Vendor shall use its reasonable efforts to ensure that the applicable Salaried Employee accepts the Employment Offer latest within 12 months following Completion. For the avoidance of doubt, this shall be without prejudice to the obligation of the Vendor to bear the salary of such Salaried Employee for a period of 1 year from the Completion Date.

7.	CONTRACTS

7.1.	In line with Clause 2 and subject to Clause 7.2, the Contracts shall be sold and transferred to the Purchaser, and, with effect from Completion, all of the rights and benefits in relation to the Contracts that belonged to the Vendor and/or any member of the Vendor Group (to the extent not qualifying as Excluded Assets) will be transferred to the Purchaser Designee together with the Assumed Liabilities (to the extent not qualifying as Excluded Liabilities). Subject to Clause 7.6, the Vendor shall use its reasonable endeavours to procure that each relevant Contract be novated to a Purchaser Designee with effect from Completion. For the avoidance of doubt, for each Contract that can be novated to a Purchaser Designee without a Third Party Consent (if any) from the relevant counter-party under the Contract, the Vendor shall procure that each such relevant Contract be novated to a Purchaser Designee on Completion.

7.2.	In case the relevant Contract (each such Contract a “Contingent Transferred Contract”) cannot be novated to a Purchaser Designee without a Third Party Consent from the relevant counter-party under a Contract (such party the “Contract Party”), the following shall apply:

(a)	This Agreement shall not constitute a transfer of such Contingent Transferred Contract and the relevant member of the Vendor Group shall remain the party to this Contingent Transferred Contract until approval or consent has been granted by the Contract Party in accordance with this Clause 7.2.

(b)	As soon as reasonably practicable following Completion, the Vendor shall despatch to the Contract Parties notices, informing of the envisaged transfer of the Transferred Assets hereunder and requesting the Third Party Consent of the Contract Party for the assumption and novation of the Contingent Transferred Contract as of Completion (such notice the “Contract Notice”). Each of Purchaser and Vendor shall use its reasonable efforts that the relevant Contract Party shall counter-sign the Contract Notice together with any novation agreements as contemplated by Clause 7.2(d) so that the relevant Contingent Transferred Contract novated to a Purchaser Designee as of Completion.

(c)	In case the relevant Third Party Consent has not been granted by the Contract Party as at Completion Date, following Completion the Vendor and the Purchaser shall treat each other for the purpose of their internal relationship as if the Contingent Transferred Contract was novated to a Purchaser Designee, it being understood and provided that (i) any rights, receivables, revenues and benefits arising in connection with the relevant Contingent Transferred Contracts, as well as (ii) any Assumed Liabilities in connection with the relevant Contingent Transferred Contracts shall be for the account of a Purchaser Designee, (iii) any moneys, goods or other benefits received under the relevant Contingent Transferred Contracts by the relevant member of the Vendor Group shall be held by the relevant member of the Vendor Group as agent of and in trust for a Purchaser Designee and shall be promptly forwarded to a Purchaser Designee, subject to Clause 7.5 below, and (iv) the relevant member of the Vendor Group will (so far as it lawfully may) give all such assistance to a Purchaser Designee as the Purchaser may reasonably require to enable a Purchaser Designee to enforce its rights (respectively the Vendor Group’s rights) under such Contingent Transferred Contract and will provide access to all relevant books, documents and other information in relation to such Contingent Transferred Contract as the Purchaser may reasonably require from time to time.

(d)	The Parties shall procure that the novation agreements for the assumption and novation of the Contingent Transferred Contracts shall be substantially in the form set out in Schedule 5 hereof and subject to any changes that the Parties may reasonably agree to (in particular taking into account the governing law or jurisdiction of the underlying Contract).

7.3.	Any Contract to be novated in accordance with Clause 2 and Clause 7.1 that is not exclusively related to the Maintenance Operations and as identified in Part 1 of the Disclosure Schedule (each, a “Shared Contract”) shall be novated only with respect to, and to the extent that, those parts relating to the Maintenance Operations can be novated to a Purchaser Designee, or are appropriately amended or split, in order that (x) a Purchaser Designee shall be entitled to the rights and benefits of those parts of the Shared Contract that relate to the Maintenance Operations and shall assume the related portion of any Assumed Liabilities contemplated by this Agreement (the “Purchaser Portion of the Shared Contract”) and (y) the Vendor (or the applicable member of the Vendor Group) shall be entitled to the rights and benefits of those parts of the Shared Contract other than those related to the Maintenance Operations and shall assume or retain the related portion of any Excluded Liabilities contemplated by this Agreement (the “Vendor Portion of the Shared Contract”). For the avoidance of doubt, Clause 7.2 shall apply to any Shared Contract that cannot be novated (or cannot be amended or split) by its terms without obtaining required Third Party Consents, and if any Shared Contract cannot be so partially novated (or cannot be amended or split) by its terms without such Third Party Consents from Completion until such time as such Third Party Consents are obtained (the “Contingent Shared Contract”), (i) (x) any rights, receivables, revenues and benefits arising in connection with the Purchaser Portion of the Shared Contract, as well as (y) any Assumed Liabilities in connection with the Purchaser Portion of the Shared Contract shall be for the account of a Purchaser Designee, (ii) any moneys, goods or other benefits received under the Purchaser Portion of the Shared Contract by the relevant member of the Vendor Group shall be held by the relevant member of the Vendor Group as agent of and in trust for a Purchaser Designee, and shall be promptly forwarded to a Purchaser Designee, subject to Clause 7.5 below, and (iii) the relevant member of the Vendor Group will (so far as it lawfully may) give all such assistance to a Purchaser Designee as the Purchaser may reasonably require to enable the Purchaser Designee to enforce its or a Purchaser Designee’s rights (respectively the Vendor Group’s rights) under such Purchaser Portion of the Shared Contract and will provide access to all relevant books, documents and other information in relation to such Purchaser Portion of the Shared Contract as the Purchaser may reasonably require from time to time.

7.4.	For the avoidance of doubt, the Vendor Portion of the Shared Contract shall solely remain with the Vendor or the applicable member of the Vendor Group and the Purchaser shall not be entitled to any rights or benefits thereunder.

7.5.	For the avoidance of doubt, the fees of the Vendor or the relevant member of the Vendor Group and any other costs and expenses chargeable for the continued service of a Contingent Transferred Contract or the Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract (and therefore the allocation of the moneys, goods or other benefits received under a Contingent Transferred Contract or the Purchaser Portion of the Shared Contract as contemplated by Clause 7.2 or Clause 7.3) shall be as set forth in the Service Agreements or as otherwise agreed in writing by the Purchaser or the JV Company, on the one side, and the Vendor, on the other side, from time to time. The Vendor or the applicable member of the Vendor Group may deduct and withhold from any moneys, goods or other benefits received under a Contingent Transferred Contract and the Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract the relevant fee payable under the Service Agreements and, to the extent applicable, any other costs and expenses chargeable pursuant to the Service Agreements or otherwise agreed between the Purchaser or the JV Company, on the one side, and the Vendor, on the other side, from time to time in writing, including the Stock and Inventory used or attributable to the servicing of the applicable Contingent Transferred Contract or the Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract.

7.6.	The Parties acknowledge and agree that with respect to the Contract as specified and disclosed at paragraph 12 of Part 1 of the Disclosure Schedule, this Contract shall remain as a “Contingent Transferred Contract” until the date on which such Contract expires, and such Contract shall not be novated to a Purchaser Designee unless otherwise agreed by the Purchaser in writing (for the avoidance of doubt, subject to any Third Party Consent, if required), and any renewal of the Contract would be subject to the agreement of the Purchaser.

8.	COMPLETION

8.1.	Completion shall take place on the Completion Date at the offices of the Vendor or at such other place as the Purchaser and the Vendor may agree in writing.

8.2.	On Completion, the Vendor shall deliver or cause to be delivered to the Purchaser or a Purchaser Designee, as applicable:

(a)	a copy of the board resolutions of the Vendor approving its entry into this Agreement and the sale of the Transferred Assets by the Vendor or any other member of the Vendor Group and otherwise the transactions contemplated hereby;

(b)	a certificate confirming the satisfaction and fulfilment of the Conditions Precedent listed in paragraphs 1 (to the extent related to the Vendor or any member of Vendor Group) and 3 of Schedule 2;

(c)	in the case of the Books and Records, possession thereof as contemplated by Clause 2.5;

(d)	a statement setting out the Advance Payments as at the Completion Date;

(e)	a statement setting out the Payables and Debts as at the Completion Date;

(f)	a USB drive (which shall be accessible without the need for any password) (the “Dataroom Media”) that contains the true, correct and complete contents of the Dataroom;

and, for the avoidance of doubt, shall permit the Purchaser and the applicable Purchaser Designee to continue operating the Maintenance Operations to be sold and transferred under this Agreement.

8.3.	On Completion, subject to compliance by the Vendor of its obligations in Clause 8.2, the Purchaser shall:

(a)	deliver to the Vendor a copy of the board resolutions of the Purchaser approving its entry into this Agreement and the acquisition of the Transferred Assets from the Vendor or any other member of the Vendor Group and the assumption of the Assumed Liabilities and otherwise authorising the transactions contemplated hereby;

(b)	deliver to the Vendor a certificate confirming the satisfaction and fulfilment of the Conditions Precedent listed in paragraph 1 (to the extent related to the Purchaser or any Purchaser Designee) and paragraphs 2 and 4 of Schedule 2;

(c)	deliver to the Vendor a copy of the board resolutions of the Purchaser approving and authorizing the allotment and issuance of the OTSAW Shares and the entry of the Vendor in the Purchaser’s electronic register of members in respect thereof and approving and authorising the execution and delivery of a share certificate with respect to the OTSAW Shares to the Vendor;

(d)	deliver to the Vendor a copy of the shareholders resolutions of the Purchaser approving and authorizing the allotment and issuance of the OTSAW Shares and waiving any pre-emption rights in respect of the allotment and issue of the OTSAW Shares;

(e)	deliver to the Vendor a copy of the board resolutions of the JV Company approving and authorizing the allotment and issuance of the JV Company Shares and the entry of the Vendor in the JV Company’s electronic register of members in respect thereof and approving and authorising the execution and delivery to the Vendor of a share certificate for the JV Company Shares;

(f)	deliver to the Vendor a copy of the shareholders resolutions of the JV Company approving and authorizing the allotment and issuance of the JV Company Shares and waiving any pre-emption rights in respect of the allotment and issue of the JV Company Shares; and

(g)	pay to the Vendor the Cash Price and subject to a deduction for an amount equivalent to the Advance Payments.

8.4.	On Completion, subject to compliance by the Vendor of its obligations in Clause 8.2 and the Purchaser of its obligations in Clause 8.3, the Parties, its Affiliates or other designees, as applicable, shall enter into the following agreements:

(a)	service agreements between (i) Swisslog Healthcare Asia Pacific Pte. Ltd. and (ii) Swisslog Healthcare GmbH and certain other members of the Vendor Group with the JV Company respectively for a period of not less than 1 year, with an option to renew for up to two successive periods of 1 year each (subject to 3 or 6 months prior written notice, as applicable) for the applicable member of the Vendor Group to provide maintenance and other services to enable a Purchaser Designee to perform its obligations under the Contracts, and to set out the arrangements relating to the revenue and fees and reimbursements relating to a Contingent Transferred Contract or the Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract, substantially corresponding to Exhibit A hereof (the “Service Agreements”) (it being understood that the relevant Service Agreement for Singapore is attached hereto as Exhibit A and the relevant Service Agreement for certain countries in Europe shall be negotiated in good faith based upon the Service Agreement for Singapore between the date of this Agreement and Completion);

(b)	a shareholders agreement between the Vendor, Purchaser and the JV Company regarding their joint shareholding in, and governance of, the JV Company, substantially corresponding to Exhibit B hereof (the “Shareholders Agreement”); and

(c)	with respect to jurisdictions in which Transferred Assets or Assumed Liabilities are located or where the sale and transfer of such Transferred Assets or Assumed Liabilities is otherwise governed by the laws of such jurisdictions, other forms and agreements as Vendor and Purchaser mutually agree are reasonably necessary or appropriate to effect the sale and transfer of the Transferred Assets or the assumption of the Assumed Liabilities pursuant to this Agreement, to be entered into by the Vendor or the relevant member of the Vendor Group, as transferor, and a Purchaser Designee, as transferee and the Purchaser (the “Local Transfer Agreements”).

8.5.	On Completion, and following completion of the steps in Clause 8.2, Clause 8.3 and Clause 8.4, the Purchaser shall, and the Purchaser shall procure the JV Company to, (a) allot and issue the OTSAW Shares and JV Company Shares to the Vendor; (b) lodge the relevant return of allotment with the Accounting and Corporate Regulatory Authority to update the Purchaser’s and the JV Company’s electronic register of members to reflect the Vendor as the holder the relevant shares; and (c) subject to the electronic registers of members being so updated, the Purchaser and the JV Company shall issue and deliver (by courier) to the Vendor the share certificates for the relevant shares.

8.6.	All actions to be taken or performed at Completion shall be considered to have been taken simultaneously and no such action shall be considered complete until all such actions have been completed and taken.

8.7.	Without prejudice to any other remedies available to such Party, if in any respect the provisions of Clause 8.2 and Clause 8.3 are not complied with on the Completion Date, the Party not in default shall be entitled (in addition to and without prejudice to its other rights and remedies conferred by law or otherwise, including the right to claim damages):

(a)	to elect to terminate this Agreement by written notice to the other Parties, and if this Agreement is so terminated, then the provisions of this Agreement (other than this Clause 8.7 and the Surviving Clauses) shall from such date ipso facto cease and determine and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise save in respect of any antecedent breach of this Agreement;

(b)	to effect Completion as far as practicable, having regard to the defaults (without prejudice to its rights thereunder); or

(c)	to fix a new date for Completion (not more than 20 Business Days after the initial Completion Date) in which case the provisions of this Clause 8 shall apply to the Completion as so deferred.

8.8.	Legal title to and beneficial ownership of the Transferred Assets shall pass to the Purchaser or the applicable Purchaser Designee on Completion and risk or loss or damage to the Transferred Assets shall be deemed to have passed to the Purchaser or the applicable Purchaser Designee on Completion, except as otherwise provided in this Agreement.

8.9.	The Local Transfer Agreements shall be in a form as mutually agreed between the Purchaser and the Vendor. The Local Transfer Agreements shall serve to effect and make enforceable vis-a-vis (a) the Vendor or the relevant member of the Vendor Group, as transferor, and a Purchaser Designee, as transferee and the Purchaser and (b) third parties the transfer of the legal and beneficial title to the applicable Transferred Assets or assumption of the Assumed Liability.

Each of the Purchaser and Vendor hereto shall not, and shall cause its respective Affiliates not to, bring any claim or demand (including for breach of any representation and warranty, covenant or indemnity relating to the transactions contemplated hereby) against the other Party or any of its Affiliates in respect of or based upon any of the Local Transfer Agreements, except to the extent necessary to enforce (by way of specific performance or similar relief) any transfer of the Transferred Assets or the assumption of Assumed Liabilities in a manner consistent with the terms of this Agreement. All other claims and demands (except as referred to above) shall be brought in accordance with, and be subject to the provisions, rights and limitations set out in this Agreement.

9.	ALLOCATION OF PURCHASE PRICE

9.1.	For the tax treatment of the Consideration, the Vendor shall no later than 20 Business Days following Completion deliver a draft allocation of the Consideration among the Transferred Assets and the performance by the Vendor of its obligation to continue to employ and bear the salaries of the Salaried Employees under Clause 6.1 (the “Preliminary Allocation”).

9.2.	If and to the extent the Purchaser does not contest the Preliminary Allocation, the allocation of the Consideration shall be deemed finally and bindingly determined as set forth in the Preliminary Allocation. If the Purchaser disagrees with the Preliminary Allocation, the Purchaser may, within 10 Business Days after delivery of the Preliminary Allocation, deliver a notice (the “Purchaser’s Allocation Notice”) to the Vendor to such effect, specifying those items as to which the Purchaser disagrees and setting forth Purchaser’s proposed allocation. Vendor and Purchaser shall, during the 20 Business Days following the Purchaser’s Allocation Notice use their reasonable efforts to reach an agreement on the disputed items or amounts in order to determine the allocation of the Consideration. If and to the extent the Purchaser and the Vendor have reached an agreement by the end of such 20 Business Day period, the allocation of the Consideration as agreed between the Purchaser and the Vendor shall be deemed finally and bindingly determined as between the Parties.

9.3.	If and to the extent the Purchaser and the Vendor have not reached an agreement by the end of the 20 Business Day period as set forth in Clause 9.2, each of the Vendor and the Purchaser shall have the right to request that the allocation of the Purchaser shall be reviewed, calculated and determined by such party as the Purchaser and the Vendor shall agree and who shall act as an independent expert (the “Independent Expert”) in accordance with Clause 9.4 below. The Purchaser and the Vendor shall each use their reasonable endeavours to agree on the Independent Expert as soon as reasonably practicable and in good faith.

9.4.	The Independent Expert shall be requested to decide the issues in dispute in accordance with the provisions of this Agreement and to deliver a written determination of the allocation of the Consideration as soon as reasonably practicable, but no later than 20 Business Days after receiving a respective request from the Vendor and/or the Purchaser. The Parties shall provide the Independent Expert with all information and documents, including access to books and records, employees and management of the relevant Party, as reasonably required by the Independent Expert to prepare its decision and to otherwise perform its function as Independent Expert. Unless jointly instructed otherwise by the Vendor and the Purchaser, the Independent Expert shall limit its decisions to the issues in dispute. With respect to the issues in dispute, the decisions of the Independent Expert shall fall between the positions taken by the Vendor and the Purchaser and therefore the Independent Expert shall not assign a value to any item greater than the greatest value for such item claimed by either the Vendor or the Purchaser or less than the smallest value for such item claimed by either the Vendor or the Purchaser. The determination of the allocation of the Consideration by the Independent Expert shall be deemed finally and bindingly determined as between the Parties, save in case of manifest errors. The costs of the Independent Expert shall be borne by the JV Company.

10.	CONSIDERATION ADJUSTMENTS

10.1.	The Parties acknowledge and agree that the anticipated revenue (the “Anticipated Revenue”) to be generated in connection with the Contracts for each year during the period starting with the Completion Date and ending on the date falling 2 years after the Completion Date (the “Revenue Period”) are as set forth in Schedule 6.

10.2.	Within 30 Business Days following the expiry of each of the 2 years after the Completion Date and, for the avoidance of doubt, up to the end of the Revenue Period, the Vendor and the Purchaser shall prepare, or cause to be prepared, a statement for each such year (the “Revenue Statement”) setting forth the (i) actual revenue generated in connection with a Contract (the “Actual Revenue”, including also any payments as per Clause 10.3 below), during the Revenue Period either (x) since the Third Party Consent with respect to the relevant Contract had been granted and such Contract had been novated to a Purchaser Designee or (y), for as long as such Third Party Consent has not been granted, any revenue generated under such Contingent Transferred Contracts or the Purchaser Portion of the Shared Contracts qualifying as a Contingent Shared Contract for which a Purchaser Designee received moneys, goods or other benefits as contemplated by Clause 7.2, Clause 7.3 and Clause 7.5 and (ii) a comparison between the Actual Revenue and the Anticipated Revenue. For the purpose of preparing the Revenue Statement, the Parties shall provide each other with all information and documents, including access to books and records, employees and management of the relevant Party, as reasonably required by a Party.

10.3.	The Actual Revenue shall include any revenue generated or other payment or benefit received by the Purchaser, the JV Company or any of their Affiliates (including any other Purchaser Designee) during the Revenue Period (i) with customers under the Contracts under any other contract or arrangement with such customer, in each case, for the avoidance of doubt, outside and not connected to the Contracts, and (ii) otherwise in connection with or attributable to the Maintenance Operations or similar operations or business of the Purchaser, the JV Company and their Affiliates (including any other Purchaser Designee) following Completion (the “Post-Completion Operations”).

10.4.	If the Vendor and the Purchaser cannot agree on the Revenue Statement within 30 Business Days following the lapse of the Revenue Period, each of the Vendor and the Purchaser shall have the right to request that the Revenue Statement shall be reviewed, calculated and determined by the Independent Expert. Clause 9.4 shall apply mutatis mutandis.

10.5.	Once the Revenue Statement is agreed between the Vendor and the Purchaser or is otherwise final and binding and in case the Actual Revenue falls short of the Anticipated Revenue, an amount derived from the calculation mechanism as set out in Schedule 6 (the “Contract Compensation”) shall be payable by the Vendor within 20 Business Days, subject to Clause 10.6 and Clause 10.7 below.

10.6.	Any Contract Compensation payable pursuant to this Clause 10 shall be paid to the Purchaser. The Contract Compensation shall in total not exceed the limits for the Contract Compensation as set forth in Schedule 6 for each relevant year.

10.7.	Notwithstanding anything to the contrary in this Agreement, Purchaser shall not, and shall cause the JV Company and its Affiliates (including any other Purchaser Designee) not to, effect or permit any of the following: (i) take any action with the primary intent of artificially increasing the amount of any payments potentially due to the Purchaser under this Clause 10, (ii) act in bad faith with respect to attaining any Actual Revenue for the purpose of increasing the payments potentially due to the Purchaser under this Clause 10, or (iii) fail to conduct or operate the Post-Completion Operations in a manner generally consistent with the efforts and resources that the Purchaser, the JV Company or its Affiliates (including any other Purchaser Designee) would devote to its other operations and businesses similar to the Post-Completion Operations. The Purchaser’s rights to receive any potential payment from the Vendor under this Clause 10 shall be reduced and/or diminished accordingly if Purchaser or the JV Company or its Affiliates (including any other Purchaser Designee) effect or permit any of the above.

11.	WARRANTIES

11.1.	Each of Purchaser, Guarantor and Vendor represents and warrants to the other Parties in relation to itself (in the case of the Purchaser and the Vendor and the Guarantor) and in relation to each member of the Vendor Group (in the case of the Vendor) and in relation to the JV Company and any other Purchaser Designee (in the case of the Purchaser) that:

(a)	it has the power to enter into, exercise its rights and perform and comply with its obligations under the Transaction Documents to which it is a party (the “Relevant Transaction Documents”) and the board resolutions (or equivalent pursuant to jurisdiction of incorporation) of that Party approving its entrance into this Agreement and the transactions contemplated by this Agreement have been passed;

(b)	all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents) in order to enable it to lawfully enter into, exercise its rights and perform and comply with its obligations under the Relevant Transaction Documents and to ensure that those obligations are legally binding and enforceable, have been taken, fulfilled and done;

(c)	its entry into, the exercise of its rights and/or the performance of, or compliance with, its obligations under the Relevant Transaction Documents do not and will not violate, or exceed any power or restriction granted or imposed by (i) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject; (ii) its constitutive documents; or (iii) any agreement to which it is a party or which is binding on it or its assets;

(d)	its obligations under the Relevant Transaction Documents are valid, binding and enforceable in accordance with its terms;

(e)	save as otherwise provided for in this Agreement, it enters into the Relevant Transaction Documents for itself in its own capacity and not pursuant to the direction of, or arrangement or undertaking with, any person and that it is not acting as a nominee or trustee or agent for any person in relation to the Relevant Transaction Documents; and

(f)	it is not insolvent or unable to pay its debts as and when they fall due and it will not become insolvent or unable to pay its clients as a result of entering into the Relevant Transaction Documents.

The representations and warranties in Clause 11.1 are given as of the date of this Agreement and are deemed repeated immediately before Completion by reference to the facts and circumstances subsisting at such date.

11.2.	The Vendor represents and warrants to the Purchaser that, except as Disclosed, all the Vendor Group’s warranties and representations set out in Schedule 4 of this Agreement (collectively with the applicable warranties and representations of the Vendor in Clause 11.1 above, the “Vendor Warranties”) are true, accurate and not misleading in all material respects. The Vendor Warranties are given as of the date of this Agreement and are deemed repeated immediately before Completion by reference to the facts and circumstances subsisting at such date. The Vendor represents and warrants to the Purchaser that (a) as of the date of this Agreement, the Vendor has no knowledge that any of the Vendor Warranties is untrue or incorrect as of the date of this Agreement or of any other matter, event or circumstance that might entitle the Purchaser to a Recovery Claim; and (b) as of the date of this Agreement, the Vendor has no actual knowledge that any of the Purchaser Warranties is untrue or incorrect as of the date of this Agreement, provided that this statement shall not limit or prejudice any of the Vendor’s rights or remedies granted by this Agreement.

11.3.	The Vendor hereby represents and warrants to the Purchaser that each of the Vendor Warranties set out in Schedule 4 of this Agreement:

(a)	shall not be impaired, affected, diminished, extinguished, affected by Completion or any other event or matter or limited by reference to any other representation or warranty or any term of this Agreement except by a specific and duly authorised written waiver or release by the Purchaser for whose benefit the representation or warranty was given and the Purchaser shall have a separate claim and right of action in respect of every breach of each such Vendor Warranty; and

(b)	is separate from and independent of the other representations and warranties set out in this Agreement.

11.4.	The Vendor Warranties are qualified by the knowledge or awareness of the Vendor which shall encompass (i) in respect of the Vendor, the actual knowledge of the managing directors (Mitglied des Verwaltungsrats) of the Vendor and (ii) in respect of the members of the Vendor Group other than the Vendor, such knowledge of the managing directors (Mitglied des Verwaltungsrats) of the Vendor would be deemed to have following reasonable enquiry with the managing directors or similar officers of the other members of the Vendor Group.

11.5.	Each of the sub-clauses of this Clause 11 shall be read and construed separately.

12.	SPECIFIC WARRANTIES AND ACKNOWLEDGMENTS OF PURCHASER

12.1.	The Purchaser represents and warrants to the Vendor that:

(a)	Part 1 of Schedule 8 sets out a true, accurate and not misleading list of, as at immediately before Completion, all holders of equity securities or options, warrants or other rights convertible into or exchangeable for equity securities of the Purchaser, together with the number of equity securities or rights held by each of them;

(b)	Part 2 of Schedule 8 sets out a true, accurate and not misleading list of, as at immediately before Completion, all holders of equity securities or options, warrants or other rights convertible into or exchangeable for equity securities of the JV Company, together with the number of equity securities or rights held by each of them;

(c)	The JV Company Shares and the OTSAW Shares, when issued will be duly authorised, properly allotted and issued as fully paid free of any Encumbrances, and will have the rights, powers and preferences of ordinary shares pursuant to the respective constitutions of the JV Company and the Purchaser. There is no Encumbrance, and there is no contract or agreement to create or give any Encumbrance, in relation to any of the JV Company Shares and the OTSAW Shares, save for the proposed issuance and allotment in mid-November 2021 of an aggregate of 2,349,774 Shares in the capital of Otsaw to the Parties set out in Schedule 8;

(d)	Neither the JV Company or the Purchaser or any of their Affiliates (including any other Purchaser Designee) have entered into any contract or agreement whereby any person has the right (exercisable now or in the future and whether contingent or not) to call for the issue, allotment, redemption, repurchase, conversion, transfer of, or subscribe for, any equity securities in the JV Company or the Purchaser, save as disclosed in Schedule 8. No person is entitled to exercise any pre-emption or similar rights in case of the subscription and issuance of the JV Company Shares and the OTSAW Shares;

(e)	As of the date of this Agreement, the Purchaser has no knowledge that any of the Purchaser Warranties is untrue or incorrect as of the date of this Agreement or of any other matter, event or circumstance that might entitle the Vendor to a Recovery Claim; and

(f)	As of the date of this Agreement, the Purchaser has no actual knowledge that any of the Vendor Warranties is untrue or incorrect as of the date of this Agreement, provided that this statement shall not limit or prejudice any of the Purchaser’s rights or remedies granted by this Agreement.

(collectively with the applicable representations and warranties of the Purchaser in Clause 11.1 above the “Purchaser Warranties”).

The Purchaser Warranties are given as of the date of this Agreement and are deemed repeated immediately before Completion by reference to the facts and circumstances subsisting at such date.

12.2.	Without limiting the Vendor Warranties and the Purchaser’s reliance thereon, the Purchaser acknowledges and agrees that it is not relying on any representation or warranty of the Vendor other than the Vendor Warranties; and the Vendor (or, for the avoidance of doubt, any other member of the Vendor Group or any of their representatives) does not make any representation or warranty whatsoever, express or implied, as to the Transferred Assets, Assumed Liabilities and the Maintenance Operations other than the Vendor Warranties.

12.3.	For the avoidance of doubt, the Purchaser acknowledges that the Vendor Group Designations are Excluded Assets and save as provided for in the Service Agreements, the Shareholders Agreement or any other consent granted by the Vendor in writing from time to time, the Purchaser, the JV Company, any other Purchaser Designee and/or Affiliate shall not have any rights to use the Vendor Group Designations and shall cease and desist using any of them following Completion.

13.	INDEMNITY AND INDEMNITY PROCEDURES

13.1.	Indemnity

The Vendor hereby covenants and undertakes with the Purchaser that it shall indemnify, defend and hold harmless the Purchaser, or, at the selection of the Purchaser, any Purchaser Designee from and against any Losses to the extent arising or resulting from:-

(a)	any inaccuracy or breach of warranties and representations of the Vendor Warranties;

(b)	any Excluded Assets or Excluded Liabilities; and

(c)	any non-compliance or non-performance, or default in compliance or performance with, any covenant or other agreement contemplating any performance or compliance by the Vendor or any member of Vendor Group set forth in this Agreement.

13.2.	Warranty Indemnity Claim Procedures

Following Completion, if the Purchaser becomes aware of any facts, matters or circumstances that might entitle the Purchaser to a claim or demand for indemnification under the Vendor’s indemnities pursuant to Clause 13.1 (each a “Recovery Claim”), the Purchaser shall notify the Vendor promptly, but at the latest within 15 Business Days from becoming so aware, in writing (the “Indemnity Notice”) and shall describe in such Indemnity Notice in reasonable details the facts, matters or circumstances then known to the Purchaser in order to substantiate the notified Recovery Claim. Any failure to provide an (appropriate) Indemnity Notice shall not release the Vendor from any of its Liabilities under this Agreement except and to the extent that such failure shall have caused the Losses for which the Vendor is liable for to be greater than such Losses would have been had the Purchaser given the Vendor prompt notice hereunder.

Following issuance of an Indemnity Notice, and in each case subject to the further procedures, restrictions and limitations set forth in this Agreement, the Purchaser shall be entitled to claim for indemnification against the Vendor in respect of the relevant Losses underlying the relevant Recovery Claim.

In the event the Vendor receives an Indemnity Notice, the Vendor shall notify the Purchaser within 30 Business Days following its receipt of such Indemnity Notice whether the Vendor disputes its liability to the Purchaser in connection with the notified Recovery Claim. Within such 30 Business Days period beginning on the date of receipt by the Vendor of the Indemnity Notice, the Purchaser and the Vendor shall reasonably cooperate with and assist each other in determining the validity of any such Recovery Claim and shall attempt to agree upon the rights and obligations of the respective Party with respect to such Recovery Claim. If the Vendor and the Purchaser are unable to agree as to any particular item or amount of such Recovery Claim, then either of the Parties may submit such Recovery Claim for resolution in accordance with Clause 22.19. For the avoidance of doubt, in case the Indemnity Notice involves a Third Party Claim, Clause 14 shall apply.

13.3.	Period of Limitation

A Recovery Claim shall expire (and shall be precluded) unless the Vendor receives an Indemnity Notice within 36 months after Completion. In case an Indemnity Notice is not timely delivered within the period stipulated above, any Recovery Claims shall become time-barred and forever deemed waived, released and discharged. If any Recovery Claim is based upon a Liability which is contingent only (such as, for the avoidance of doubt, in case of a Third Party Claim), the Vendor shall not be liable unless and until such contingent Liability gives rise to an actual Liability. The Purchaser shall nevertheless have the right to give an Indemnity Notice of that Recovery Claim before such time. The limitation periods set out in this Clause 13.3 shall be suspended in respect of the relevant matters or circumstances on which the relevant Recovery Claim is based during the period of time until the contingent Liability becomes an actual Liability.

13.4.	De-Minimis and Threshold

The Vendor shall only be liable for Recovery Claims if (i) the amount of the Liability pursuant to a single Recovery Claim or a series of similar Recovery Claims arising from substantially the same facts, matters or circumstances exceeds S$10,000 (the “De Minimis Amount”), in which case the full amount and not just the amount in excess of such amount shall be used for the Threshold, and (ii) the aggregate amount of a single Recovery Claim or all Recovery Claims exceeding the De Minimis Amount exceed S$100,000 (the “Threshold”), provided that if the Threshold is exceeded, the Vendor shall be liable for the full amount exceeding the De Minimis Amount and not just the amount in excess of the Threshold.

13.5.	Liability Limit

The aggregate liability of the Vendor in respect of any and all Recovery Claims by the Purchaser shall be limited to the sum of S$6 Million being the estimated cash value of the aggregate Consideration (taking into account the price to be paid for the acquisition of the JV Company Shares to be held by the Vendor and less the approximate aggregate salaries of the Salaried Employees to be borne pursuant to Clause 6.1).

13.6.	Mitigation of Losses

The Purchaser shall use reasonable efforts to take the actions as may be required or necessary to mitigate any Losses in connection with a Recovery Claim, including taking actions to remedy the Loss, asserting claims or demands against a third party or otherwise applying measures that would reduce or eliminate a Loss provided that the Vendor shall, as soon as reasonably practicable, reimburse or indemnify the Purchaser for any costs or other expenses incurred in connection therewith.

13.7.	General Exclusions and Limitations, Other Provisions

The Vendor shall have no liability for any Losses in connection with a Recovery Claim if and to the extent (i) the Purchaser or any of its Affiliates has already recovered any amounts from the Vendor or its Affiliates in respect of the same facts, matters or circumstances underlying the Recovery Claim and the Vendor or its Affiliates shall not be liable to make any duplicative payment in respect of the same Loss in relation to any Recovery Claim, (ii) a Loss arises or is increased as a result of changes in laws or accounting standards, including any changes in administrative practices by governmental authorities, in each case which occur after the Completion, (iii) a Loss (a) arises or is triggered by any action or omission allowed for in, provided for in, or otherwise contemplated to be taken by, this Agreement or any other Transaction Document or (b) would not have arisen or have been triggered but for any non-performance or non-compliance, or default in performance or compliance with, any covenant or other agreement of the Purchaser or any of its Affiliates set forth in this Agreement or any other Transaction Document.

The Vendor shall have no liability towards the Purchaser for a breach or inaccuracy of any Vendor Warranty if and to the extent that the facts, matters or circumstances forming the basis for and underlying such Recovery Claim were Disclosed.

The Vendor agrees that the Purchaser shall be entitled to treat the Losses of the Purchaser Designee as the Losses of the Purchaser, however, the Vendor shall not be liable to make double payment to the Purchaser and Purchaser Designee for the same Losses.

13.8.	Treatment

Any amounts paid by the Vendor in connection with a Recovery Claim shall be considered an adjustment to the Consideration to the extent allowed under applicable laws. Purchaser and Vendor, and each of their respective Purchaser Designees and members of the Vendor Group, shall prepare and file Tax returns (and if applicable, accounting documents) consistent with the treatment described in the foregoing sentence.

13.9.	Insurance

If any portion of Losses of a Recovery Claim may be covered, in whole or in part, by third party insurance coverage maintained by the Purchaser or the relevant Purchaser Designee or may otherwise be recovered by the Purchaser or the relevant Purchaser Designee from any third party, the Purchaser shall promptly give notice thereof to the Vendor, and the Vendor and the Purchaser shall, and shall procure the relevant Purchaser Designee to, use its reasonable efforts to recover or collect the amount of such Losses (all such proceeds actually received, net of Taxes and costs incurred by the Purchaser or the Purchaser Designee in seeking such collection collectively the “Eligible Third Party Proceeds”).

In any case where the Purchaser or the relevant Purchaser Designee recovers from a third party any Eligible Third Party Proceeds in respect of any Losses which the Vendor has actually paid to or on behalf of the Purchaser in discharge of a Recovery Claim, the Purchaser or the relevant Purchaser Designee shall promptly pay over to the Vendor such Eligible Third Party Proceeds so recovered (after deducting therefrom the amount of expenses incurred in procuring such recovery) that the Vendor would not have had to pay pursuant to Clause 13.9 had such determination been made at the time of such payment, but not in excess of the sum of any amount previously paid by the Vendor to or on behalf of the Purchaser or the relevant Purchaser Designee in discharge of the Recovery Claim.

13.10.	Exclusive Remedy

From and after Completion, except for claims for specific performance and injunctive relief pursuant to any of the other Transaction Documents (including in particular the Local Transfer Agreements whereby reference is made to Clause 8.9), Purchaser’s sole and exclusive remedy with respect to any and all claims and demands relating to this Agreement, the Transferred Assets, the Assumed Liabilities and the Maintenance Operations shall be pursuant to a Recovery Claim as set forth in this Clause 13 and subject to the further procedures, exclusions and limitations set out in this Agreement. For the avoidance of doubt, any claims made in relation to the subject of the Service Agreements and the Manufacturing Agreement shall be subject to provisions of the respective agreements.

Following Completion and notwithstanding anything to the contrary contained in this Agreement, no breach or inaccuracy of any representation or warranty or non-compliance or non-performance, or default in compliance or performance with, any covenant or other agreement contained herein shall give rise to any right on the part of Purchaser, on the one hand, or Vendor, on the other hand, to rescind this Agreement or withdraw from the transactions contemplated thereby.

13.11.	Carve-Out

The limitations set forth in this Clause 13 shall not apply to any Loss to the extent such Loss arises as a result of fraud or wilful misconduct on the part of the Vendor or any member of the Vendor Group.

14.	THIRD PARTY CLAIM

14.1.	Upon receipt of an Indemnity Notice in respect of a pending or threatened claim or demand by a third party (including, for the avoidance of doubt, governmental authorities) that has given or could reasonably give rise to a Recovery Claim (such claim or demand being a “Third Party Claim”), the Vendor may, by notice to the Purchaser delivered within 20 Business Days after the receipt of the Indemnity Notice, assume the defence and control of such Third Party Claim with its own counsel and at its own expense. The Vendor shall allow the Purchaser a reasonable opportunity to participate in the defence of such Third Party Claim at its own cost and expense, for the avoidance of doubt, without controlling it.

14.2.	If the Vendor elects to assume the defence and control of such Third Party Claim, the Vendor may, without the prior written consent of the Purchaser (which shall not be unreasonably withheld, conditioned or delayed), consent to a settlement, compromise or discharge of any Third Party Claim, if such settlement, compromise or discharge is on exclusively monetary terms and the Vendor shall (i) pay or cause to be paid all amounts arising out of such settlement, compromise or discharge concurrently with its effectiveness and (ii) obtain, as a condition of any settlement, compromise or discharge, a complete and unconditional release of the Purchaser and its Affiliates from any and all liability in respect of such Third Party Claim and without any payment by the Purchaser and its Affiliates.

14.3.	The Purchaser shall, and shall cause its Affiliates to, cooperate with the Vendor and its Representatives in contesting any Third Party Claim, including in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than against the Purchaser or any of its Affiliates), subject to reimbursements for any costs or expenses reasonably incurred by the Purchaser or any of its Affiliates in connection therewith.

14.4.	Notwithstanding anything to the contrary contained herein, the Vendor shall not have the right to control the defence of a Third Party Claim to the extent that (i) it involves any customer under a Contract which has already been transferred to a Purchaser Designee as contemplated by Clause 7 (i.e. and therefore not qualifying as a “Contingent Transferred Contract” or “Contingent Shared Contract”) and (ii) such Third Party Claim could reasonably be expected to materially impair a Purchaser’s Designee relationship with such customer.

14.5.	If the Vendor does not elect to control such Third Party Claim or Clause 14.4 is applicable, the Purchaser shall control such Third Party Claim provided that (i) the Purchaser shall keep the Vendor reasonably informed with respect to such defence, (ii) the Purchaser shall consult with the Vendor before taking any significant action in connection with such Third Party Claim, and (iii) the Vendor may, at its own cost and expense, participate in (but, for the avoidance of doubt, not control) the defence of such Third Party Claim. The Purchaser may, without the prior written consent of the Vendor (which shall not be unreasonably withheld, conditioned or delayed), consent to a settlement, compromise or discharge of any Third Party Claim, if such settlement, compromise or discharge is on the condition of a complete and unconditional release of the Vendor and its Affiliates from any and all liability in respect of such Third Party Claim and without any payment by the Vendor and its Affiliates or the Purchaser and its Affiliates.

14.6.	With respect to any proposed settlement, compromises or discharges which cannot be entered into without the prior written consent of the relevant other Party pursuant to the provisions of Clause 14.2 and Clause 14.5, the Vendor and the Purchaser shall discuss any such proposals in good faith and act reasonably with respect to the decision on whether to consent to any such proposed settlements, compromises and discharges.

15.	INDEMNITY BY PURCHASER

15.1.	Indemnity

The Purchaser hereby covenants and undertakes with the Vendor that it shall indemnify, defend and hold harmless the Vendor and any other member of the Vendor Group from and against any Losses to the extent arising or resulting from:-

(a)	any inaccuracy or breach of the Purchaser Warranties;

(b)	any Assumed Liability; and

(c)	any non-compliance or non-performance, or default in compliance or performance with, any covenant or other agreement contemplating any performance or compliance by the Purchaser or any Purchaser Designee set forth in this Agreement.

15.2.	Vendor Indemnity Claim Procedures

Following Completion, if the Vendor becomes aware of any facts, matters or circumstances that might entitle the Vendor to a claim or demand for indemnification under the Purchaser’s indemnities pursuant to Clause 15.1 (the “Vendor Indemnity Claim”), the Vendor shall notify the Purchaser promptly, but at the latest within 15 Business Days from becoming so aware, in writing (the “Vendor Indemnity Notice”) and shall describe in such Vendor Indemnity Notice in reasonable details the facts, matters or circumstances then known to the Vendor in order to substantiate the notified Vendor Indemnity Claim. Any failure to provide an (appropriate) Vendor Indemnity Notice shall not release the Purchaser from any of its Liabilities under this Agreement except and to the extent that such failure shall have caused the Losses for which the Purchaser is liable for to be greater than such Losses would have been had the Vendor given the Purchaser prompt notice hereunder.

Following issuance of a Vendor Indemnity Notice, and in each case subject to the further procedures, restrictions and limitations set forth in this Agreement, the Vendor shall be entitled to claim for indemnification against the Purchaser in respect of the relevant Losses underlying the relevant Vendor Indemnity Claim.

In the event the Purchaser receives a Vendor Indemnity Notice, the Purchaser shall notify the Vendor within 30 Business Days following its receipt of such Vendor Indemnity Notice whether the Purchaser disputes its liability to the Vendor in connection with the notified Vendor Indemnity Claim. Within such 30 Business Days period beginning on the date of receipt by the Vendor of the Vendor Indemnity Notice, the Purchaser and the Vendor shall reasonably cooperate with and assist each other in determining the validity of any such Vendor Indemnity Claim and shall attempt to agree upon the rights and obligations of the respective Party with respect to such Vendor Indemnity Claim. If the Vendor and the Purchaser are unable to agree as to any particular item or amount of such Vendor Indemnity Claim, then either of the Parties may submit such Vendor Indemnity Claim for resolution in accordance with Clause 22.19.

15.3.	The Parties agree that the provisions of Clauses 13.3, 13.4, 13.6, 13.7, 13.9 and 13.10 shall apply mutatis mutandis to any Vendor Indemnity Claims by the Vendor against the Purchaser, except for Payment Related Claims. For Payment Related Claims, the Parties agree that the provisions of Clauses 13.3 shall apply mutatis mutandis to any Payment Related Claims by the Vendor against the Purchaser, provided that any Payment Related Claims shall expire (and shall be precluded) unless the Purchaser receives a Vendor Indemnity Notice within 36 months after the respective time for the performance of the respective obligation underlying the Payment Related Claims. For Payment Related Claims, for the avoidance of doubt, the Purchaser shall not be liable for any consequential, special or indirect losses, including loss of profits or economic loss (in each case to the extent qualifying as consequential, special or indirect loss), arising from any Payment Related Claims or any punitive damages.

15.4.	The aggregate liability of the Purchaser in respect of any and all Vendor Indemnity Claims by the Purchaser shall be limited to the sum of S$0.5 Million and except that it does not apply to any Payment Related Claims (or if and to the extent the Payment Related Claims are not honoured due to a breach of a Purchaser Warranty, the Vendor Indemnity Claim related to the breach of such Purchaser Warranty).

15.5.	For the avoidance of doubt, any Losses incurred by the Vendor shall be assessed in light of the exercise of the Put Option by the Vendor pursuant to Clause 20, the valuation protection pursuant to Clause 20A and/or the purchase or acquisition of any of the JV Company Shares held by the Vendor as contemplated by Clause 21.

15.6.	The limitations set forth in this Clause 15 (save for Clause 15.4) shall not apply to any Loss to the extent such Loss arises as a result of fraud or wilful misconduct on the part of the Purchaser or any Affiliate of the Purchaser.

16.	POST-COMPLETION OBLIGATIONS

16.1.	At any time after Completion, each of Purchaser and Vendor shall (i) execute and deliver, or shall cause to be executed and delivered, such documents and other instruments, as may be reasonably requested by the other Party and (ii) shall take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by applicable laws, in each to carry out the terms and conditions of this Agreement and implement the transactions contemplated hereby.

16.2.	Without prejudice to the generality of Clause 16.1 above, if, following Completion, any right, property or asset not forming part of the Transferred Assets is found to have been transferred to the Purchaser or Purchaser Designee in error, Purchaser shall transfer, or shall cause the applicable Purchaser Designee to transfer to the Vendor or the applicable member of the Vendor Group, at no cost to Vendor, such right, property or asset (and any related Liability) as soon as reasonably practicable. If, following Completion, any right, property or asset forming part of the Transferred Assets is found to have been retained by the Vendor or any other member of the Vendor Group in error, the Vendor shall transfer, or shall cause the applicable member of the Vendor Group to transfer, at no cost to Purchaser or the applicable Purchaser Designee, such right, property or asset (and any related Liability) as soon as reasonably practicable.

16.3.	Notwithstanding Completion the Parties shall from time to time execute and deliver all deeds and documents and afford to the Purchaser or the applicable Purchaser Designee such access as the Purchaser may reasonably require:

(a)	for the purpose of vesting in a Purchaser Designee the full benefit of the Transferred Assets and implementing all the provisions of this Agreement;

(b)	for the purpose of vesting in a Purchaser Designee the full benefit of any rights, powers, remedies, claims or defences (including, without limitation, rights of set-off and counterclaim) which the Vendor Group may have in relation to any Vendor Claim, or otherwise ensuring that the same enure for the benefit of a Purchaser Designee; and

(c)	to enable any claim, action, suit, prosecution, litigation, proceedings, dispute or arbitration to which the relevant member of the Vendor Group was a party and which relates to any Vendor Claim to be continued by or against a Purchaser Designee.

16.4.	After Completion the Purchaser shall provide the Vendor and its advisors reasonable access, upon prior notice during normal business hours, to such records, books, documents and affairs of the Purchaser and a Purchaser Designee (and the opportunity to reasonably discuss with management and employees of Purchaser and Purchaser Designee), and provide copies of such information as the Vendor may reasonably request, including in connection with:

(a)	the preparation of any Tax returns of the Vendor or any of its Affiliates; or

(b)	any judicial, quasi-judicial, administrative, Tax, audit, or arbitration proceeding involving the Vendor or any of its Affiliates; or

(c)	the preparation of any financial statements or reports insofar as the Vendor or any of its Affiliates are involved.

16.5.	The Vendor may retain copies of the Books and Records to the extent required pursuant to applicable laws.

16.6.	To the extent requested by the Purchaser, the Vendor shall use its reasonable efforts to procure that KUKA AG shall, and the JV Company shall, each use its reasonable endeavours to agree to the terms of and enter into a manufacturing agreement upon the expiry of the Manufacturing Agreement. The Parties agree that the Manufacturing Agreement shall continue to apply, and the Purchaser Designee shall be entitled to request that orders be placed pursuant to the Manufacturing Agreement, and the Vendor shall place those orders as soon as reasonably practicable and sell such AGVs to the JV Company at cost, and the Vendor shall take such actions pursuant to the Manufacturing Agreement as reasonably requested by the Purchaser Designee.

16.7.	The Vendor shall provide assistance to facilitate the transfer of know-how in relation to the design and function of the Automated Guided Vehicles and the maintenance of the Automated Guided Vehicles, to the JV Company, in each case to the extent such assistance can be reasonably provided by the Vendor or any other member of Vendor Group and any material costs incurred by the Vendor or any member of Vendor Group are reimbursed (subject to mutual agreement).

16.8.	With respect to the French TransCar Contracts, the Swedish JBT Contract, the Canadian JBT Contract and any other contract concerning the provision of maintenance services in respect of AGVs entered into by any Affiliate of the Vendor not being a member of the Vendor Group (if any}, the Vendor and the Purchaser shall discuss in good faith upon the expiry of the applicable contract on whether the JV Company shall take over such contracts and each of the Vendor and the Purchaser shall reasonably consider any proposals made in connection therewith.

17.	TREATMENT OF STOCK AND INVENTORY

17.1.	As at the date of this Agreement, the Vendor shall prepare and deliver to Purchaser a list with the Stock and Inventory, including the applicable book values, as part of Part 1 to the Disclosure Schedule.

17.2.	Following Completion, as part of the Service Agreements, the Vendor shall deliver to the JV Company monthly updated lists of the Stock and Inventory, including the applicable book values. The Stock and Inventory shall continue to be used for the servicing of the Contracts or any other customers agreed by the Purchaser or the JV Company, on the one side, and the Vendor, on the other side, from time to time and the Vendor or the applicable member of the Vendor Group shall be entitled to charge for (the relevant pieces of) Stock and Inventory as contemplated by the Service Agreements or as otherwise agreed in writing by the Purchaser or the JV Company, on the one side, and the Vendor, on the other side, from time to time.

17.3.	As might be reasonably requested by the Purchaser or the JV Company from time to time (and subject to any payment terms reasonably acceptable to the Vendor), the Vendor may purchase or otherwise procure additional Stock and Inventory, either to be delivered directly to the JV Company or any other Purchaser Designee or to a customer under a Contract, in each case as instructed by the Purchaser or the JV Company. For the avoidance of doubt, the JV Company or any other Purchaser Designee shall be entitled to build-up and procure its own spare parts, stock and raw materials outside the Stock and Inventory.

17.4.	The Purchaser shall use its reasonable efforts to procure that a Purchaser Designee purchases the entire Stock and Inventory within the 18 months period following Completion Date. Notwithstanding the foregoing, the Purchaser shall procure that a Purchaser Designee purchases the remaining Stock and Inventory at book value (the “Remaining Stock and Inventory Price”) no later than the date following 36 months after the Completion Date, whereby the Remaining Stock and Inventory Price shall be payable by the Purchaser or a Purchaser Designee to the Vendor.

18.	NON-COMPETITION RESTRICTIONS

18.1.	The Purchaser has a business presence in Singapore, Thailand, Malaysia, People’s Republic of China, United States of America, Indonesia and Australia, and intends to expand its business presence globally. The Vendor undertakes with the Purchaser that it shall procure that the Vendor, the other members of the Vendor Group and any subsidiaries of the Vendor will not for a period of 5 years following the Completion Date:

(a)	directly or indirectly carry on, be engaged in or be economically interested in or manage or assist any business which is of the same or similar type to the Maintenance Operations within the Territories and which is or is likely to be in competition with the Maintenance Operations and/or relates to assets or activities which are of the same or similar type as the Automated Guided Vehicles within the Territories and which are or are likely to be in competition with the Maintenance Operations;

(b)	canvass or solicit the custom of any person, firm or company who has within the 12 months prior to Completion been a customer of the Vendor Group in relation to the Maintenance Operations or a customer of the Vendor Group in relation to the manufacture of the Automated Guided Vehicles, in each case with respect to a Restricted Business;

(c)	use, cause to be used, register and/or cause to be registered any trade and service marks, business names and/or company names of or associated with or used in connection with the Maintenance Operations, within the Territories, save, for the avoidance of doubt, with respect to the Vendor Group Designations; or

(d)	directly or indirectly carry on, or be engaged in the AGV Manufacturing Operations or the manufacturing of the same or similar type of Automated Guided Vehicles within the Territories and whereby such same or similar type of Automated Guided Vehicles is or is likely to be in competition with the Purchaser or a Purchaser Designee with respect to the Maintenance Operations or the Automated Guided Vehicles;

(“Restricted Business” means any restricted conduct or activity set forth in sub-clauses (a) and (d) above).

18.2.	The Parties acknowledge and agree that the Vendor is carrying on the French AGV Business and such French AGV Business qualifies as an “Excluded Asset” pursuant to the terms and conditions of this Agreement and shall therefore not be subject of the sale, purchase and transfer as contemplated by this Agreement. To this end:

(a)	The French TransCar Contracts, the Swedish JBT Contract and the Canadian JBT Contract shall not be considered to be a breach of the non-competition restrictions pursuant to Clause 18.1. The Parties agree that there shall be no renewals or extensions of the French TransCar Contracts, the Swedish JBT Contract and the Canadian JBT Contract upon the expiry or termination of these contracts.

(b)	The French AGV Business shall not be subject to the non-competition restrictions pursuant to Clause 18.1 for as long as it is only conducted in France, and there shall be no other business activities relating to the Automated Guided Vehicles in France other than pursuant to the French TransCar Contracts to which Clause 18.2(a) shall apply.

18.3.	The Purchaser acknowledges and agrees that (i) the Vendor is part of a group of companies and that the non-compete restrictions pursuant to this Clause 18 are only binding on the Vendor, the other members of the Vendor Group and subsidiaries of the Vendor (the “Restricted Entities”) and (ii) the non-compete restrictions pursuant to this Clause 18 are not binding on any other Affiliates of the Restricted Entities. The Restricted Entities shall not be regarded as having an indirect interest or engagement in any business, conduct or other activity in case only such other Affiliates of the Restricted Entities are involved or engaged in such business, conduct or other activity.

18.4.	The Vendor shall procure that the other Restricted Entities comply with the non-compete restrictions pursuant to this Clause 18.

19.	GUARANTEE

19.1.	The Guarantor hereby irrevocably and unconditionally:

(a)	guarantees to the Vendor the punctual performance by the Purchaser of any and all of its duties, obligations or undertakings in connection with, or otherwise arising out of, the Payment Related Claims (the “Guaranteed Liabilities”); and

(b)	undertakes with the Vendor (i) that if the Purchaser shall be in breach, default or non-compliance with any of the Guaranteed Liabilities, the Guarantor shall be liable therefor as if the Guarantor were the party principally bound by such Guaranteed Liabilities, and (ii) to fully indemnify and keep fully indemnified and hold harmless the Vendor on demand, from and against and in respect of any and all Loss suffered or incurred by the Vendor in connection with such breach, default or non-compliance with any of the Guaranteed Liabilities, in any case to the same extent that the Purchaser would be liable for such Loss.

19.2.	The guarantee of the Guarantor hereunder shall be a continuing security and will extend to the ultimate and full payment and discharge of the Guaranteed Liabilities, regardless of any intermediate payment and discharge in whole or in part.

19.3.	The obligations of the Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 including:

(a)	any time, waiver or consent granted to, or composition with, the Purchaser;

(b)	the release of the Purchaser or any other person under the terms of any composition or arrangement with any creditor;

(c)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Purchaser;

(d)	any amendment, novation, supplement or restatement this Agreement or any other document this Agreement is referring to (and therefore also any variation, increase, extension or addition to the Guaranteed Liabilities, as amended from time to time);

(e)	any unenforceability, illegality or invalidity of the Guaranteed Liabilities; or

(f)	any insolvency or similar proceedings.

19.4.	The Vendor may proceed against the Guarantor hereunder without first having to proceed against the Purchaser. The Guarantor waives any right it may have of first requiring the Vendor to proceed against or enforce any other rights or security or claim payment from any person (including the Purchaser) before claiming from the Guarantor under this Clause 19. For the avoidance of doubt, the Vendor agrees that the provisions of Clause 15 shall apply mutatis mutandis to any claims by the Vendor against the Guarantor in the event that the Vendor proceeds against the Guarantor hereunder without first having proceeded against the Purchaser.

19.5.	Until the ultimate and full payment and discharge of the Guaranteed Liabilities, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Agreement or by reason of any amount being payable, or liability arising, under this Clause 19 including any rights:

(a)	to be indemnified by the Purchaser;

(b)	to take the benefit of any rights of the Purchaser under this Agreement or to initiate legal proceedings or take any other action against the Purchaser to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under this Clause 19 (in whole or in part and whether by way of subrogation or otherwise);

(c)	to exercise any right of set-off against the Purchaser; and/or

(d)	to claim or prove as a creditor of the Purchaser in competition with the Purchaser.

20.	PUT OPTION

20.1.	Subject to terms and conditions of this Clause 20, the Purchaser hereby grants the Vendor the option to require the Purchaser to purchase and acquire all of the OTSAW Shares held by the Vendor (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) (the “Put Option Shares”) by serving a written notice on the Purchaser (the “Put Option Notice”) within 20 Business Days following the date falling 3 years commencing on the date immediately following the Completion Date at an amount equal to the Put Option Price provided that an initial public offer, trade sale or other exit or liquidity event with respect to the shares in the capital of the Purchaser (the “Purchaser Liquidity Event”) has not occurred at the time of issuance of the Put Option Notice, subject to the terms and conditions of this Agreement (the “Put Option”).

20.2.	The price for all Put Option Shares shall be S$ 3.1 Million on the basis that at the time of the Put Option Notice the Vendor has not disposed of any of its OTSAW Shares acquired on Completion, and if the Vendor has disposed of any of its OTSAW Shares the price will be adjusted accordingly (the “Put Option Price”). If the Vendor wishes to transfer any of its OTSAW Shares to any Related Corporation it may do so, provided that in the event that such Related Corporation shall cease to be a Related Corporation of the Vendor, the Vendor shall procure that such Related Corporation shall, on or before such cessation, transfer all of the OTSAW Shares back to the Vendor. For the purpose of the Put Option, any OTSAW Shares held by a Related Corporation of the Vendor shall be treated as OTSAW Shares held by the Vendor, and any transfer of OTSAW Shares by the Vendor to its Related Corporation shall not be treated as a disposal of such OTSAW Shares by the Vendor.

20.3.	A Put Option Notice, once given, may not be withdrawn except with the consent of the Purchaser.

20.4.	The date for effecting the sale and transfer of the Put Option Shares (the “Put Option Completion”; the date on which Put Option Completion occurs, the “Put Option Completion Date”) shall be scheduled 20 Business Days after the delivery of the Put Option Notice.

20.5.	On the Put Option Completion Date, the Purchaser and the Vendor shall deliver the required share transfer form (signed by the relevant parties), resolutions of the Purchaser (signed by the directors appointed by the relevant parties) and share certificates and the Purchaser shall make the relevant payment of the Put Option Price to the Vendor. Subject to payment of the Put Option Price, the Put Option Shares shall be sold free from all Encumbrances, fully paid up and non-assessable and shall be sold together with all rights, benefits and interests attaching thereto as at the Put Option Completion Date.

20.6.	In case the Put Option cannot be duly or timely implemented due to capital maintenance rules or other laws governing distributions to shareholders or restrictions on company purchasing its shares applicable to the Purchaser, as may be reasonably ascertained by reputable counsel of Vendor, the Guarantor shall be deemed to have given the Put Option instead of the Purchaser and the provision of this Clause 20 shall apply mutatis mutandis.

20A.	VALUATION PROTECTION

20A.1	The Purchaser agrees that in the event that there is a proposed initial public offer for the shares in the capital of the Purchaser and in the event that it is anticipated that the value of the total number of OTSAW Shares held by the Vendor (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) multiplied by the per-share offer price for shares in the capital of the Purchaser under the initial public offer is less than S$2.945 Million, then the Purchaser will procure that the Vendor will receive additional shares in the capital of the Purchaser such that the value of the total number of shares in the capital of the Purchaser to be held by the Vendor immediately prior to the initial public offering of the Purchaser multiplied by the per-share offer price for shares in the capital of the Purchaser under the initial public offer shall be no less than S$3.1 Million. For the avoidance of doubt, if it is anticipated that the value of the total number of OTSAW Shares held by the Vendor (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) multiplied by the per-share offer price for shares in the capital of the Purchaser under the initial public offer is equal to or more than S$2.945 Million, no additional actions will be required on the part of the Purchaser.

20A.2	Clause 20A.1 shall apply mutatis mutandis to any other Purchaser Liquidity Event, in the event that any Purchaser Liquidity Event other than an initial public offer is proposed.

20A.3	If the Vendor wishes to transfer any of its OTSAW Shares to any Related Corporation it may do so, provided that in the event that such Related Corporation shall cease to be a Related Corporation of the Vendor, the Vendor shall procure that such Related Corporation shall, on or before such cessation, transfer all of the OTSAW Shares back to the Vendor. For the purpose of Clause 20A.1, any OTSAW Shares held by a Related Corporation of the Vendor shall be treated as OTSAW Shares held by the Vendor, and any transfer of OTSAW Shares by the Vendor to its Related Corporation shall not be treated as a disposal of such OTSAW Shares by the Vendor.

21.	PURCHASE OF JV COMPANY SHARES

Pursuant to Clauses 78 and 7C of the Shareholders Agreement, the Purchaser shall grant to the Vendor a put option and the Vendor shall grant to the Purchaser a call option, for the sale and purchase of the JV Company Shares held by the Vendor in three tranches, exercisable yearly commencing on the date falling one year from the Completion Date. Each tranche shall comprise 1,333 or 1,334 ordinary shares (as the case may be) of the JV Company and shall be for a cash consideration of S$ 800,000 for each tranche (the “JV Company Shares Put and Call Option”). For the avoidance of doubt, any payments of the cash consideration for any tranche shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement or the Shareholders Agreement and subject to the other provisions of this Agreement (including Clause 22.14).

22.	OTHER PROVISIONS

22.1.	Announcements or Press Releases

Save as may be required to be disclosed pursuant to any applicable laws or to any competent governmental or statutory authority or rules or regulations of any relevant regulatory, administrative or supervisory body or for the purpose of the satisfaction of the Conditions Precedent set out in Schedule 2, each Party undertakes that it or its Affiliates will not make any announcement or press release or disclosure in connection with this Agreement unless the other Parties hereto shall have given its consent to such announcement, press release or disclosure (which consent may not be unreasonably withheld). Each Party agrees to provide the other Parties with a draft of any announcement, press release or disclosure it or its Affiliates intend to make in connection with this Agreement, for review.

22.2.	Entire Agreement

This Agreement embodies the entire terms and conditions agreed upon by the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects any previous agreement, understanding, letter of intent, representation, warranty, undertaking and arrangement of any nature whatsoever amongst the Parties with respect to the subject matter hereof, whether such be written or oral.

22.3.	Confidentiality

Unless otherwise agreed to by the Parties or and save as permitted under Clause 22.1, each Party shall treat as confidential and not disclose or use any information received or obtained as a result of entry into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(a)	the provisions but not the existence (subject to Clause 22.1) of this Agreement and any agreement entered into pursuant to this Agreement;

(b)	the negotiations relating to this Agreement (and such other agreements); or

(c)	a Party and its Affiliate’s business, financial or other affairs (including without limitation, future plans, targets, trade secrets, know-how, strategies, ideas, operations, compliance information, processes, methodologies and practices, customer and supplier lists), whether in writing, visual, pictorial, machine readable, or any other form (including prototypes and samples), and whether or not identified or marked to be proprietary, confidential or secret prior to their disclosure, and includes any copies, notes and other instruments derived or made therefrom.

The confidentiality obligations pursuant to Clause 22.3 shall not apply to:

(a)	any use or disclosure of confidential information (i) required by applicable laws or otherwise requested by a governmental authority, (ii) required to exercise or enforce a Party’s or its Affiliates’ rights under, or otherwise perform, the Transaction Documents or to vest any benefit of the Transaction Documents with a Party or its Affiliates, or (iii) made with the prior written consent of the disclosing Party; and

(b)	any confidential information which (i) is or subsequently becomes generally available to the public other than as a direct or indirect result of a disclosure of a receiving Party or any of its Affiliates in breach of this Agreement, (ii) is or subsequently becomes available to a receiving Party from a third-party source not (directly or indirectly) connected with a disclosing Party provided that such third-party source has, to the knowledge of the receiving Party, no duty of confidentiality in respect of that information to such disclosing Party or any of its Affiliates, or (iii) has been independently developed or deduced by the receiving Party or any of its Affiliates without use of or reference to confidential information.

In the event that a receiving Party or any of its Affiliates are required by applicable laws or requested by a governmental authority to disclose any of the confidential information, the receiving Party will, to the extent legally permissible, provide the disclosing Party with prompt prior written notice so that the disclosing Party may seek a protective order or other appropriate remedy. In the event the disclosing Party determines to seek such protective order or other remedy, the receiving Party or any of its Affiliates will reasonably cooperate with such disclosing Party in seeking such protective order or other remedy.

For the avoidance of doubt, this Clause 22.3 shall not operate or prohibit any retention of copies of records or any disclosure in connection with the preparation and filing of financial statements or Tax returns of the Vendor or its Affiliates or as otherwise provided or allowed for pursuant to this Agreement.

22.4.	Assignment

No Party may assign all or any part of its rights or transfer all or any part of its obligations under this Agreement without the prior written consent of the other Parties. This Agreement shall be binding on and shall enure for the benefit of each Party’s successors, permitted assigns, nominees, personal representatives, liquidators and trustees in bankruptcy.

22.5.	Third Party Rights

Except for Purchaser Designee, a person who is not a Party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act, Chapter 538 of Singapore to enforce any term of this Agreement.

22.6.	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

22.7.	Time of the Essence

Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

22.8.	Further Assurance. License to Intellectual Property

The Purchaser and the Vendor Group shall each do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

To the extent (and only to extent) required by the Vendor or any Affiliate of the Vendor, and for as long as so required, to perform (i) the services under the Service Agreements or any other obligation of the Vendor or any member of the Vendor Group pursuant to this Agreement (including Clause 7), and (ii) the services under the Manufacturing Agreement and the French TransCar Contracts as well as the Swedish JBT Contract and the Canadian JBT Contract (subject to Clauses 18.1 and 18.2), the Purchaser hereby grants a royalty-free, non-exclusive and non-transferable license to the Vendor (sublicensable to the relevant members of the Vendor Group) to use the Intellectual Property and the Books and Records to the extent relating thereto.

22.9.	Duties

All excise, sales, use, registration, stamp, recording, documentary, conveyancing, property, transfer, and similar Tax directly or indirectly triggered by the transactions contemplated hereby (collectively “Transaction Tax”) shall be borne by the Purchaser.

22.10.	Compensation

Once a Loss is agreed or finally determined to be payable by a Party to another Party under or in connection with this Agreement, the relevant Party shall satisfy its obligations within 20 Business Days of such agreement or final determination.

22.11.	Costs and Expenses

Except as provided in Clause 22.9 or as otherwise explicitly provided herein, each of the Parties shall pay its own costs and expenses (including legal costs) in connection with this Agreement and the transactions contemplated hereby.

22.12.	Waiver

Failure by any Party to require performance of any term or condition of this Agreement shall not prevent the subsequent enforcement of such term or condition nor shall such failure be deemed to be a waiver of any subsequent breach of this Agreement, or any right or remedy granted by this Agreement or by the general law in respect of such breach.

22.13.	Provisions not Affected by Completion

The representation and warranties and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not be extinguished or affected by Completion, or by any other event or matter whatsoever (including, without limitation, any satisfaction and/or waiver of any Condition Precedent contained in Schedule 2), except by prior specific and duly authorised written waiver or release by the Party receiving the benefit of the representation, warranty or other provision.

22.14.	Set-off and Counterclaim

Any payments to be made by any Party under this Agreement shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement, the relevant Transaction Documents or otherwise provided that: (a) other than for any set-off or deduction or counterclaim for any Contract Compensation (i) the relevant claim underlying the set-off or deduction or counterclaim must have been duly notified to the relevant other parties in accordance with the provision of this Agreement or the relevant other Transaction Documents before, and (ii) if the applicable parties fail to agree on the amount of such claim, the party notifying the claim must duly process such claim and initiate court or arbitral proceedings (as applicable} latest within 6 months following notification of such claim (failing to do so forfeits the right to make such set-off, deduction or counterclaim under this Clause); and (b) for any set-off or deduction or counterclaim for any Contract Compensation, (i) if the Vendor and the Purchaser agree on the Revenue Statement, the amount of the Contract Compensation determined based on the Revenue Statement, and (ii) if the Vendor and the Purchaser cannot agree on the Revenue Statement within 30 Business Days following the lapse of the Revenue Period, (x) until the decision of the Independent Expert is made, the limits for the Contract Compensation as set forth in Schedule 6 for that relevant year (unless the Purchaser demands a lower amount, then such lower amount) or (y), following the decision of the Independent Expert, the amount of the Contract Compensation determined based on the Revenue Statement after it is reviewed, calculated and determined by the Independent Expert.

22.15.	Notices

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by electronic mail at his or its electronic mail address set out below (or to such other address or electronic mail address as any party may from time to time notify the others):-

(a)	The Vendor/The Vendor Group (including where any notice if given to any relevant member(s) of the Vendor Group)

c/o Swisslog Healthcare Holding AG

Address: Webereiweg 3, 5033 Buchs AG, Switzerland

Email address:	robert.oldin@swisslog-healthcare.com; Florian.Dorow@kuka.com
Attention:	Robert Oldin, Florian Dorow

with a copy to (which shall not constitute notice):

c/o Luther LLP

Address: 4 Battery Road, Bank of China Building #25-01, Singapore 049908, Singapore

Email address:	clemens.leitner@luther-lawfirm.com
Attention:	Clemens Leitner

(b)	The Purchaser

Address: 12 Kaki Bukit View #04-00, Singapore 415948

Email address:	Tobias@otsaw.com.sg and raymond@otsaw.com.sg
Attention:	Tobias Klesen / Raymond Lee

(c)	The Guarantor

Address: 12 Kaki Bukit View #04-00, Singapore 415948

Email address:	ling@otsaw.com
Attention:	Ling Ting Ming

Any such notice, demand or communication shall be deemed to have been duly served (if given by electronic mail) immediately upon receiving acknowledgment of receipt from the intended recipient via the electronic mail (as the case may be) or (if given or made by letter) 5 Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

22.16.	Partial Invalidity

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

22.17.	Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The exchange of copies of this Agreement and any documents and instruments contemplated to be executed by this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement and any documents and instruments contemplated to be executed by this Agreement as to the relevant parties thereto and may be used in lieu of the original Agreement or the relevant documents and instruments contemplated to be executed by this Agreement for all purposes. Signatures transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

22.18.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

22.19.	Arbitration

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The seat of the arbitration shall be Singapore. The Tribunal shall consist of 1 arbitrator. The language of the arbitration shall be English. This arbitration clause shall be governed by, and construed in accordance with, the laws of Singapore.

SCHEDULE 1

Disclosure Schedule

Part 1 - Certain Transferred Assets and Excluded Liabilities

1.	Contracts

Location in VDR

Summary sheet of documents and individual contracts can be found in Dataroom

Dataroom Index: 28.2.1 AGV Contracts

The contract with Ng Teng Fong Hospital has expired, and ,the renewal contract is currently pending from the hospital.

2.	Intellectual Property

No.	Name	Documentation Type	Total No. Of Pages	Document Reference Number/ Name	Dataroom Index
1	Chassis L34000	PDF	22		28.1.2.3.1
2	Longerons L34000	PDF	4		28.1.2.3.2
3	Syst Levage L34000	PDF	9		28.1.2.3.3
4	German Din Norms (Extract)	PDF	113	13849-1	28.1.2.3.5
5	German Din Norms (Extract)	PDF	21	954-1	28.1.2.3.5
6	German Din Norms (Extract)	PDF	104	3691-4	28.1.2.3.5
7	German Din Norms (Extract)	PDF	12	EN 1525	28.1.2.3.5
8	Wartungsumfang Abgrenzung (Maintenance)	PDF	5		28.1.2.11
9	Factory Acceptance Test Procedure	PDF		K2 V1.7	28.1.2.10
10	Stuckliste Transcar (parts list)	PDF	5		28.1.2.3.8
11	AGV System Overview	PPT			28.1.2.3.11
12	Operation and Manintenance Manual	PDF	102	AGV TransCar LTC2-LX (K2)	28.1.2.8
13	Lito Module and Can Command	PDF	43	LTIO1-Box - Version: 1.3 vom 29.10.2017	28.1.2.12
14	Case Study - Bejing China	PDF	2		28.1.2.1
15	Case Study - Berlin Germany	PDF	2		28.1.2.1
16	Case Study - Greifswald Germany	PDF	2		28.1.2.1

SCHEDULE TO MASTER ASSET SALE AGREEMENT

17	Case Study - Bochum Germany	PDF	2		28.1.2.1
18	Case Study - Hamburg Eppendorf Germany	PDF	2		28.1.2.1
19	Case Study - Vienna Austria	PDF	2		28.1.2.1
20	AGV Overview	PDF	7		28.1.2.4
21	TransCar System Description	PDF	23		28.1.2.3.10
22	Transcar Instruction Manual	PDF	78	TransCar LTC2-LX K2	28.1.2.6
23	Software			TransCar TCMS2- Software Code- Analyse - 23.06.2021	28.1.2.3.9
24	3D CAD Designs			PDM system within the JV- Reference shown in the dataroom	28.1.2.3.6
25	AGV Trainings	Word		AGVFolder	28.2.2.2
26	Electrical Drawings	PDF		Transcar K2 FD 12.2017.01 2018.12.05	28.2.2.2.16
27	“TransCar” name and logo (non-registered trademark —see Clause 1.7)				28.1.2.3 and 28.2.2.1.3

3.	Books and Records

Dataroom Index: 28.2.3 and as set out under Paragraph 2 (Intellectual Property) above.

Open AGV Tickets: Dataroom Index: 28.2.5

Any other paper/ hardcopy records may be transferred to a Purchaser Designee after Completion during transition phase upon request.

4.	Payables and Debts

Dataroom Index: 28.2.3

5.	Advance Payments

Dataroom Index: 28.2.3

6.	Shared Contracts

Contract Name	Dataroom Index
Changi General Hospital	28.2.1.5.1, 28.2.1.5.2
KK Hospital	28.2.1.5.3
Varese	28.2.1.2.2

7.	Vendor Performance Bonds

APAC Vendor Performance Bonds — Dataroom Index: 28.2.3.1.1

SCHEDULE TO MASTER ASSET SALE AGREEMENT

EMEA Vendor Performance Bonds

13
14	Mängelansprüchebürgschaft	Bayern LB	24.09.2020	31.08.2022	152.931.55 €	Züblin / Jena
15
16
17	Vertragserfüllungs- und	R + V	08.07.2016	23.10.2022	100.722.08 €	Ingolstadt
18	Mängelansprüchebürgschaft
19
20

8.	Salaried Employees

Sandra. A (Salaried Employee referenced to in Clause 6.3 of this Agreement)

Frank. C

Rainer. S

Thorsten. Moser

Juergen. O

9.	Accounts Receivable

APAC Accounts Receivables can be found in Dataroom Index: 28.2.3.1.3

10.	AGVs

Information can be found in Transcar Contract Summary. Dataroom Index: 28.2.1.8

11.	Stock and Inventory

List/ Book value to be disclosed as of end of September. Information can be found in the Dataroom Index: 28.2.4

12.	Contract referenced to in Clause 7.6 of this Agreement

KK Hospital

Information can be found in the Dataroom Index: 28.2.1.5.3

13.	Contract referenced to in Section 6.5 of Schedule 4 of this Agreement

Yishun Hospital

Information can be found in the Dataroom Index: 28.2.1.5.7

SCHEDULE TO MASTER ASSET SALE AGREEMENT

Part 2 - Disclosures

1.	General and Interpretation

1.1	This Disclosure Schedule forms an integral part of the Agreement and sets out general and specific exceptions and qualifications to the warranties and representations of the Vendor set out in Clause 11.1 of the Agreement and the Vendor Warranties in Schedule 4 of the Agreement. The Vendor shall not be in breach of any Vendor Warranty (and such Vendor Warranty shall not be deemed inaccurate) in respect of any facts, matters or circumstances which are Disclosed in this Disclosure Schedule.

1.2	Nothing in this Disclosure Schedule (i) shall imply any representation, warranty, covenant or other agreement not expressly given in this Agreement or (ii) is intended to broaden the scope of any representation, warranty, covenant or other agreement contained in the Agreement. No inclusion of any matter or item in this Disclosure Schedule (i) shall be construed as an admission or indication that such matter or item is material or establish a standard of materiality or that such item is required to be referred to or disclosed in the Disclosure Schedule and (ii) shall constitute, or be deemed to be, an admission of liability concerning a possible breach or violation of any agreements, contracts or laws.

1.3	The disclosures made in this Disclosure Schedule are without prejudice and in addition to any and all other rights, limitations, exclusions and qualifications expressly set out in the Agreement.

2.	Specific Disclosure

Appendix A to this Disclosure Schedule sets out specific disclosures made in relation to the Vendor Warranties. The section numbers in Appendix A correspond to the section numbers of the Vendor Warranties and the disclosures in any section or subsection of Appendix A shall qualify other sections and subsections to which the relevance of such item is reasonably apparent on its face, notwithstanding the omission of a reference or cross reference thereto.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

Appendix A: Disclosures

No.	Section No.	Disclosures
1.	Section 2

The Vendor Group does not keep separate accounts or ledgers with respect to the Maintenance Operations but such accounts and ledgers are part of the overall bookkeeping of the Vendor Group. As part of the hand-over, the Books and Records will need to be carved-out from the general accounts and ledgers of the Vendor Group.

2.	Section 5	transcar.com and other domains using the term “TransCar” are not owned by the Vendor Group and therefore not part of the term “Intellectual Property”.
3.	Section 5.3

The Vendor or any other member of the Vendor Group might have at some point in time handed over maintenance drawings to other persons (employees, third party service providers) without an NDA in place. However, any such disclosures did not result in the decrease in value of the Intellectual Property or any losses to the Maintenance Operations.

4.	Section 6.2	The Vendor has diligently reviewed whether any service contracts exist with respect to legacy AGV installation within Vendor Group as well as potential TransCar service contracts outside of the Vendor Group. Besides the Contracts, following Completion it could be that additional AGV installations within the Vendor Group will surface as not all old installations are recorded in the ERP systems under control of the Vendor. Also, Affiliates of the Vendor outside of the Vendor Group could hold some AGV service contracts unknown to the Vendor. Reference is made to Clause 16.8 of the SPA.
5.	Section 8	For the avoidance of doubt, the Vendor Group uses “off-the-shelf” software in relation to the Maintenance Operations (such as Microsoft Office etc) which can be procured on market standard terms. The Purchaser will need to procure such software following Completion.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

SCHEDULE 2

Conditions Precedent

1.	The following consents and permits having been obtained:-

(a)	all relevant consents and/or permits from relevant government authorities, to the extent required for ownership, operation and management of Transferred Assets by the Purchaser or a Purchaser Designee following Completion (if any); and

(b)	all other Third Party Consents in respect of the Books and Records that would allow the Purchaser to carry on the business of the Maintenance Operations (if any).

2.	The following having been completed:-

(a)	The completion of an inspection of the AGVs and Stock and Inventory by the Purchaser to the reasonable satisfaction of the Purchaser; and

(b)	The results of the due diligence exercise conducted by the Purchaser or its shareholder on the Transferred Assets being reasonably satisfactory to the Purchaser or its shareholder (as the case may be).

3.	All of the Vendor Warranties are true, accurate and not misleading in all material respects.

4.	All of the Purchaser Warranties and the warranties and representations made by the Guarantor are true, accurate and not misleading in all material respects.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

SCHEDULE 3

Vendor Group

1.	Swisslog Healthcare Asia Pacific Pte. Ltd.

2.	Swisslog Healthcare AG

3.	Swisslog Healthcare AG, Norwegian Branch

4.	Swisslog Healthcare AG Branch of Italy

5.	Swisslog Healthcare Netherlands BV

6.	Swisslog Healthcare GmbH, Westerstede

7.	Swisslog Augsburg GmbH

SCHEDULE TO MASTER ASSET SALE AGREEMENT

SCHEDULE 4

Vendor Group’s Representations and Warranties

1.	THE VENDOR GROUP

1.1.	Capacity and Authority of the Vendor Group

(i)	The Vendor and each member of the Vendor Group has the capacity to enter into, perform and deliver this Agreement and the Local Transfer Agreements and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the Local Transfer Agreements.

(ii)	This Agreement when executed by the Vendor and the Local Transfer Agreements when executed by the Vendor Group will constitute legal, valid and binding obligations of the Vendor Group enforceable in accordance with its terms.

(iii)	The execution, delivery and performance of this Agreement and the Local Transfer Agreements by the Vendor Group will not result in a breach of:

(a)	any agreement, instrument or document to which it is a party or by which any of its assets are bound; or

(b)	any order, judgment or decree of any court, governmental agency or regulatory body having jurisdiction over the relevant member of the Vendor Group.

1.2.	Insolvency

(i)	No winding up or insolvency order has been made or petition presented against any member of the Vendor Group nor, to the knowledge of the Vendor Group, has any person threatened to present such an order or petition, nor has any member of the Vendor Group made any composition with his creditors or requested a suspension of payment of his debts, nor has any steps been taken in relation to them in respect of any of the foregoing.

(ii)	No distress, execution or other process has been levied on any asset owned or used by the Vel”\dor Group, nor, to the knowledge of the Vendor Group, has any person threatened any such distress, execution or other process nor has an official assignee or similar officer been appointed in respect of any of their assets.

(iii)	The Vendor Group is not insolvent or unable to pay its debts as and when they fall due and the Vendor Group will not become insolvent or unable to pay its clients as a result of the Vendor entering into this Agreement.

(iv)	The Vendor Group has not made or proposed any arrangement or composition with its creditors or any class of its creditors whether by court process or otherwise under which such creditors shall receive or be paid less than the amounts contractually or otherwise due to them.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

1.3.	Information

To the knowledge of the Vendor, all information, documents and other materials which the Purchaser has requested as part of its due diligence was made available in the Dataroom and is stored on the Dataroom Media.

All information provided in the Dataroom related to the Contracts, Books and Records and Intellectual Property (excluding, for the avoidance of doubt, any financial projections, business plans, forward looking statements and similar data or information) (collectively the “Warranted Information”) was, as far as the Vendor is aware, when given true and accurate and the Vendor is not aware of any fact or matter which renders any such Warranted Information untrue, inaccurate or misleading.

All information in this Agreement relating to the Vendor Group, its business and assets, is true, complete and accurate.

The list of and information on the members of the Vendor Group as set out in Schedule 3 is true, complete and accurate.

The information as set out in Part 2 of the Disclosure Schedule are true, complete and accurate.

2.	BOOKS AND RECORDS

The Books and Records, have been properly kept and written up in accordance with generally accepted accounting principles, standards and practices and fully and accurately present and reflect all applicable transactions entered into by the Vendor Group or to which either of the Vendor Group has been a party and all matters required by law to be entered therein and do not contain or reflect any material inaccuracies or discrepancies.

3.	BUSINESS

3.1.	Business

In each case since 1st January 2021:

(i)	Save for the transactions contemplated under this Agreement, the Vendor Group have carried on the Maintenance Operations as a going concern in the ordinary and usual course of business and without entering into any transaction, disposing of any assets, assuming any liability (including contingent liabilities) or making payment, in each case, which will have a material adverse impact on the Vendor Group and which is not in the ordinary and normal course of its business and without alteration in the nature, scope or manner (including nature and scale) of such Maintenance Operations in any material respect;

(ii)	There has been no material adverse change in the financial or trading position or turnover of the Vendor Group with respect to the Maintenance Operations; and

(iii)	The Vendor Group have not by reason of any default connected to the Maintenance Operations by it or any other person in any of its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed moneys or other forms of indebtedness or pay under any guarantee, indemnity or other forms of liability.

3.2.	Licences and Consents

(i)	All licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals, registrations and authorities necessary for the carrying on the Maintenance Operations by the Vendor Group and which are material to the business of the Vendor Group (the “Licences”) have been obtained, are in full force and effect, and are being complied with in all material respects.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

(ii)	As far as the Vendor is aware. there is no breach of any Licence or any intended or contemplated refusal or revocation of any Licences.

3.3.	Compliance with Laws

Each member of the Vendor Group is conducting and carries on the Maintenance Operations in accordance with applicable laws, regulations and bye-laws (including but not limited to the directives issued by the regulatory authorities) in each country in which such entity of Vendor Group operates the Maintenance Operations in, and the Vendor Group is not in breach of any such laws, bye-laws or regulations (including but not limited to the directives issued by the regulatory authorities) and as far as the Vendor is aware, there is no investigation, disciplinary proceeding or enquiry by, or order, decree or judgment of, any court, tribunal, arbitrator or any governmental agency or regulatory body outstanding or anticipated against the any of the Vendor Group in connection with the Maintenance Operations which has had or may have a material adverse effect upon the assets or business of the Vendor Group. None of the Vendor Group has in the last 3 years received any notice or other communication (official or otherwise) from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to an alleged, actual or potential violation and/or failure to comply with any such applicable laws, bye-law or regulation (including but not limited to the directives issued by the regulatory authorities), or requiring it to take or omit any action, in each case with respect to the Maintenance Operations.

3.4.	Litigation

(i)	None of the Vendor Group is a party to or involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation, arbitration or other legal proceedings (other than as claimant in the collection of debts arising in the ordinary and usual course of its business, none of which exceeds S$100,000) and related to the Maintenance Operations, which is material to the business of Vendor Group, and as far as the Vendor is aware, there are no such proceedings threatened.

(ii)	No claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration is pending or, as far as the Vendor is aware, threatened against the Vendor Group, in each case with respect to the Maintenance Operations.

(iii)	As far as the Vendor is aware, (a) there are no investigations, disciplinary proceedings, facts, matters or other circumstances likely to lead to any such proceeding, prosecution, or enquiry relating to any matter, and (b) there are no investigations, facts, matters or other circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, mediation or arbitration, in each case with respect to the Maintenance Operations.

(iv)	None of the Vendor nor any of the properties and assets or operations which it owns or in which it is interested is subject to any continuing injunction, judgment or order of any court, arbitrator, governmental agency or regulatory body, nor is in default under any order, licence, regulation or demand of any governmental agency or regulatory body or with respect to any order, suit, injunction or decree of any court, which in any case has had or may have a material adverse effect on the Vendor.

(v)	None of the Vendor Group (excluding the Vendor) nor any of the properties and assets or operations which they own or in which they are interested is subject to any continuing injunction, judgment or order of any court, arbitrator, governmental agency or regulatory body, nor in default under any order, licence, regulation or demand of any governmental agency or regulatory body or with respect to any order, suit, injunction or decree of any court, which in any case has had or may have a material adverse effect on the Vendor Group (excluding the Vendor) with respect to completing the transactions contemplated by this Agreement.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

4.	ASSETS, PLANT AND EQUIPMENT

4.1.	All of the Transferred Assets:

(i)	are, in the case of owned Transferred Assets, legally and beneficially owned by the Vendor Group, and the Vendor Group has good and marketable title thereto, and the Transferred Assets do not comprise any assets which are leased or licensed by the Vendor Group or used or held by it pursuant to leases or licences;

(ii)	are, where capable of possession, in the possession or under the control of the Vendor Group;

(iii)	are free from Encumbrances; and

(iv)	are not the subject of any hire-purchase, factoring arrangement, conditional sale or credit agreement.

4.2.	The lists of and information as set out in Part 1 of the Disclosure Schedule, which are under the headings of “Contracts”, “Intellectual Property”, “Books and Records”, “Advance Payments”, “Payable and Debts”, “Shared Contracts” and “Vendor Performance Bonds”, are true, complete and accurate.

5.	INTELLECTUAL PROPERTY

5.1.	All Intellectual Property:

(i)	is owned by the Vendor Group, and the Intellectual Property does not comprise of any intellectual property used by the Vendor Group under licence;

(ii)	as far as the Vendor is aware, are not being infringed or attacked or opposed by any person;

(iii)	in the case of the Intellectual Property owned by the Vendor Group, are not subject to any Encumbrance or any licence or authority in favour of another;

(iv)	none of the Intellectual Property is registered or the subject of applications for registration in any patent, trade mark, domain name or other Intellectual Property registry anywhere in the world; and

(v)	in the case of the business name, trade and service marks and company names forming part of the Intellectual Property and intended to be used by the Purchaser Designee(s) in accordance with the use of such marks and names as of Completion, such use is permitted by the Vendor Group, and such use does not infringe any rights of third parties.

5.2.	The Intellectual Property comprises all the Intellectual Property Rights necessary or required relating to the Maintenance Operations (excluding any “off-the-shelf’ software that can be procured on market standard terms), taking into account the transfer of know-how as contemplated by Clause 16.7 and any related documentation (such as manuals) forming part of the Books and Records. For the avoidance of doubt, after Completion the Purchaser’s consent would be required for the manufacture of any Automated Guided Vehicles.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

5.3.	The Vendor Group has copyrights in all drawings and design right in all designs relating to the Maintenance Operations and all such drawings and designs are in its possession and it has not supplied copies of any such drawings or designs to any other person without having market standard confidentiality agreements in place.

5.4.	The Vendor Group has not received any claims, and there are no claims expected to be made and no applications are pending in respect of any infringement of the Intellectual Property.

5.5.	The Intellectual Property as set out in Part 1 of the Disclosure Schedule contains true, correct and accurate information in respect of all Intellectual Property used and owned by the Vendor Group in all material respects (to the extent such Intellectual Property can be reduced to writing), and all Intellectual Property is in full force and effect, and there is no infringement in respect of the Intellectual Property by any member of the Vendor Group.

5.6.	Change of Control

The transactions contemplated by this Agreement will not lead to any breach or right of termination or otherwise affect any Intellectual Property.

6.	CONTRACTS AND MATERIAL TRANSACTIONS

6.1.	Documents

All Contracts are in the possession of the Vendor Group and such Contracts are valid, binding and enforceable by and against any of the Vendor Group as applicable, in accordance with their terms (subject to applicable bankruptcy, solvency and similar laws and general principles of equity) and are in full force and effect, in each case in all material respects.

6.2.	Contracts

Each of the Contracts is not a contract, transaction, arrangement, understanding, commitment, obligation or liability which:

(i)	is not in the ordinary and usual course of business;

(ii)	is not on an arm’s length basis; or

(iii)	imposes obligations, restrictions or expenditure on the respective Vendor Group which will or is likely to restrict such Vendor Group from carrying on the whole or a material part of its business in any part of the world.

The Contracts as set out in Part 1 of the Disclosure Schedule contains true, correct and accurate information in respect of all revenue-generating agreements of the Vendor Group relating to the Maintenance Operations, and such agreements are in full force and effect.

6.3.	Default

None of the Vendor Group and, as far as the Vendor is aware, nor any other party to any agreement with any of the Vendor Group is in default under any of the Contracts nor as far as the Vendor is aware, are there any circumstances likely to give rise to such a default. As far as the Vendor is aware, no other party to the Contracts is in default under any of the Contracts.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

6.4.	Compliance with Agreements

No notice of termination or of intention to terminate has been received in respect of any of the Contracts, and as far as the Vendor is aware, there are no grounds for rescission, avoidance or repudiation of the same.

6.5.	In respect of the Contract which is identified as paragraph 12 in Part 1 of the Disclosure Schedule, there is no risk of a claim against the Vendor Group and/or the Purchaser pursuant to the Contract.

6.6.	The Vendor is not aware that any customer under a Contract with a term of less than 12 months remaining from the Completion Date intends not to renew such Contract and no corresponding notice has been served on any member of the Vendor Group.

7.	TAXATION

In each case to the extent involving the Maintenance Operations or relating to the Transferred Assets:

(i)	Each member of the Vendor Group has prepared, kept and preserved complete, accurate and up-to-date records both as required by applicable laws and to enable it to deliver correct and complete Taxation returns (together with all attachments thereto as required by applicable laws) and to calculate any present or, so far as possible, future Taxation liability of each member of the Vendor Group or claim any waiver or relief from Taxation insofar as it depends on any transaction occurring on or before Completion, in each case in all material respects.

(ii)	All Taxation due and payable by each member of the Vendor Group have been paid and each member of the Vendor Group has complied with all information reporting and backup withholding requirements in all material respects. There are no liens for Taxes on any asset of any of the Vendor Group other than for Taxes not yet due and payable.

8.	SUFFICIENCY OF ASSETS

Taking into account the rights contemplated to be granted under, or the services contemplated to be provided pursuant to, this Agreement and the Ancillary Agreements and the Manufacturing Agreement, and assuming (a) the receipt of the required Third Party Consents or, failing such Third Party Consents, the transfer of the benefits and burdens as contemplated by Clause 7), and (b) the timely performance by Purchaser and the Purchaser Designees of their obligations under this Agreement and the Ancillary Agreements, the Transferred Assets are sufficient in all material respects for the Purchaser Designees to operate and conduct the Maintenance Operations immediately following Completion effectively and substantially in the manner in which the Maintenance Operations were operated and conducted during the 6 months prior to the Completion Date.

SCHEDULE TO MASTER ASSET SALE AGREEMENT

SCHEDULE 5

Form of Deed of Novation

SCHEDULE TO MASTER ASSET SALE AGREEMENT

For Singapore

Location:

[Note: This form is prepared for use for Singapore.

For all other countries, the form would have to be modified accordingly.]

DATED

BETWEEN

[CUSTOMER]

[SWISSLOG HEALTHCARE ASIA PACIFIC PTE. LTD.]

And

[OTSAW SWISSLOG HEALTHCARE ROBOTICS PTE. LTD.]

DEED OF NOVATION

THIS DEED OF NOVATION is made as of __________________ 2021

BETWEEN:

(1)	[CUSTOMER] (Company Registration Number: [●]), a company incorporated in Singapore and having its registered office at [●] (“Customer”);

(2)	SWISSLOG HEALTHCARE ASIA PACIFIC PTE. LTD. (Company Registration Number: 199300788E), a company incorporated in Singapore with its registered office at 11 Tampines Concourse, #02-07, Singapore 528729 (“Original Party”); and

(3)	[OTSAW SWISSLOG HEALTHCARE ROBOTICS PTE. LTD.] [To be confirmed.] (Company Registration Number:[●]), a company incorporated in Singapore and having its registered office at [●], Singapore [●] (“Substituting Party”),

(collectively, the “Parties”  and each, a “Party”).

WHEREAS:

(A)	The Customer and the Original Party had entered into the agreement(s) which is identified in Schedule 1 (the “Agreement(s)”), in relation to the service and maintenance of automated guided vehicles.

(B)	A Master Asset Sale Agreement dated [16 November 2021] was entered into by a holding company of the Original Party as vendor with, inter alia, a holding company of the Substituting Party as purchaser, for the transfer of certain assets and the assumption of certain liabilities (the “SPA”), and which assets include the Agreement(s). It was contemplated under the SPA that the Agreement(s) be transferred from the Original Party to the Substituting Party.

(C)	This Deed is supplemental to the Agreement(s).

(D)	As contemplated under the SPA, this Deed is entered into for the novation of the Agreement(s) from the Original Party to the Substituting Party (the “Novation”), such that the Substituting Party shall, on and from the Effective Date, be substituted in place of the Original Party as a party to the Agreement(s).

NOW THIS DEED WITNESSETH as follows:

1.	INTERPRETATION

1.1.	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing a specific gender shall include the other genders (male, female or neuter).

1.2.	The headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

2.	NOVATION

2.1	It is hereby agreed that all of the Original Party’s rights, benefits, liabilities and obligations in relation to the Agreement(s) will be novated to the Substituting Party on the following terms:

(a)	novation of the Original Party’s rights, benefits, liabilities and obligations to the Substituting Party in relation to the Agreement(s) will take effect on and from the date of this Deed (the “Effective Date”);

(b)	the Substituting Party shall, on and from the Effective Date, be substituted in place of the Original Party as a party/“Service Provider” to the Agreement(s) and henceforth, the Agreement(s) shall in respect of all matters arising on and after the Effective Date be treated in all respects as if the Substituting Party was a party/“Service Provider” thereunder instead of the Original Party;

(c)	on and from the Effective Date, the Substituting Party shall assume and duly perform and discharge all liabilities and obligations, and be entitled to exercise and/or enforce all rights and benefits of the Original Party, arising on and after the Effective Date in relation to the Agreement(s) in all respects as if the Substituting Party had been a party to the Agreement(s) in place of the Original Party;

(d)	for the avoidance of doubt, the Original Party shall remain responsible and/or liable to the Customer for any actual or alleged default or breach by the Original Party in relation to the Agreement(s) which arose before the Effective Date, and the Original Party shall continue to have its rights and remedies in respect of the Customer for any actual or alleged default or breach by the Customer in relation to the Agreement(s) which arose before the Effective Date;

(e)	the Customer shall continue to be bound by the provisions of the Agreement(s) in every way, and shall duly perform and discharge all liabilities and obligations whatsoever from time to time be performed or discharged by it under or by virtue of the Agreement(s), and, from the Effective Date, be entitled to exercise and/or enforce all rights and benefits from time to time exercisable or enforceable by it under or by virtue of the Agreement(s), as if the Substituting Party had been named as a party to the Agreement(s) in place of the Original Party; and

(f)	all advance payments and deposits received by the Original Party in respect of the Agreement(s) before the Effective Date for services to be performed after the Effective Date are transferred to the Substituting Party as at the Effective Date and shall be held by the Substituting Party from the Effective Date, and such advance payments and deposits (if any) are identified in Schedule 2.

2.2	On and from the Effective Date, this Deed shall be supplemental to the Agreement(s) and shall be construed and read as one with the Agreement(s), and in the event any of the provisions contained in the Agreement(s) are inconsistent with any of the terms of this Deed, the terms of this Deed shall prevail.

2.3	For the purposes of the Agreement(s) and on and from the Effective Date, the notification particulars of the Substituting Party shall be as follows:

Substituting Party

Address:

Email address:

Attention:

3.	OTHER PROVISIONS

3.1.	Third Party Rights

A person who is not a Party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Deed.

3.2.	Further Assurance

The Parties shall each do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary or expedient or as any Party hereto may reasonably request from time to time in order to give effect to the terms of this Deed.

3.3.	Costs and Expenses

Each of the Parties shall pay its own costs and expenses (including legal costs) in connection with this Deed hereby.

3.4.	Execution in Counterparts

This Deed may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

3.5.	Governing Law

This Deed shall be governed by, and construed in accordance with, the laws of Singapore. The Parties hereto hereby submit to the [exclusive] jurisdiction of the courts of Singapore.

SCHEDULE 1

The Agreement(s)

SCHEDULE 2

Advance Payments and Deposits

IN WITNESS WHEREOF this Deed has been entered into by the Parties.

CUSTOMER

The Common Seal of [CUSTOMER]	)
was hereunto affixed	)
in the presence of	)

Name:
Designation: Director

Name:
Designation: [Director/Secretary]*

* Please delete as appropriate.

(Alternative execution block, for execution without a common seal.)

CUSTOMER

Signed as a Deed	)
For and on behalf of	)
[CUSTOMER]	)
		Director	Director/Secretary*
		Name:	Name:
		in the presence of:-	* Please delete accordingly

Witness**
Name:

** Witness required only when
a single director signs on behalf of the Company

ORIGINAL PARTY

The Common Seal of Swisslog	)
Healthcare Asia Pacific Pte. Ltd.	)
was hereunto affixed	)
in the presence of	)

Name:
Designation: Director

Name:
Designation: [Director/Secretary]*

* Please delete as appropriate.

(Alternative execution block, for execution without a common seal)

ORIGINAL PARTY
Signed as a Deed	)
For and on behalf of	)
Swisslog	)
Healthcare	)
Asia Pacific Pte. Ltd.	)
		Director	Director/Secretary*
		Name:	Name:
		in the presence of:-	* Please delete accordingly

Witness**
Name:

** Witness required only when
a single director signs on behalf of the Company

SUBSTITUTING PARTY

The Common Seal of [Otsaw Swisslog Healthcare	)
Robotics Pte. Ltd.]	)
was hereunto affixed	)
in the presence of	)

Name:
Designation: Director

Name:
Designation: [Director/Secretary]*

* Please delete as appropriate.

(Alternative execution block, for execution without a common seal)

SUBSTITUTING PARTY

Signed as a Deed	)
For and on behalf of	)
[Otsaw Swisslog Healthcare	)
Robotics Pte. Ltd.]	)
		Director	Director/Secretary*
		Name:	Name:
		in the presence of:-	* Please delete accordingly

Witness**
Name:

** Witness required only when
a single director signs on behalf of the Company

SCHEDULE 6

Consideration Adjustments

SCHEDULE TO MASTER ASSET SALE AGREEMENT

CONSIDERATION ADJUSTMENT MECHANISM

Formula:

Consideration Adjustments =	Actual revenue - Anticipated revenue	X	Consideration
Payable in $SGP	Anticipated revenue

Applicable in year 1 and year 2 only

Anticipated Revenue provided by Swisslog

	2022	2023	2024
EUR (’000)	31-Dec-22	31-Dec-23	31-Dec-24
APAC	2,391	2,424	2,461
Germany	2,767	2,957	3,208
Italy	605	648	693
Europe (Excluding France)	452	475	480
Total Anticipated Revenue	6,214	6,505	6,841

Illustration of Shortfall	Year 1	Year 2	Year 3
Actual revenue	4,000	6,179	6,499
Shortfall	(2,214)	(325)	(342)
Shortfall %	-36%	-5%	-5%
Consideration allocation	2,224	2,328	2,448	7,000	$SGP
Consideration adjustments	(792)	(116)	n/a		$SGP
Cap %	30%	15%	n/a
Consideration cap in SGP$	667	349	n/a	1,016	$SGP

	Anticipated
	Revenue	Proportion	Consideration
	EUR’000%		SGD’000
Year 1	6,214	32%	2,224
Year 2	6,505	33%	2,328
Year 3	6,841	35%	2,448
	19,560	100%	7,000

SCHEDULE 7

Vendor Group Designations

Logo/ Brand
Logo/ Brand	swisslog healthcare

SCHEDULE TO MASTER ASSET SALE AGREEMENT

SCHEDULE 8

Fully-Diluted Shareholding Structures of Purchaser and JV Company

The information in the cap tables below is on a fully-diluted basis immediately prior to Completion and immediately after Completion.

Part 1:

Shareholding Structure of Purchaser Immediately Prior to Completion

Shareholders	NRIC No. / Company Registration No.	Number of Shares	Amount (S$)	% Ownership
Otsaw Digital Pte. Ltd.	201511868R	500,000	500,000	73.1
Ca Mevzer Pte. Ltd.	201911925C	50,000	100,000	7.3
Evolve Capital Management Fund VCC	T20VC0178J	59,036	536,686	8.6
Serial System International Pte. Ltd.	201524680M	21,887	198,975	3.2
Koh Choon Hui	S0310105C	17,623	160,205	2.6
Goh Way Siong	S8270577E	5,808	52,786	0.8
Goh Si Hui Victoria	S9313823F	5,646	51,348	0.8
Song Hoi See (Note: To be issued mid November)	570110045061	13,706	1,349,904	2.0
Chan Pey Kheng (Note: To be issued mid November)	720928145502	5,076	499,935	0.7
YL Global Ventures Sdn Bhd (Note: To be issued mid November)	20191008778	4,061	399,968	0.6
Palmeira Investments Limited (Note: To be issued mid November)	1948873	1,015	99,967	0.1
Total		683,858	3,949,774	100.0

Shareholding Structure of Purchaser Immediately After Completion

Shareholders	NRIC No. / Company Registration No.	Number of Shares	Amount (S$)	% Ownership
Otsaw Digital Pte. Ltd.	201511868R	500,000	500,000	69.6
Ca Mevzer Pte. Ltd.	201911925C	50,000	100,000	7.0
Evolve Capital Management Fund VCC	T20VC0178J	59,036	536,686	8.2
Serial System International Pte. Ltd.	201524680M	21,887	198,975	3.0
Koh Choon Hui	S0310105C	17,623	160,205	2.5
Goh Way Siong	S8270577E	5,808	52,786	0.8
Goh Si Hui Victoria	S9313823F	5,646	51,348	0.8

SCHEDULE TO MASTER ASSET SALE AGREEMENT

Shareholders	NRIC No. / Company Registration No.	Number of Shares	Amount (S$)	% Ownership
Song Hoi See (Note: To be issued mid November)	570110045061	13,706	1,349,904	1.9
Chan Pey Kheng (Note: To be issued mid November)	720928145502	5076	499,935	0.7
YL Global Ventures Sdn Bhd (Note: To be issued mid November)	20191008778	4061	399,968	0.6
Palmefra Investments Limited (Note: To be issued mid November)	1948873	1015	99,967	0.1
Swisslog Healthcare Holding AG	CHE- 317.331.234	36,613	3,100,000 (Consideration to be in a form otherwise than in cash)	5.1
Total		720,471	7,049,774	100

Part 2:

Shareholding Structure of JV Company Immediately Prior to Completion

Shareholders	NRIC No. / Company Registration No.	Number of Shares	Amount ($S)	% Ownership
Otsaw Technology Solutions Pte. Ltd.	202033912W	6,000	6,000	100
Total		6,000	6,000	100

Shareholding Structure of JV Company Immediately After Completion

Shareholders	NRIC No./ Company Registration No.	Number of Shares	Amount ($S)	% Ownership
Otsaw Technology Solutions Pte. Ltd.	202033912W	6,000	6,000	60.0
Swisslog Healthcare Holding AG	CHE- 317.331.234	4,000	4,000	40.0
Total		10,000	10,000	100

SCHEDULE TO MASTER ASSET SALE AGREEMENT

EXHIBIT A

Form of Service Agreements

EXHIBIT TO MASTER ASSET SALE AGREEMENT

Service Agreement

Between

[Otsaw Swisslog Healthcare Robotics Pte. Ltd.]
[To be confirmed]

[Address]

(Customer)

And

Swisslog Healthcare Asia Pacific Pte. Ltd.

11 Tampines Concourse, #02-07, Singapore 528729

(Service Provider)

1.	Goals & Objectives

1.1.	The purpose of this Service Agreement is to ensure that the proper elements and commitments are in place to provide consistent service support and delivery to the Customer (“Services”) by the Service Provider (collectively with the Customer, “Parties” and each a “Party”).

1.2.	The goal of this Service Agreement is to obtain mutual agreement for service provision between the Customer and Service Provider.

1.3.	The objectives of this Service Agreement are to

●	provide a clear description of Services with reference to roles and responsibilities;

●	provide the basis for charging; and

●	match perceptions of demand with actual service delivery.

1.4.	Swisslog Healthcare Holding AG (“Vendor”), Otsaw Technology Solutions Pte Ltd (“Purchaser”) and Otsaw Digital Pte Ltd (as guarantor) had entered into a Master Asset Sale Agreement dated [16 November 2021] (the “SPA”) for the transfer of certain assets and the assumption of certain liabilities. Pursuant to the SPA, the service and maintenance contracts (“Contracts” as further defined in the SPA) that had been entered into by the Vendor and certain subsidiaries and related corporations were transferred to the Purchaser Designee, and the Customer is a Purchaser Designee.

1.5.	Capitalized Terms used herein and not otherwise defined shall have the meaning assigned to them in the SPA.

1.6.	Pursuant to the SPA, this Service Agreement is entered into for the Service Provider to provide maintenance and other services to enable the Customer to perform its obligations under certain Contracts, and to set out the arrangements relating to the revenue and fees and reimbursements relating to certain Contingent Transferred Contracts or certain of the Purchaser Portion of the Shared Contracts qualifying as a Contingent Shared Contract.

1.7.	Pursuant to the SPA, inter a/ia, the Contracts shall be sold and transferred to the Purchaser, and, with effect from Completion, all of the rights and benefits in relation to the Contracts will be transferred to a Purchaser Designee together with the Assumed Liabilities, and the Vendor shall use its reasonable endeavours to procure that each relevant Contract be novated to a Purchaser Designee with effect from Completion.

1.8.	Pursuant to the SPA, in the case of a Contingent Transferred Contract which has not been novated to a Purchaser Designee, the Vendor and the Purchaser shall treat each other for the purpose of their internal relationship as if the Contingent Transferred Contract was novated to a Purchaser Designee, it being understood and provided that (i) any rights, receivables, revenues and benefits arising in connection with the relevant Contingent Transferred Contracts, as well as (ii) any Assumed Liabilities in connection with the relevant Contingent Transferred Contracts shall be for the account of a Purchaser Designee.

1.9.	The SPA also has provisions relating to the Purchaser Portion of the Shared Contract and materially the same concept set forth in Clause 1.8 above applies to the Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract until such Contingent Shared Contract has been partially novated (or amended or split) to a Purchaser Designee.

1.10.	Pursuant to the SPA, following Completion, as part of the service agreement(s) to be entered into pursuant to the SPA, the Vendor shall deliver to the Customer monthly updated lists of the Stock and Inventory, including the applicable book values. The Stock and Inventory shall continue to be used for the servicing of the Contracts or any other customers agreed by Purchaser or the Customer, on the one side, and the Vendor, on the other side, from time to time and the Vendor or the applicable subsidiary or related corporation of the Vendor shall be entitled to charge for (the relevant pieces of) Stock and Inventory as contemplated by this Service Agreement or as otherwise agreed in writing by the Purchaser or the Customer, on the one side, and the Vendor, on the other side, from time to time.

1.11.	Pursuant to the SPA, the Vendor shall provide assistance to facilitate the transfer of know-how in relation to the design and function of the Automated Guided Vehicles and the maintenance of the Automated Guided Vehicles, to the Purchaser Designee, in each case to the extent such assistance can be reasonably provided by the Vendor or any applicable subsidiary or related corporation of the Vendor and any material costs incurred by the Vendor or any applicable subsidiary or related corporation of the Vendor are reimbursed (subject to mutual agreement between Vendor and Purchaser).

1.12.	Pursuant to the SPA, to the extent (and only to extent) required by the Vendor or the relevant subsidiary or related corporation of the Vendor, and for as long as so required to perform, inter alia, the Services under this Service Agreement, the Purchaser has granted a royalty-free, non-exclusive and non-transferable license to the Vendor (sublicensable to the relevant subsidiary or related corporation of the Vendor) to use the Intellectual Property and the Books and Records to the extent relating thereto.

2.	Periodic Review

2.1.	This Service Agreement should be reviewed at a minimum once per fiscal year; however, in lieu of a review during any period specified, the current agreement will remain in effect.

2.2.	The Customer and the Service Provider are responsible for facilitating regular reviews of this document. Contents of this document, including the Appendices, may be amended as required by mutual agreement of the Parties. The Parties will incorporate all subsequent revisions and obtain consent and approvals in writing as required. Either Party can initiate the review of this Service Agreement.

3.	Performance of Services, Modifications and Collaboration

3.1.	The Services to be provided as well as detailed service descriptions of the responsibility of the Service Provider in the ongoing execution of this Service Agreement are detailed in Appendices 2 and 3 to this Service Agreement titled “Service Contract Execution” and “Sales and Technical Support” respectively. These Appendices form an integral part to this Service Agreement.

3.2.	Customer obligations, in particular information and documents to be provided by the Customer, are also detailed in Appendices 2 and 3 to this Service Agreement titled “Service Contract Execution” and “Sales and Technical Support” respectively.

3.3.	The Parties may adjust the contractual obligations to their needs at any time by mutual agreement in writing. Should the scope of Services change as a result, the Parties shall mutually agree on the new Services and corresponding adjustment to the fees.

3.4.	The Parties shall support each other to the best of their abilities in order to provide the Services in the best and quickest manner possible with reasonable diligence and in a cost-effective manner.

4.	Intellectual Property

Pursuant to the SPA, to the extent (and only to extent) required by the Vendor or the relevant subsidiary or related corporation of the Vendor (including the Service Provider), and for as long as so required to perform, inter alia, the Services under this Service Agreement, the Purchaser has granted a royalty-free, non-exclusive and non-transferable license to the Vendor (sublicensable to the relevant subsidiary or related corporation of the Vendor) to use the Intellectual Property and the Books and Records to the extent relating thereto. The Vendor has sublicensed to the Service Provider the right to use the Intellectual Property and the Books and ,Records to the extent relating to the performance of the Services under this Service Agreement.

5.	Charging Model

5.1.	The charging model and invoicing procedure is detailed in the Appendices. The Appendices form an integral part of this Service Agreement.

5.2.	Indemnity

The Service Provider hereby agrees that it shall indemnify, defend and hold harmless the Customer from and against any losses to the extent arising or resulting from:-

(a)	any failure to comply with any agreed service standards of end customers by the Service Provider;

(b)	any breach of any of the Contracts by the Service Provider.

5.3.	The losses under the indemnity as set out in Clause 5.2 shall include all losses, liabilities, costs (including, without limitation, legal costs), charges, expenses, penalties, claims, demands and any other payments owed to the end customers according to the Service Contracts.

6.	Contacts

6.1.	Contacts for this Service Agreement are specified in the Appendices.

6.2.	The Parties appoint the contacts for the coordination of the Services in the Appendices (and to such other contacts as any Party may from time to time notify the other Party).

6.3.	If no contact is appointed in the Appendices, the contacts in Appendix 1 shall be responsible also for the coordination of the Services.

7.	Exclusiveness of Services, Subcontractors

7.1.	The Customer shall procure all Services marked as exclusive within the Appendices exclusively from the Service Provider.

7.2.	The Service Provider may subcontract the Services or parts thereof to third parties without the prior consent of the Customer, and the Service Provider shall keep the Customer informed of its main subcontracting arrangements.

8.	Liability

The Parties shall be entitled to all remedies in accordance with the laws in Singapore, including under contract or tort. However, any liability for any consequential and/or indirect damages (in particular, but not limited to, lost profits, lost revenues, lost opportunities and damages due to business interruption), is excluded, unless such damages have been caused willfully.

9.	Confidentiality and Data Protection

9.1.	The Parties commit to treat all information, business secrets and data (hereinafter “Confidential Information”) concerning the Customer becoming known or being conveyed to the Service Provider in the course of this Service Agreement strictly confidential, to keep them in secret and to not make it available to third parties without the prior consent of the Customer in text form.

9.2.	The Parties further commit to only use the Confidential Information in order to fulfill the responsibilities out of this Service Agreement and not to use the Confidential Information in any other context.

9.3.	The Parties further ensure that all employees of the Service Provider having access to the Confidential Information will adhere to this confidentiality clause.

9.4.	The obligation of confidentiality does not apply for Confidential Information that (i) is or becomes known to the public without a breach of this confidentiality clause; (ii) became known to the Service Provider prior to the Customer’s disclosure of such information to the Service Provider; (iii) became known to the Service Provider from a source other than the Customer other than by a breach of an obligation of confidentiality owed to the Customer; (iv) is independently developed by the Service Provider without reference to the Confidential Information disclosed to the Service Provider; (v) is information for which further use or disclosure authorized by the Customer; or (vi) has to be disclosed by the Service Provider due to mandatory rules of law or a court or government order.

9.5.	The Parties are obliged to observe the applicable laws regarding the protection of personal data.

10.	Duration and Termination

This Service Agreement is entered into with effect from [1 December] 2021 and for a term of 1 year. The Service Provider agrees that the Customer has an option to renew this Service Agreement for up to two successive terms of 1 year each, with a prior written notice of three (3) months prior to the end of each term. Each of the Parties agree that it shall not take steps to terminate this Service Agreement before the end of a term, except by mutual agreement of the Parties.

11.	Force Majeure

11.1.	For the avoidance of doubt, this Clause shall not prejudice or limit the liability of the Service Provider under the indemnity as set out in Clause 5.2, meaning that any force majeure event will only be recognized if it qualifies as such also under the respective Service Contract.

11.2.	To the extent that this shall not result in any of the circumstances set out in Clauses 5.2(a) and 5.2(b) as described in Clause 11.1 above:

(a)	Delayed or aborted contractual performance in conjunction with this Service Agreement on account of an event of force majeure without error or fault on the part of the concerned Party is considered excused for the duration of such event. This presupposes that the concerned Party informs the other Party in writing without undue delay after the occurrence of the event of force majeure, however no later than five days thereafter, on the nature and the extent of the event of force majeure and its effects, including the expected duration.

(b)	Events of force majeure are natural catastrophes such as floods, earthquakes, cyclones, tornadoes, hurricanes, Pandemics, or other commonly occurring phenomena of an extreme nature such as fires, unrest, wars, sabotage, terrorist attacks, pandemics and other unpredictable and inevitable events. If a delay caused by force majeure exceeds thirty days, then the Customer is entitled to terminate the contract without being liable to the Service Provider.

12.	Miscellaneous

12.1.	Any amendments to this Service Agreement must be made in writing. Likewise,any agreement to waive the requirement for written form must itself be in writing.

12.2.	General terms and conditions of the Parties do not apply to this Service Agreement.

12.3.	The Appendices form an integral part of this Service Agreement. In the event of a conflict between the body of the Service Agreement and the Appendices the latter shall prevail.

12.4.	This Service Agreement shall be governed by the Laws of the Republic of Singapore. Any disputes arising out of this Service Agreement shall be referred exclusively to the Courts of Singapore and the Parties hereby submit to the exclusive jurisdiction of the Courts of Singapore.

12.5.	If any provision of this Service Agreement is or becomes invalid or inapplicable, either partially or in full, the validity of the remaining provisions shall remain entirely unaffected. The same applies if this Service Agreement should contain omissions.

12.6.	Each notice, demand or other communication to be given or made under this Service Agreement shall be in writing and delivered or sent to the relevant Party at its address or e-mail as set forth in Appendix 1 (or such other address or electronic mail as the addressee has by three (3) business dfs’ prior written notice specified to the other Parties hereto).

Appendices

Appendix #	Service	Term
1	Main contacts
2	Service Contract Execution	Business execution, strategic
3	Sales and Technical Support	Business execution, strategic
4	Service Contract Document with End Customer

Appendix 1: Main contacts

Service Provider:	Swisslog Healthcare Asia Pacific, SingaporeAddress: 11 Tampines Concourse, Singapore

Primary contact:	Managing Director - He PengHui

Secondary contact:	Email: penghui.he@swisslog-healthcare.com Finance & Admin Director - Ang Huileng Email: huileng.ang@swisslog-healthcare.com

Customer:	[Otsaw Swisslog Healthcare Robotics Pte. Ltd.]

Address:
Primary contact:	General Manager - Tobias Klesen Email: tobias@otsaw.com.sg

Secondary contact:	[Title - Name]
Email: [●]

Appendix 2: Service Contract Execution

Exclusive:	Yes

Background:	To carry out the services under and in accordance with the existing and new active service contracts with the end customers at the hospitals as set out below:

Service Contracts

(To be updated by the Customer and the Service Provider from time to time via mutual agreement in writing)

End Customer Name	Hospital	Contract Reference
ISS ME Engineering	CHANGI GENERAL HOSPITAL INTEGRATED BUILDING	SG-MNE-050212-CGH
Engie Services Singapore Pte Ltd	CHANGI GENERAL HOSPITAL MAIN BUILDING	ENGIE/M016/CGH/M774/SPL/JUN/2016/034
Engie Services Singapore Pte Ltd	KK WOMEN’S AND CHILDREN’S HOSPITAL	ENGIE/M016/KKH/M828/SPL/JUN/2019/017
National University Health Services	NG TENG FONG GENERAL HOSPITAL	Will be renewed by Oct 2021
YiShun Community Hospital	YISHUN COMMUNITY HOSPITAL	YCH/FMS/17009 REV 1
Sengkang General Hospital Pte Ltd	SENGKANG GENERAL HOSPITAL	2819401515
Outram Community Hospital	OUTRAM COMMUNITY HOSPITAL	Comprehensive Servicing and Maintenance of Automated Guided Vehicle System at Singhealth Tower/Outram Community Hospital from 18 March 2021 to 17 March 2028

[Note: Shared Contracts to be indicated.]

Service Description and Service Provider’s Deliverables:

Service Provider supports Customer to execute all above service contracts (the “Service Contracts”), which are subcontracted to Service Provider hereunder, and to which the provisions of Clause 7 of the SPA shall apply.

In case the Customer enters into any new service contract (other than the Contracts) for which it is intended that the Service Provider provides Services hereunder, the Customer shall send to the Service Provider the terms and conditions of such service contract in order for the Service Provider to verify whether the Service Provider is in a position to perform such Services. If so, the Customer and Service Provider may update the lists of Service Contracts as set forth above via mutual agreement in writing and such service contract shall qualify as a “Service Contract” within the meaning of this Agreement.

All preventive and corrective maintenance work will be executed by the Service Provider. The Service Provider will maintain the service level which is required by the respective Service Contracts with end customers. Please refer to the Appendix 4 for all Service Contracts. [Appendix 4 may also be updated by the Service Provider and the Customer from time to time via mutual agreement in writing.]

The Service Provider shall deliver to Customer monthly updated lists of the stock and inventory, which are the spare parts, stock, raw materials, and work in progress owned by the Vendor Group from time to time and which are used or intended to be used in connection with the Transcar automated guided vehicles, the assets transferred pursuant to the SPA and/or the provision of maintenance services in respect of the Transcar automated guided vehicles under the Contracts. This obligation shall cease when a Purchaser Designee purchases the entire stock and inventory.

Customer Obligations

(1)	In the case of Contingent Transferred Contracts or the Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract, in each case which have not been novated to a Purchaser Designee:

N/A

(2)	In the case of Service Contracts which have been novated to the Customer and other Service Contracts:

a.	The Customer shall provide to the Service Provider, in a timely manner, the documents, information and data (hereinafter “Information”) necessary for the proper provision of the Services.

b.	The Service Provider shall convey noticeable problems to the Customer without undue delay.

c.	The Customer bears the responsibility for the accuracy and completeness of the delivered Information.

Contacts:

Service Provider:

Primary contact:	Managing Director, Swisslog healthcare Asia Pacific Secondary
contact:	see above

Customer:

Primary contact:	[●]

Secondary contact:	[●]

Term:

Beginning date:	[1 December] 2021

End date:	according to Service Agreement

Termination:	according to Service Agreement

Charging Model:

(1)	In the case of Contingent Transferred Contracts and Purchaser Portion of the Shared Contract qualifying as a Contingent Shared Contract which have not been novated to a Purchaser Designee:

a.	The Vendor and/or the applicable subsidiaries and related corporations shall continue to be a party to the relevant Contingent Transferred Contract and receive payment thereunder.

b.	Every month, the Service Provider shall provide to the Customer the invoices issued under those Service Contracts to the end customer.

c.	The Service Provider shall pay to the Customer 16% of the total invoice amounts between (i) the Vendor and/or the applicable subsidiaries and related corporations; and (ii) the end customers in each month. The Service Provider shall make payment to the Customer before the 3rd week of each month in respect of the invoice amounts between the Vendor and/or the applicable subsidiaries and related corporations and the end customers which were issued before the 15+ day of the immediately preceding month. The Service Provider shall make payment to the Customer notwithstanding that any corresponding payment from the end customers has not been received. [Note: Arrangements for Shared Contracts to be indicated.]

(2)	In the case of Service Contracts which are Contracts and which have been novated to the Customer and new Service Contracts:

a.	The Customer shall become a party to the relevant Contract and receive payment thereunder.

b.	Every month, the Service Provider shall provide to the Customer the service report of each such Service Contract or new Service Contract.

c.	Every month the Customer shall provide the Service Provider an overview of invoices issued to the end-customer. The Customer shall pay to the Service Provider 84% of the total invoice amounts between the Customer and the end customers in each month. The Customer will retain 16% of the total invoice amounts between the Customer and the end customers in each month.

The Service Delivery Manager (SDM) hired by the Customer will conduct a monthly meeting with the end customers to review the monthly report given by the Service Provider and the respective performance. The SDM will take note of any feedback from the end customers and analyse the top 10 repeated incidents/ trouble tickets reported. The SDM will work with the Service Provider to identify the root cause and rectify the repeated faults/repairs in a timely manner to ensure that, from the perspective of the end customer, the customer experience and service delivery are maintained at a high level.

The Customer shall make payment to the Service Provider before the 3rd week of each month in respect of the invoice amounts between the Customer and the end customers which were issued before the 15th day of the immediately preceding month. The Customer may delay payment to the Service Provider if there is any delay in the corresponding payment from the end customer that can be attributed to service delivery and performance issues arising from a delay or unsatisfactory quality of Services provided by the Service Provider as reported by the SDM.

Appendix 3: Sales and Technical support

Exclusive:	no

Background:	Customer is responsible for managing its customers/partners in its region/countries. Customer delivers to end customer services like proposal and consultation for new or existing Automated Guided Vehicles projects or extensions or modernization or other technical services. In this respect Customer needs the technical support of the Service Provider, which has technical expertise and experience within its personnel. For the avoidance of doubt, the services set out under Appendix 3 are in addition to those set out under Appendix 2, and the charging model set out under Appendix 3 would apply to the additional services set out under Appendix 3.

Service Description and Service Provider’s Deliverables:

Service Provider supports Customer with customer visits, layouts, calculations, technical support throughout the tender processes and during installation as follows:

1.	Tender phase:

- Sales support

- Customer visits

- System Design

All used hours have to be recorded in respective time sheets per person reflecting a description of work, date, amount of hours and comments.

2.	Project execution phase:

- Manage the project

- Prepare the project design documents

- System installation, testing and commissioning

- Attend customer meetings

Service Provider will be available to provide its services within the following working hours:

- Office hours Monday – Friday – 9:00 - 18:00 o’clock

- Availability outside office hours according specific arrangements if applicable

Point of contact is secondary contact and, if there is no contact possible, then primary contact should be contacted.

Customer Obligations:

In particular, Customer’s obligations are to:

- provide a clear task in writing including description (use template/checklist)

- define due dates

- define quality objectives

- provide documents

- provide project related process descriptions of customer processes

In general:

a.	The Customer shall provide to the Service Provider, in a timely manner, the Information necessary for the proper provision of the Services.

b.	The Service Provider shall convey noticeable problems to the Customer without undue delay.

c.	The Customer bears the responsibility for the accuracy and completeness of the delivered Information.

Contacts:

Service Provider:

Primary contact:	Managing Director, Swisslog healthcare Asia Pacific Secondary

contact:	Head of Project Realization/Head of Customer Care

Customer:

Primary contact:	[●]

Secondary contact:	[●]

Term:

Beginning date:	[as and when requested by the Customer, from 1 December] 2021

End date:	according to Service Agreement

Termination:	according to Service Agreement

Charging Model:

N/A, unless otherwise agreed to by the Parties. All fees for such sale and technical support are subject to the mutual agreement of the Parties, including for the reimbursement of material costs incurred.

Pursuant to the SPA, the Vendor shall provide assistance to facilitate the transfer of know-how in relation to the design and function of the Automated Guided Vehicles and the maintenance of the Automated Guided Vehicles, to, inter alia, the Customer, in each case to the extent such assistance can be reasonably provided by the Vendor or any applicable subsidiary or related corporation of the Vendor (including the Service Provider) and any material costs incurred by the Vendor or any applicable subsidiary or related corporation of the Vendor (including the Service Provider) are reimbursed (subject to prior mutual agreement).

Subject to the provisions above, the indicative hourly rates of the Service Provider are set out below for reference purposes only.

Resource Type	Hourly Rate During Office Hour(SGD)	Hourly Rate After Office Hour Monday to Saturday (SGD)	Hourly Rate During Sunday and Public Holiday In Singapore (SGD)
Project Manager	135	202.5	270
Testing & Commissioning Manager	135	202.5	270
Testing & Commissioning Engineer	83	124.5	166
Customer Service Team Lead	110	165	220
Customer Service Engineer	83	124.5	166

Appendix 4: Service Contract Document with End Customer

EXHIBIT B

Form of Shareholders Agreement

EXHIBIT TO MASTER ASSET SALE AGREEMENT

DATED THE           DAY OF            2021

BETWEEN

Otsaw Technology Solutions Pte. Ltd.

AND

Swisslog Healthcare Holding AG

AND

[Otsaw Swisslog Healthcare Robotics Pte. Ltd.]

as the Company

SHAREHOLDERS AGREEMENT

THIS AGREEMENT dated the	day of	2021 is entered into

BETWEEN:

(1)	Otsaw Technology Solutions Pte. Ltd. (Company Registration No. 202033912W), a company incorporated in Singapore and having its registered office at 12 Kaki Bukit View, #04-00, Singapore 415948 (“Otsaw”);

(2)	Swisslog Healthcare Holding AG (Company Registration No. CHE-317.331.234), a company incorporated in Switzerland and having its registered office at Webereiweg 3, 5033 Buchs AG, Switzerland (“Swisslog”); and

(3)	[Otsaw Swisslog Healthcare Robotics Pte. Ltd.] (Company Registration No. [●]), a company incorporated in Singapore and having its registered office at [●] (the “Company”),

(each a Party and together, the Parties)

WHEREAS:

(A)	Otsaw is in the robotics technology business, and leverages technology, robotics and artificial intelligence to digitise a wide range of integrated facility management services including security, cleaning and disinfection, maintenance and delivery services.

(B)	Swisslog, its Subsidiaries and certain Related Corporations are engaged in the business of developing and manufacturing the “TransCar” Automated Guided Vehicles which are sold to and used by customers, and providing maintenance services in respect of the Automated Guided Vehicles under service contracts. This business is carried out in several countries, including the Territories. The customers of this business are mainly hospitals.

(C)	Swisslog and the Company had entered into a master asset sale agreement dated [●] (the “SPA”) for the transfer of certain assets and the assumption of certain liabilities.

(D)	The Parties hereto have agreed to come together to establish the Company to carry out the Business (as defined below) for the parties’ mutual benefit. Around the date of this Agreement, the Shares (as defined below) which have been issued and allotted are as set out in Part A of Schedule 2 to this Agreement.

(E)	The Parties have agreed to enter into this Agreement to regulate their rights between them as shareholders of the Company and certain aspects of the affairs of and their dealings with the Company.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement unless the context otherwise requires:

“Affiliate” shall mean, in relation to a company, a person or company directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such company; and in relation to a natural person, a person directly or indirectly Controlled by such person or the family members of such person;

“AGV Manufacturing Operations” shall have the meaning ascribed to it in the SPA;

“Articles” shall mean the Articles of Association or other constitutional documents of the Company from time to time;

“Auditors” shall mean the external auditors for the time being of the Company;

“Automated Guided Vehicles” means the TransCar Automated Guided Vehicles originally developed by Swisslog and/or certain Subsidiaries and Related Corporations of Swisslog, and which, prior to the date of this Agreement, were originally manufactured by KUKA AG and/or any of KUKA AG’s Affiliates for Swisslog and any similar automated guided vehicles the Company manufactures and develops from time to time;

“AGV Manufacturing Operations” shall have the meaning ascribed to it in the SPA;

“Board” or “Board of Directors” shall mean the Board of Directors for the time being of the Company;

“Board Reserved Matters” shall have the meaning ascribed to it in Clause 4.8;

“Business” shall mean the business described in Clause 2.2;

“Business Day” means a day on which banks are generally open for business in Singapore and Frankfurt, Germany (other than Saturdays, Sundays and days which are gazetted or otherwise declared as public holidays);

“Call Option” shall have the meaning ascribed to it in Clause 7C.1;

“Call Option Notice” shall have the meaning ascribed to it in Clause 7C.2;

“Call Option Price” shall have the meaning ascribed to it in Clause 7C.1;

“Call Option Shares” shall have the meaning ascribed to it in Clause 7C.1;

“Canadian TransCar Contract” means the contract concluded with Humber River Regional Hospital (Canada) and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in Canada.

“Chairman” shall mean the chairman for the time being of the Board referred to in Clause 4.4;

“Companies Act” shall mean the Companies Act, Chapter 50 of Singapore, as amended, modified or supplemented from time to time;

“Completion” shall have the meaning ascribed to it in the SPA;

“Completion Date” shall have the meaning ascribed to it in the SPA;

“Confidential Information” shall have the meaning ascribed to it in Clause 12.1;

“Constitution” shall mean the constitution of the Company, as amended, modified or supplemented from time to time;

“Contract Compensation” shall have the meaning ascribed to it in the SPA;

“Control” means, in relation to a person:

(a)	where a person has direct or indirect control:

(i)	of the affairs of the first-mentioned person;

(ii)	over more than fifty (50%) of the total voting rights conferred by all of the issued shares in the capital of the first-mentioned person; or

(iii)	of a majority of the board of directors of the first-mentioned person,

in each case, whether pursuant to relevant constitutional documents, contract, agreement or otherwise; or

(b)	the possession, directly or indirectly, of power to direct or cause the direction of the management, decisions, actions and/or policies of that person, whether through the ownership of voting shares or by contract or otherwise; and

and the expressions “is Controlled by” and “is under the Control of” and any other similar reference shall be construed accordingly;

“Default Sale Shares” shall have the meaning ascribed to it in Clause 8.1;

“Default Transfer Notice” shall have the meaning ascribed to it in Clause 8.1;

“Defaulting Shareholder” shall have the meaning ascribed to it in Clause 8.1;

“Designation Terms” shall have the meaning ascribed to it in Clause 16;

“Director” shall mean a director of the Company for the time being;

“Encumbrance” means any mortgage, assignment of receivables, debenture, lien, hypothecation, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive or other similar right, right of first refusal, restriction, third-party right or interest, any other encumbrance, condition or security interest whatsoever or any other type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect;

“Event of Default” shall have the meaning ascribed to it in Clause 8.1;

“Financial Year” shall mean the 12-month period ending on 30 April or such other date as determined by the Company;

“French AGV Business” means the business of (i) developing and manufacturing the Lamcar automated guided vehicles which are sold to and used by customers in France, and (ii) providing maintenance services in respect of (a) the Lamcar automated guided vehicles under service contracts in France and (b) the French TransCar Contracts.

“French TransCar Contracts” means the contracts concluded with (i) France - Chu Sud Francilien and (ii) France - Hopital Bourgoin Jallieu and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in France.

“Independent Expert” shall have the meaning ascribed to it in the SPA;

“KUKA AG” means KUKA Aktiengesellschaft, the ultimate parent company of Swisslog;

“Maintenance Operations” shall have the meaning ascribed to it in the SPA;

“Maintenance Operations” means the provision of maintenance services in respect of the Automated Guided Vehicles under the Contracts carried on in the Territories and which customers are mainly hospitals and contractors engaged by hospitals;

“Manufacturing Agreement” shall have the meaning ascribed to it in the SPA;

“Non-Defaulting Shareholder” shall have the meaning ascribed to it in Clause 8.1.3;

“Offered Subscription Shares” shall have the meaning ascribed to it in Clause 6.3;

“Put Option” shall have the meaning ascribed to it in Clause 7B.1;

“Put Option - Default Valuation” shall have the meaning ascribed to it in Clause 7B.5;

“Put Option Notice” shall have the meaning ascribed to it in Clause 7B.2;

“Put Option Price” shall have the meaning ascribed to it in Clause 7B.1;

“Put Option Shares” shall have the meaning ascribed to it in Clause 7B.1;

“Related Corporation” shall have the meaning given under Section 6 of the Companies Act;

“Restricted Entities” shall have the meaning ascribed to it in Clause 12.2.3;

“Revenue Period” shall have the meaning ascribed to it in the SPA;

“Revenue Statement” shall have the meaning ascribed to it in the SPA;

“Service Agreements” shall have the meaning ascribed to it in the SPA;

“Shareholder Reserved Matters” shall have the meaning ascribed to it in Clause 5.5;

“Shareholders” shall mean the shareholders for the time being of the Company who are parties to this Agreement;

“Shareholding Proportion” shall mean in relation to any Shareholder, the proportion as is equal to the proportion in which the number of Shares registered in the name of such Shareholder at any given time bears to the total number of issued Shares at the same given time;

“Shares” shall mean ordinary shares in the capital of the Company;

“Singapore Dollars” or “S$” means the lawful currency of Singapore;

“SIAC” shall have the meaning ascribed to it in Clause 17.1;

“SIAC Rules” shall have the meaning ascribed to it in Clause 17.1;

“SPA” shall have the meaning ascribed to it in Recital (C) and a copy is set out in Schedule 1;

“Subscription Offer” shall have the meaning ascribed to it in Clause 6.2;

“Subsidiary” shall have the meaning given under Section 5 of the Companies Act;

“Swedish TransCar Contract” means the contract concluded with Karolinska, Huddinge Sjukehus, Stockholm and concerning the provision of maintenance services in respect of AGVs by the Vendor Group in Sweden.

“Swisslog Designations” shall have the meaning ascribed to it in Clause 16;

“Swisslog Director” shall have the meaning ascribed to it in Clause 4.1;

“Territories” means the world;

“Tranche” shall have the meaning ascribed to it in Clause 7B.1.

“Transaction Documents” shall have the meaning ascribed to it in the SPA;

“Transferred Assets” shall have the meaning ascribed to it in the SPA;

“Vendor Group Designations” shall have the meaning ascribed to it in the SPA;

“Vendor Group” shall have the meaning ascribed to it in the SPA;

References to “person” include an individual, a firm, a company, an organisation, a partnership and a corporation.

1.2	In this Agreement unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.3	The words “hereto”, “herein”, “hereon” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4	Headings are for ease of reference only and have no legal effect.

1.5	Unless the context otherwise requires, references herein to “Clause” or “Clauses” are references to the clause or clauses of this Agreement.

2.	THE COMPANY

2.1	The Company: The Company was incorporated on [●] under the Companies Act of the laws of the Republic of Singapore with the company registration number [●]

2.2	Business: The main business (the “Business”) of the Company shall be developing and manufacturing the Automated Guided Vehicles which are sold to and used by customers, and providing maintenance services in respect of the Automated Guided Vehicles under service contracts, carried on by the Company in the Territories and subsisting at the date of this Agreement, and which customers are mainly hospitals.

2.3	Constitution: In the event of any conflict between the provisions of this Agreement and the Constitution, this Agreement shall prevail and it is agreed that the parties shall wherever necessary procure the present Constitution to be amended to reflect the provisions of this Agreement. If not done prior to the date of this Agreement, the presentConstitution shall be amended to reflect the provisions of this Agreement (and otherwise to the reasonable satisfaction of both Otsaw and Swisslog) within 20 Business Days following the date of this Agreement.

2.4	Diversification: Subject to Clause 4.8, the Company may from time to time extend the nature or area of its Business and/or carry on such other business.

2.5	Agreements Entered into Pursuant to the SPA: Pursuant to the SPA, the Company has entered, or will enter, into Service Agreements between (i) Swisslog Healthcare GmbH and certain other members of the Vendor Group and (ii) Swisslog Healthcare Asia Pacific Pte. Ltd. with the Company respectively. The existing Manufacturing Agreement between Kuka AG and Swisslog will remain in place until expiration of its term. Pursuant to the SPA, to the extent requested by Otsaw, Swisslog shall use its reasonable efforts to procure that KUKA AG shall, and the Company shall, each use its reasonable endeavours to agree to the terms of and enter into a manufacturing agreement upon the expiry of the existing Manufacturing Agreement. Until the expiry of the existing Manufacturing Agreement, the existing Manufacturing Agreement shall continue to apply, and the Company shall be entitled to request that orders be placed pursuant to the existing Manufacturing Agreement, and Swisslog shall place those orders as soon as reasonably practicable and sell such AGVs to the Company at cost, and Swisslog shall take such actions pursuant to the existing Manufacturing Agreement as reasonably requested by the Company.

2.6	Company’s Dealings: Any dealings by the Company and its Directors, any Shareholders or any Affiliates of such persons in relation to the supply of goods or services, including any service agreement or manufacturing agreement, shall be on normal arm’s length terms negotiated between the relevant parties and no such person shall claim or be entitled to any preferential treatment in relation thereto by reason of the relationship of such persons under this Agreement or any shareholding in connection with the Company. For the avoidance of doubt, the Parties agree that they shall not seek to rescind, terminate or invalidate or otherwise re-negotiate the Service Agreements and the existing Manufacturing Agreement referred to in Clause 2.5 on the basis that these were not on arm’s length terms).

2.7	Obligations of Shareholders: In consideration of the mutual obligations of the parties herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each of the Shareholders shall exercise their powers in relation to the Company to procure that:

(a)	the Company carries on the Business and conducts its affairs in a proper and efficient manner and in accordance with all applicable laws, regulations, licenses, consents, approvals or authorisations from any relevant authorities;

(b)	the Company, the Directors and the Shareholders, shall comply strictly and expeditiously with the provisions of this Agreement;

(c)	the Company shall cause to be kept accurate and complete accounting records relating to the business, undertaking and affairs of the Company which records shall be made available at all reasonable times for inspection by the Directors;

(d)	the Company shall prepare monthly management accounts (in such format as shall be prescribed by Otsaw for its Subsidiaries incorporated in Singapore (and materially corresponding to the format circulated to Swisslog prior to this Agreement if not agreed otherwise by Swisslog in writing) and provide them to the Board of Directors and the Shareholders within 20 Business Days following the end of the month;

(e)	the Company shall prepare annual accounts for each Financial Year, in each case in accordance with generally accepted accounting principles and practices in Singapore and in compliance with all applicable legislation in respect of the accounting reference period and which shall be audited by the Auditors, and shall procure and present them for approval to the Board of Directors and, once approved, shall send them to the Shareholders (however latest within 6 months following the end of the relevant financial year);

(f)	The Company shall prepare, or cause to be prepared, in each financial year for the subsequent financial year an annual business plan and budget for the Company and shall send such draft annual business plan and budget for the approval to the Board of Directors no later than 20 Business Days prior to the end of each financial year, and after the annual business plan and budget is approved by the Board the Company shall send these to the Shareholders;

(g)	the Company shall do all that the Auditors may reasonably require by way of records and accounts and provide the Auditors with such information and explanations as they reasonably require and otherwise assist the Auditors in all reasonable ways;

(h)	if the Company requires any approval, consent or licence for the carrying on of its business in the places and in the manner in which it is for the time being carried on or proposed to be carried on, the Company will use its best endeavours to obtain and maintain the same in full force and effect; and

(i)	the Company shall promptly inform the Board of Directors of any material development affecting the business or financial condition of the Company.

2.8	Auditors: The first Auditors of the Company shall be Mazars LLP.

3.	COVENANTS AND WARRANTIES

Representations and Warranties

3.1	Each Shareholder represents and warrants in favour of the other Shareholders:

(a)	(In the case of a corporation) that it is a corporation duly incorporated in its place of incorporation, and that it has full corporate authority to enter into this Agreement and to perform its obligations hereunder accordingly to the terms hereof, and that it has taken all necessary corporate or other action, and has obtained all necessary consents, to authorise its entry into and performance of this Agreement; and

(b)	(In the case of an individual) that he has full legal capacity to enter into this Agreement and to perform his obligations hereunder according to the terms hereof, and that it has taken all necessary actions, and has obtained all necessary consents (if applicable), to authorise his entry into and performance of this Agreement.

3.2	The foregoing representations and warranties shall be deemed to be repeated by each Shareholder (including any new Shareholder) upon the execution by any transferee (or allottee) of any deed of ratification and accession pursuant to Clause 7.2.

4	ORGANISATION OF THE COMPANY

Board of Directors and Proceedings

4.1	Appointment of Directors: The Shareholders agree that, for so long as Otsaw and Swisslog respectively hold Shares of the Company, they shall each be entitled to appoint up to the number of Directors as set out below:

Shareholder	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares representing 60% and 40% of the total number of issued shares of the Company)	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares representing 73% and 27% of the total number of issued shares of the Company)	No. of Directors (for so long as Otsaw and Swisslog respectively hold Shares representing 86% and 14% of the total number of issued shares of the Company)
Otsaw	2	2	3
Swisslog	1	1	1

(The relevant director appointed by Swisslog, the “Swisslog Director”)

A Shareholder that is entitled to appoint a Director(s) may also remove that Director(s). A Shareholder that is entitled to appoint or remove a Director(s) shall do so by giving written notice to the Company and to the other Shareholder(s), and in the case of removal of a Director, also to the Director being removed, in accordance with the notification provision provided in this Agreement. A Shareholder that ceases to be entitled to appoint a Director(s) shall take the steps necessary for the removal of any Director(s) appointed by it. The Company and the Shareholders shall take the steps necessary for the appointment and/or removal of such Director(s) upon the receipt of such written notice, such that the appointment and/or removal of such Director(s) is in accordance with the Companies Act and the Constitution.

4.2	Alternate Directors: A Director may at any time appoint any other person (other than a Director) to be his alternate and to remove such alternate Director. All appointments and removals of alternate Directors made by any Director shall be in writing under the hand of the Director making the same and shall take effect as of its receipt at the office of the Company or on the date of appointment or the removal, as the case may be, specified in the notice, whichever is the later.

4.3	Director’s Powers: Subject to the provisions of this Agreement, the Constitution and the Companies Act, the Board of Directors shall set the policies for the Company and shall exercise all powers of control and management over the Company’s affairs.

4.4	Chairman: The Chairman of the Board will be Ling Ting Ming or any other Director appointed by Otsaw. If the Chairman is not able to fulfill his duties as Chairman at any meeting of the Board, the chairman of that meeting shall be any Director appointed by Otsaw. In the event of an equality of votes, the Chairman shall have a casting vote.

4.5	Quorum for Board Meetings: In the event that (a) for so long as Otsaw and Swisslog respectively hold Shares representing 60% and 40% of the total number of issued shares of the Company, the quorum for all meetings of the Board shall require one (1) Director appointed by Otsaw and one (1) Director appointed by Swisslog; and (b) for so long as Otsaw and Swisslog respectively hold Shares representing 73% and 27% of the total number of issued shares of the Company, or for so long as Swisslog holds Shares representing less than 27% of the total number of issued shares of the Company, the quorum for all meetings of the Board shall require any two (2) Directors. For the avoidance of doubt, this shall be without prejudice to the Board Reserved Matters.

4.6	Notice for Board Meeting: At least seven (7) days’ notice, or such shorter notice as may be agreed by the Directors, in writing of each meeting of the Board shall be given to each Director of the Company at the address from time to time provided by him to the Company for such purpose and such notice shall be accompanied by an agenda of the matters to be considered at the meeting. No decision shall be taken on any matter at a meeting of the Board unless notice of such matter shall have been given in the manner aforesaid or waiver of such notice has been given in respect of such matter by all of the members of the Board. Each meeting of the Board shall be held in Singapore or such other place as may be agreed by the Directors.

4.7	Director’s Interests: A Director shall disclose the nature of his interest in accordance with Section 156 of the Companies Act in respect of any contract or arrangement in which he is or may be interested and shall not be prohibited from voting or being counted in a quorum at any Board meeting in respect of any such contract or arrangement in which he is or may be interested provided he has disclosed the nature of his interest in accordance with Section 156 of the Companies Act.

4.8	Board Reserved Matters: Notwithstanding anything to the contrary in this Agreement, the matters listed in Schedule 3 (the “Board Reserved Matters”) require the consent or the approving vote of the Swisslog Director as further set forth in Schedule 3.

4.9	Decisions of the Board: Save as provided in this Agreement (and for the avoidance of doubt, subject to Clause 4.8), decisions of the Board shall be decided by:

(a)	a simple majority of votes of the Directors present and voting; or

(b)	a resolution in writing, signed by a majority of the Directors, provided that such Directors would fulfil the quorum requirements and a copy of the resolution in writing has been sent to all Directors (excluding alternate Directors) at least 3 (three) Business Days prior to the passing of the resolution in writing, which shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held. For the purpose of this paragraph, “in writing” and “signed” shall include copies of signatures sent by facsimile or email. For the avoidance of doubt, (i) this Clause shall be without prejudice to the rights of a Director to request or summon a meeting of the Directors at any time (which right shall be set forth in the Constitution), and (ii) shortly after the facsimile or email copy of the resolution is sent to the company secretary’s office, an original signed copy of the resolution should be sent to the company secretary’s office for filing. Any such resolution may consist of several documents in like form, each signed by one (1) or more Directors. Such resolution shall be circulated to all Directors. The alternate Directors may sign a resolution in place of the Director in respect of whom he is appointed,

Provided that for the purpose of sub-clause (a), the Directors may meet together either in person or by telephone, radio, conference television or similar communication equipment or any other form of audio or audio-visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants, for the despatch of business and adjourn and otherwise regulate their meetings as they think fit and that the quorum for such teleconference meetings shall be the same as the quorum required for a Board meeting provided under this Agreement. A resolution passed by such a conference shall, notwithstanding that the Directors are not present together at one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day and at the time at which the conference was held and shall be deemed to have been held at the registered office of the Company, unless otherwise agreed, and all Directors participating at that meeting shall be deemed for all purposes of this Agreement to be present at that meeting.

Management and Operations

4.10	Management / Key Executives:

Unless the Parties otherwise agree, the Parties shall procure that the Company shall utilise the following persons for the positions stated below:-

Name	Position
Tobias Klesen	General Manager
Raymond Lee Shuxin	Chief Financial Officer
Tan Yuey	Chief Marketina Officer
Louis Tran	Chief Technical Officer
Sandra Ahlers	Business Manager

5	GENERAL MEETINGS ANO ACTIONS REQUIRING SHAREHOLDERS APPROVAL

5.1	Quorum for General Meeting: The quorum for a general meeting of the Company shall be any two (2) shareholders. If within half an hour from the time appointed for the general meeting a quorum is not present, the general meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine unanimously, and at such adjourned general meeting only the attendance by Otsaw shall be sufficient to form a quorum for such adjourned general meeting. For the avoidance of doubt, this shall be without prejudice to the Shareholder Reserved Matters.

5.2	Notice for General Meeting: At least fourteen (14) days’ notice, or such shorter notice as may be agreed by the Shareholders, in writing of each General Meeting shall be given to each Shareholder at the address from time to time provided by him to the Company for such purpose and such notice shall be accompanied by an agenda of the matters to be considered at the General Meeting. No decision shall be taken on any matter at a General Meeting unless notice of such matter shall have been given in the manner aforesaid or waiver of such notice has been given in respect of such matter by all of the Shareholders. Each General Meeting shall be held in Singapore or such other place as may be agreed by the Shareholders.

5.3	Venue for General Meeting: Subject to Clause 5.2, the Shareholders may meet at any place, including meetings by audio and/or visual conference, for the despatch of their business, adjourn and otherwise regulate their meetings as they deem fit.

5.4	Voting at General Meetings: All matters raised at any general meeting of the Company shall, unless otherwise required by the Companies Act, the Constitution or the provisions of this Agreement, be decided by ordinary resolution of the Shareholders present and voting at the meeting.

5.5	Shareholder Reserved Matters: The matters listed in Schedule 4 (the “Shareholder Reserved Matters”) require the consent or the approving vote of Swisslog as further set forth in Schedule 4.

6	RIGHT OF FIRST OFFER FOR ISSUE OF NEW SHARES

6.1	Without limiting the effect of Clause 9, the Shareholders hereby agree that each of the Shareholders shall have a pre-emptive right for the new issuance of shares of the Company, so that the shareholding composition of each of the Shareholders as reflected under Part A or Part B of Schedule 2 (as the case may be) of this Agreement shall not be diluted. Any new issuance of shares of the Company shall be in accordance with Clauses 6.2 to 6.5 except if the relevant Shareholder expressly waives its right to subscribe for the new issued shares.

6.2	Without limiting the effect of Clauses 4.8 and 5.5, the Shareholders shall procure that all issues of new shares by the Company are first offered to the Shareholders in accordance with their respective Shareholding Proportion (as nearly as may be) (a “Subscription Offer”).

6.3	Subject to Clause 6.2, a Subscription Offer may be accepted by the relevant Shareholder as to all or some only of the shares comprised in such Subscription Offer (the “Offered Subscription Shares”) within fifteen (15) days from the date of the Subscription Offer (the “Offer Acceptance Period ”) by giving written notice to the Company (stating the number of Offered Subscription Shares it wishes to subscribe), and failing which, such Subscription Offer shall be deemed to be declined.

In the event the Subscription Offer is declined or deemed to be declined, the portion of the Offered Subscription Shares which is not subscribed for shall be offered to all other Shareholders who subscribed for their Offered Subscription Shares in full on a pro rata basis pursuant to their Shareholding Proportion inter se (which procedure shall be repeated until all Offered Subscription Shares have been allotted (as nearly as may be without involving fractions or increasing the number allotted to any subscribing Shareholder beyond that applied for by it or not all Offered Subscription Shares may be allotted to the Shareholders due to the Offered Subscription Shares being undersubscribed. In such case where any of the Offered Subscription Shares remain undersubscribed, the Offered Subscription Shares shall be allotted to the relevant subscribing Shareholders in accordance with their applications and any remaining Offered Subscription Shares may be offered to any other person as the Directors may determine at the same price and on the same terms as the offer to the subscribing Shareholders.

6.4	The right of either Shareholder to participate in the Subscription Offer shall not apply to an initial public offering of the Shares.

6.5	For the avoidance of doubt, this Clause 6 shall not limit the effect of Clause 9.

7	TRANSFER OF SHARES

7.1	Restriction on Transfer: No Shareholder shall, without the prior written consent of the other Shareholder or as otherwise contemplated by Clause 7.2, Clause 7B, Clause 7C or the SPA, (a) transfer any of the shares of the Company held by it or otherwise sell, dispose of or deal with all or any part of its interest in such shares of the Company or (b) create or allow to subsist any Encumbrance over its shares of the Company.

7.2	Transfer to Related Corporation: Any Shareholder who wishes to transfer any of its shares of the Company to any Related Corporation of that Shareholder may do so, provided that in the event that such Related Corporation shall cease to be a Related Corporation of the Shareholder, the Shareholder shall procure that such Related Corporation shall, on or before such cessation, transfer all of the shares of the Company back to the Shareholder. In the event of a transfer of shares of the Company pursuant to this Clause, the Related Corporation shall execute a deed of ratification and accession in respect of this Agreement, and the Shareholder before such transfer shall continue to be bound by the provisions of this Agreement.

7B.	PUT OPTION

7B.1	Put Option: In consideration of the mutual covenants, undertakings and agreements contained herein, Otsaw, on the date of this Agreement, hereby irrevocably grants to Swisslog a put option (the “Put Option”) to require Otsaw to purchase all of the Shares of the Company held by Swisslog in accordance with the schedule set out below (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) (the “Put Option Shares”) at the respective price set out below (the “Put Option Price”). The shareholding composition of each of the Shareholders at completion of the respective Tranche of Put Option Shares is reflected under Part B of Schedule 2 of this Agreement.

Number of Tranche (“Tranche”)	Date	Shares to be transferred from Swisslog to Otsaw	Put Option Price
1st (First) Tranche	1 (one) year from Completion Date	1,333 Shares	S$ 800,000
2nd (Second) Tranche	2 (two) years from Completion Date	1,333 Shares	S$ 800,000
3rd (Third) Tranche	3 (three) years from Completion Date	1,334 Shares	S$ 800,000

7B.2	Put Option Notice: Subject to the terms of this Clause 7B, on or after the respective date set out in Clause 7B.1, Swisslog may exercise the Put Option in relation to the respective Tranche by giving a notice in writing to Otsaw of its exercise of the Put Option (the “Put Option Notice ”).

7B.3	The completion of the transfer of each Tranche of Put Option Shares by Swisslog to Otsaw pursuant to the exercise of the Put Option shall take place within the period of thirty (30) days commencing immediately after the date of receipt by Otsaw of the Put Option Notice, such completion shall take place at the office of the Company, and at such completion:-

(a)	Swisslog shall deliver or have delivered to Otsaw a duly executed transfer in relation to the respective Tranche of the Put Option Shares in favour of Otsaw, and the relevant share certificate(s) and to do all acts and things necessary to complete such transfer;

(b)	Otsaw shall pay to Swisslog the respective Put Option Price, provided that, any payments of the Put Option Price shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement or the SPA and further subject to the provisions of Clause 18.10;

(c)	Otsaw and Swisslog shall procure the passing of resolutions by the Board of Directors of the Company approving the registration of the transfer of the respective Tranche of the Put Option Shares to Otsaw (subject to the transfer being duly stamped).

7B.4	If in any case Swisslog after having become bound as aforesaid makes default in transferring the Put Option Shares in accordance with the schedule set out above in Clause 7B.1, the Company may receive the respective Put Option Price and Otsaw shall be deemed to have appointed any one (1) Director or the secretary of the Company as its agent to execute a transfer of the Put Option Shares of the Company to Otsaw, and upon the execution of such transfer the Company shall hold the purchase money in trust for Swisslog. The receipt by the Company of the purchase money shall be a good discharge to Otsaw, and after Otsaw’s name has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

7B.5	In case Otsaw defaults in paying the Put Option Price on any tranche of the Put Option, that tranche of Put Option Shares shall not be transferred, and the following shall apply:

(i)	either Swisslog shall be free to transfer any and all of its Shares to any third party without any further restrictions or consents/approvals required; or

(ii)	Swisslog shall have the right to require that Otsaw transfers to Swisslog all of the Shares held by Otsaw for a price equivalent to the fair value of such Shares as shall be determined by an international third party independent valuer to be appointed by Swisslog with a discount of 30% applied to such fair value (the “Put Option - Default Valuation”). On the completion of the transfer of the Shares held by Otsaw to Swisslog, Swisslog shall pay to Otsaw the Put Option - Default Valuation, subject to any other provisions in Clause 7B.6. All costs and expenses incurred in connection with the appointment of such third party independent valuer shall be borne by the Company. Once the right under sub-clause (ii) above is exercised by Swisslog, Clause 7B.3 above shall apply mutatis mutandis with Swisslog being the purchasing party and Otsaw being the selling party. Completion shall take place within 10 Business Days after the independent valuer has rendered the Put Option - Default Valuation.

The Parties agree that Swisslog may, in its sole discretion, exercise its right under sub-clause (i) or under sub-clause (ii), and not both. The Parties agree that once its right under either sub clause (i) or sub-clause (ii) is exercised and the transfers of the respective Shares are completed, Swisslog shall have no further remedies in respect of Otsaw’s default in paying the applicable Put Option Price, Otsaw shall be released and discharged from all remaining Put Option Prices which have not already been paid (and whether or not the respective Tranche has been exercised or is exercisable) and all liabilities arising from or related to its default in paying the Put Option Price (or any portion thereof), and Swisslog shall have no further claims and demands for the payment of the Put Option Price (or any portion thereof) or arising from or related to such default by Otsaw in paying the applicable Put Option Prices.

7B.6	In the event that Swisslog exercises its right under Clause 7B.S(ii), Swisslog hereby grants to Otsaw and Otsaw Digital Pte. Ltd. the option to require Swisslog to sell all of the ordinary shares in the capital of Otsaw held by Swisslog or its related corporation (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) at a price of S$3.1 Million to be exercised latest within 5 Business Days prior to the completion of the transfer of Shares. Once the right under this Clause is exercised by Otsaw or Otsaw Digital Pte. Ltd., Clause 7C.3 below shall apply mutatis mutandis with Otsaw or Otsaw Digital Pte. Ltd. being the purchasing party and Swisslog being the selling party, the shares being transferred would refer to the ordinary shares in the capital of Otsaw in place of the Company, and references to the Company would be substituted by references to Otsaw. For the avoidance of doubt, the put option granted under this Clause 7B.6 may be exercised by Otsaw and/or Otsaw Digital Pte. Ltd. Completion of the transfers contemplated by Clause 7B.6 and Clause 7B.5(ii) shall occur simultaneously. Any corresponding payments under Clause 7B.5 and this Clause 7B.6 shall be set off against each other with the balance remaining payable by the relevant Party.

7B.7	Notwithstanding anything to the contrary in these Clauses 7B.5 and 7B. 6 and for the avoidance of doubt, in case Otsaw defaults in paying the Put Option Price on any tranche of the Put Option, Swisslog shall be free to (only) claim the payment of the Put Option Price pursuant to the SPA without being obliged to pursue or elect either of the options under sub-clause (i) or under sub clause (ii) of Clause 7B.5.

7C.	CALL OPTION

7C.1	Call Option: In consideration of the mutual covenants, undertakings and agreements contained herein, Swisslog, on the date of this Agreement, hereby irrevocably grants to Otsaw a call option (the “Call Option”) to require Swisslog to sell an aggregate of all of the Shares of the Company held by Swisslog, whether in accordance with the schedule set out below or at any time before the respective date of each Tranche, (as adjusted for any share splits, sub-divisions, consolidations, scrip dividends, reclassifications or similar re-capitalisation events) (the “Call Option Shares”) at the respective price set out below (the “Call Option Price”). The shareholding composition of each of the Shareholders at completion of the respective Tranche of Call Option Shares is reflected under Part B of Schedule 2 of this Agreement.

Number of Tranche (“Tranche”)	Date	Shares to be transferred from Swisslog to Otsaw	Call Option Price
1st (First) Tranche	1 (one) year from Completion Date	1,333 Shares	S$ 800,000
2nd (Second) Tranche	2 (two) years from Completion Date	1,333 Shares	S$ 800,000
3rd (Third) Tranche	3 (three) vears from Completion Date	1,334 Shares	S$ 800,000

For the avoidance of doubt, Swisslog hereby agrees and acknowledges that Otsaw may exercise the Call Option at any time provided that the Call Option is exercised for all the three (3) Tranches at the same time.

7C.2	Call Option Notice: Subject to the terms of this Clause 7C, on or after the respective date set out in Clause 7C.1, Otsaw may exercise the Call Option in relation to the respective Tranche or all Tranches by giving a notice in writing to Swisslog of its exercise of the Call Option in relation to that respective Tranche (the “Call Option Notice”).

7C.3	The completion of the transfer of each Tranche of Call Option Shares by Swisslog to Otsaw pursuant to the exercise of the Call Option shall take place within the period of thirty (30) days commencing immediately after the date of receipt by Swisslog of the Call Option Notice, such completion shall take place at the office of the Company, and at such completion:-

(a)	Swisslog shall deliver or have delivered to Otsaw a duly executed transfer in relation to the respective Tranche of the Call Option Shares in favour of Otsaw, and the relevant share certificate(s) and to do all acts and things necessary to complete such transfer;

(b)	Otsaw shall pay to Swisslog the respective Call Option Price provided that, any payments of the Call Option Price shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement or the SPA and further subject to the provisions of Clause 18.10; and

(c)	Otsaw shall procure the passing of resolutions by the Board of Directors of the Company approving the registration of the transfer of the respective Tranche of the Call Option Shares to Otsaw (subject to the transfer being duly stamped).

7C.4	If in any case Swisslog after having received a Call Option Notice makes default in transferring the respective Tranche of the Call Option Shares in accordance with the schedule set out above in Clause 7C.1, the Company may receive the respective Call Option Price and Otsaw shall be deemed to have appointed any one (1) Director or the secretary of the Company as its agent to execute a transfer of the Call Option Shares of the Company to Otsaw, and upon the execution of such transfer the Company shall hold the purchase money in trust for Swisslog. The receipt by the Company of the purchase money shall be a good discharge to Otsaw, and after Otsaw’s name has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

Stamp duties in connection with the Put Option and Call Option shall be borne by Otsaw. For the avoidance of doubt, in case the Put Option was exercised for a respective Tranche, the Call Option may not be exercised further with respect to such Tranche and vice-versa.

8	COMPULSORY TRANSFERS

8.1	Events of Default: If any Shareholder (a “Defaulting Shareholder”):

8.1.1	shall go into voluntary liquidation or a resolution is passed for the liquidation or winding up of the Shareholder, or any petition is filed in court (and is not withdrawn within sixty (60) days) or an order of the court is made for its compulsory liquidation or shall have a judicial manager, receiver or similar officer appointed in respect of any substantial part of its assets; or

8.1.2	shall compound or make any composition or arrangement with its creditors; or

8.1.3	shall become insolvent and the Defaulting Shareholder has failed to satisfy the other Shareholder (the “Non-Defaulting Shareholder”) of its ability to pay its debts within twenty-one (21) days of the date of the notice of default served under this Clause 8.1; or

8.1.4	shall have any distress, execution, sequestration or other process levied or enforced upon or sued out against its property or assets which is not discharged within thirty (30) days; or

8.1.5	shall be acquired, merged into or amalgamated with any other company, corporation or other legal entity, without the prior written consent of the other Shareholders;

(each of the above being an “Event of Default”) then upon the Company or the Non-Defaulting Shareholder being aware of the Event of Default, the Non-Defaulting Shareholder shall be entitled to serve on the Defaulting Shareholder, a notice (the “Default Transfer Notice”) requiring to buy all Shares of the Company held by the Non-Defaulting Shareholder (the “Default Sale Shares”) at fair value of such Shares (and only in the case of Clause 8.1.5 above, with a discount of 40% applied to such fair value) as determined by an international third party independent valuer to be appointed by the Non-Defaulting Shareholder (with the Defaulting Shareholder’s consent which shall not be unreasonably withheld). All costs and expenses incurred in connection with the appointment of such third party independent valuer shall be borne by the Company.

8.2	Acceptance: Upon the Non-Defaulting Shareholder having served on the Defaulting Shareholder, a Default Transfer Notice, the Non-Defaulting Shareholder shall become bound to pay the price within thirty (30) days from the expiration of the date of the Default Transfer Notice (as may be prolonged until the valuation of the Shares is rendered as contemplated by Clause 8.1) and the Defaulting Shareholder shall be bound upon payment thereof to transfer the Default Sale Shares to the Non-Defaulting Shareholder, and such transfer shall not preclude or prejudice the rights and remedies available to a Non-Defaulting Shareholder against the Defaulting Shareholder for any liability, loss, damage, cost or expense (including, without limitation, legal fees and expenses).

8.3	Default in Transfer: If in any case the Defaulting Shareholder after having become bound as aforesaid makes default in transferring the Default Sale Shares, the Company may receive the purchase money and the Non-Defaulting Shareholder shall be deemed to have appointed any one (1) Director or the secretary of the Company as its agent to execute a transfer of the Default Sale Shares to the Non-Defaulting Shareholder, and upon the execution of such transfer the Company shall hold the purchase money in trust for the Defaulting Shareholder. The Company shall distribute such purchase money to the Defaulting Shareholder immediately upon receipt of a written request from the Defaulting Shareholder subject to the right of set off by the Company of all amounts which the Company is legally entitled to recover from the Defaulting Shareholder. The receipt of the Company for the purchase money shall be a good discharge to the Non-Defaulting Shareholder, and after the Non-Defaulting Shareholder’s name has been entered in the Register of Members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

9.	FINANCING

9.1	Without limiting the effect of Clauses 4.8 or 5.5, the Board shall determine from time to time the manner of providing finance for the Business, whether by way of contributions from Shareholders subscribing for new shares of the Company, by way of shareholders’ loans on such interest to be agreed by the Shareholders and/or by way of loans and other credit facilities from banks or other financial institutions, on such terms as the Board may resolve; provided that this shall be without prejudice to any Board Reserved Matter or Shareholder Reserved Matter. In the event that the Board or the Shareholders have approved a manner of providing finance for the Business, whether by way of contributions from Shareholders subscribing for new shares of the Company or by way of shareholders’ loans on such interest to be agreed by the Shareholders and in line with the other provisions of this Agreement (in particular the Board Reserved Matter or Shareholder Reserved Matter), the Shareholders shall use their reasonable endeavours to subscribe for new shares of the Company or to provide shareholders· loans in accordance with their respective Shareholding Proportion.

9.2	It is hereby agreed that in the event that the Board or the Shareholders have approved a manner of providing finance for the Business, whether by way of contributions from Shareholders subscribing for new shares of the Company or by way of shareholders’ loans on such interest to be agreed by the Board as a Restricted Matter, and any Shareholder is in default of any of its payment to the Company, the other Shareholder may make such payment to the Company notwithstanding that such payment would be in excess of its Shareholding Proportion of any liability, and:-

(i)	in the event that the manner of providing finance for the Business is by way of contributions from Shareholders subscribing for new shares of the Company, the Shareholder that has made such payment shall be issued Shares of the Company notwithstanding that this is in excess of its Shareholding Proportion and notwithstanding Clauses 4.8 and 5.5; and

(ii)	in the event that the manner of providing finance for the Business is by way of shareholders’ loans, the other Shareholder shall forthwith reimburse the Shareholder that has made such payment for all amounts paid in excess of its Shareholding Proportion of the liability and all costs and expenses reasonably incurred, in order to adopt such shareholder’s loan.

For the avoidance of doubt, the rights conferred in this Clause 9.2 are in addition to and shall not limit the rights and remedies of a Shareholder under Clause 8.

10.	CO-OPERATION

Co-Operation: The Shareholders shall use their reasonable endeavours to co-operate and work together in promoting the Business as well as the smooth and efficient administration and operations of the Company.

11.	DURATION AND TERMINATION

11.1	Duration: This Agreement shall take effect from the date hereof and shall continue until terminated in accordance with the provisions hereof or upon the Company being put into liquidation. lf this Agreement is terminated in accordance with the provisions hereof, this Agreement (other than the clauses which shall survive termination, including without limitation this Clause 11, Clause 12 (Confidentiality and Non-competition), Clause 13 {Indemnity), Clause 17 (Arbitration), Clause 18.1 (Notices) and Clause 18.8 (Governing Law) shall be of no further effect.

11.2	Continuation of Agreement: If any Shareholder sells all of its shares of the Company in accordance with the provisions of this Agreement then subject to Clause 12, it shall be released from all of its obligations hereunder, and if, following any such transfer, there is more than one (1) Shareholder bound by the provisions of this Agreement, then this Agreement shall continue in full force and effect as between the continuing Shareholders.

11.3	Rights not Prejudiced: The termination of this Agreement howsoever caused and the ceasing by any Shareholder to hold any shares of the Company shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior to such termination or cessation and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination or cessation.

12.	CONFIDENTIALITY AND NON-COMPETITION

12.1	Confidential Information:

12.1.1	Each party hereto shall not and shall procure that the Company shall not except as authorised by the Board reveal to any person, firm or company any of the trade secrets, secret or confidential operations, processes or dealings or confidential information of any of the Shareholders or the Company or any information concerning the organisation, business, finances, transactions or affairs of any of the Shareholders or the Company which may come to his knowledge hereunder (collectively, the “Confidential lnformation”) and shall keep with complete secrecy all trade secrets and other confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to any of the Shareholders or the Company or its Business or may be likely so to do. These restrictions shall continue to apply after the termination of this Agreement without limit in point of time provided that:

(a)	this obligation shall not apply to any Confidential Information to the extent it is in the public domain (other than as a result of any act or breach of this Agreement by any party hereto or is already known to or independently developed by the recipient or received from a third party without any duty of confidentiality or is required to be disclosed by law);

(b)	each of the parties may disclose Confidential Information to its servants, agents, officers, professional advisers and other consultants, only on a “need to know” basis for the purpose of the performance and exercise of its obligations under this Agreement provided that it must procure that each person to whom such disclosure is made is similarly bound to observe its (as the case may be) duties under this Clause 12;

(c)	any party may disclose or otherwise make public (by way of announcement or otherwise) Confidential Information to the extent required by the Singapore Exchange Securities Trading Limited or any other governmental or quas-government authority, including (without limitation as set out under the Listing Manual of the Singapore Exchange Securities Trading Limited) and will give prior notification of any announcement to the other party; and

(d)	either party may disclose or make public Confidential Information to the extent required by law.

All parties shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only they themselves their directors, employees and/or agents whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

12.1.2	Disclosure by any party of any confidential information as set out in Clause 12.1 to any relevant planning authority, government or quasi-government department or agency, to any stock exchange pursuant to its rules and regulations from time to time shall not be a breach of this Clause 12.1. Each party shall notify the other parties of any such disclosure as soon as reasonably practicable.

12.2	Non-competition and Non-solicitation

12.2.1	The Purchaser has a business presence in Singapore, Thailand, Malaysia, People’s Republic of China, United States of America, Indonesia and Australia, and intends to expand its business presence globally. The Vendor undertakes with the Purchaser that it shall procure that the Vendor, the other members of the Vendor Group and any subsidiaries of the Vendor will not for a period of 5 years following the Completion Date:

(a)	directly or indirectly carry on, be engaged in or be economically interested in or manage or assist any business which is of the same or similar type to the Maintenance Operations within the Territories and which is or is likely to be in competition with the Maintenance Operations and/or relates to assets or activities which are of the same or similar type as the Automated Guided Vehicles within the Territories and which are or are likely to be in competition with the Maintenance Operations;

(b)	canvass or solicit the custom of any person, firm or company who has within the 12 months prior to Completion been a customer of the Vendor Group in relation to the Maintenance Operations or a customer of the Vendor Group in relation to the manufacture of the Automated Guided Vehicles, in each case with respect to a Restricted Business;

(c)	use, cause to be used, register and/or cause to be registered any trade and service marks, business names and/or company names of or associated with or used in connection with the Maintenance Operations, within the Territories, save, for the avoidance of doubt, with respect to the Vendor Group Designations; or

(d)	directly or indirectly carry on, or be engaged in the AGV Manufacturing Operations or the manufacturing of the same or similar type of Automated Guided Vehicles within the Territories and whereby such same or similar type of Automated Guided Vehicles is or is likely to be in competition with the Purchaser or a Purchaser Designee with respect to the Maintenance Operations or the Automated Guided Vehicles;

(“Restricted Business” means any restricted conduct or activity set forth in sub-clauses (a) and (d) above).

12.2.2	The Parties acknowledge and agree that the Vendor is carrying on the French AGV Business and such French AGV Business qualifies as an “Excluded Asset” pursuant to the terms and conditions of this Agreement and shall therefore not be subject of the sale, purchase and transfer as contemplated by this Agreement. To this end:

(a)	The French TransCar Contracts, the Swedish TransCar Contract and the Canadian TransCar Contract shall not be considered to be a breach of the non competition restrictions pursuant to Clause 12.2.1. The Parties agree that there shall be no renewals or extensions of the French TransCar Contracts, the Swedish TransCar Contract and the Canadian TransCar Contract upon the expiry or termination of these contracts.

(b)	The French AGV Business shall not be subject to the non-competition restrictions pursuant to Clause 12.2.1 for as long as it is only conducted in France, and there shall be no other business activities relating to the Automated Guided Vehicles in France, Sweden and Canada other than pursuant to the French TransCar Contracts, the Swedish TransCar Contract and the Canadian TransCar Contract to which Clause 12.2.2(a) shall apply.

12.2.3	The Purchaser acknowledges and agrees that (i) the Vendor is part of a group of companies and that the non-compete restrictions pursuant to this Clause 12.2 are only binding on the Vendor, the other members of the Vendor Group and subsidiaries of the Vendor (the “Restricted Entities”) and (ii) the non-compete restrictions pursuant to this Clause 12.2 are not binding on any other Affiliates of the Restricted Entities. The Restricted Entities shall not be regarded as having an indirect interest or engagement in any business, conduct or other activity in case only such other Affiliates of the Restricted Entities are involved or engaged in such business, conduct or other activity.

12.2.4	The Vendor shall procure that the other Restricted Entities comply with the non-compete restrictions pursuant to this Clause 12.2.

13.	INDEMNITY

Indemnity: In the event that any Shareholder hereto shall be in breach of this Agreement, such party shall indemnify the other Shareholder hereto against and save harmless from any and all claims, losses, damages, costs, expenses and deficiencies including legal fees on a full indemnity basis, suffered, incurred or sustained by the other Shareholder hereto and in consequence of or in relation to any breaches of this Agreement. For this purpose, the losses suffered by a Shareholder shall include any claims, losses, damages, costs, expenses and deficiencies suffered, incurred or sustained by the Company, in proportion to its relative shareholding in the Company.

14.	FORCE MAJEURE

Force Majeure: No claim for damage or any other remedy shall arise out of any breach of, or any failure to perform any of the obligations arising under, this Agreement if such breach or failure is caused by any force majeure event, provided that such party uses its best endeavours to avoid or mitigate all adverse effects of such force majeure.

15.	GOOD FAITH AND RELATIONSHIP BETWEEN PARTIES

15.1	Entire Agreement: This Agreement embodies all the terms and conditions agreed upon between the Parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the parties hereto with respect to the subject matter hereof, whether such be written or oral. No modification or amendment of this Agreement and no waiver of any of the terms and conditions hereof shall be valid unless made in writing and signed by all Shareholders.

15.2	Carrying into Effect: The Parties hereto hereby agree and declare that they will execute and do all such acts and things as are necessary and within their power and authority for the time being to carry into effect and/or to comply with the provisions of this Agreement.

15.3	Partnership: Nothing in this Agreement shall be construed to imply the existence of a partnership between the Parties hereto other than as Shareholders in the Company in accordance with the terms of this Agreement or to make one party hereto the representative or agent of any other party hereto or render such party liable or bound by any act or omission of any other party hereto.

16.	SWISSLOG CEASING TO BE A SHAREHOLDER

The Parties hereby agree that in the event that Swisslog ceases to be a Shareholder of the Company, the Company may nevertheless continue to carry on a business whether similar to the Business (or any part of it) or otherwise, under a title or name comprising or containing the word “Swisslog” or any other trademarks or designations of Swisslog and any of its Affiliates (collectively the “Swisslog Designations”), subject to the Parties agreeing on a royalty fee and any other market standard terms (collectively, the “Designation Terms”). If the Parties fail to agree on such Designation Terms, the Company and any of its Related Corporations, shall cease and desist to use the Swisslog Designations within 3 months but in any event within 5 months of Swisslog ceasing to be a Shareholder.

17.	ARBITRATION

17.1	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Cause.

17.2	The seat of the arbitration shall be Singapore.

17.3	The Tribunal shall consist of one arbitrator.

17.4	The language to be used in the arbitral proceedings shall be English.

17.5	The law for the arbitration agreement shall be Singapore law.

18.	MISCELLANEOUS

18.1	Notices: All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by electronic mall at his or lts electronic mail address set out below (or to such other address or electronic mail address as any party may from time to time notify the others):-

(1)	Otsaw

Address: 12 Kaki Bukit View #04-00, Singapore 415948

Email address:

Attention:

(2)	Swisslog

c/o Swisslog Healthcare Holding AG

Address: Webereiweg 3, 5033 Buchs AG, Switzerland

Email address: robert.oldin@swisslog-healthcare.com Florian.Dorow@kuka.com

Attention: Robert Oldin, Florian Dorow

with a copy to (which shall not constitute notice):

c/o Luther LLP

Address: 4 Battery Road, Bank of China Building #25-01, Singapore 049908,

Singapore

Email address: clemens.leitner@luther-lawfirm.com

Attention: Clemens Leitner

(3)	Company Address:

Email address:

Attention:

Any such notice, demand or communication shall be deemed to have been duly served (if given by electronic mail) immediately upon receiving acknowledgment of receipt from the intended recipient via the electronic mail (as the case may be) or (if given or made by letter) five (5) Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

18.2	Illegality: Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

18.3	Waiver of Breach: Any waiver of any breach of this Agreement shall not be deemed to apply to any succeeding breach of the provision or of any other provision of this Agreement. No failure to exercise and no delay in exercising on the part of any of the parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

18.4	Counterparts: This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which shall be taken together to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the relevant parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

18.5	Assignment: No Party shall be entitled to assign any right or delegate any responsibility under this Agreement without the prior written consent of the other Party.

18.6	Benefit of Agreement: This Agreement shall be binding on and shall ensure for the benefit of each Shareholder’s successors and permitted assigns.

18.7	Contracts (Rights of Third Parties) Act: Except for Otsaw Digital Pte. Ltd., a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to rely upon or enforce any of its terms.

18.8	Governing Law: This Agreement is governed by, and shall be construed in accordance with, the laws of Singapore.

18.9	Costs: Each Party shall bear its own legal and other costs and expenses incurred in connection with this Agreement.

18.10	Set Off: Any payments to be made by any Party under this Agreement shall be made subject to any set-off or deduction or any counterclaim whether any such set-off, deduction or counterclaim arises under this Agreement, the relevant Transaction Documents or otherwise provided that: (a) other than for any set-off or deduction or counterclaim for any Contract Compensation (i) the relevant claim underlying the set-off or deduction or counterclaim must have been duly notified to the relevant other parties in accordance with the provision of this Agreement or the relevant other Transaction Documents before, and (ii) if the applicable parties fail to agree on the amount of such claim, the party notifying the claim must duly process such claim and initiate court or arbitral proceedings (as applicable) latest within 6 months following notification of such claim (failing to do so forfeits the right to make such set-off, deduction or counterclaim under this Clause); and (b) for any set-off or deduction or counterclaim for any Contract Compensation, (i) if Swisslog and Otsaw agree on the Revenue Statement, the amount of the Contract Compensation determined based on the Revenue Statement, and (ii) if Swisslog and Otsaw cannot agree on the Revenue Statement within 30 Business Days following the lapse of the Revenue Period, (x) until the decision of the Independent Expert is made, the limits for the Contract Compensation as set forth in Schedule 6 of the SPA for that relevant year (unless the Purchaser demands a lower amount, then such lower amount) or (y), following the decision of the Independent Expert, the amount of the Contract Compensation determined based on the Revenue Statement after it is reviewed, calculated and determined by the Independent Expert.

18.11	Time of the Essence: Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties hereto but, subject to Clause 14, as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

18.12	Entire Agreement: This Agreement embodies the entire terms and conditions agreed upon by the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects any previous agreement, understanding, letter of intent, representation, warranty, undertaking and arrangement of any nature whatsoever amongst the Parties with respect to the subject matter hereof, whether such be written or oral.

18.13	Variation: No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

18.14	Partial Invalidity: The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

SCHEDULE 1

SPA

SCHEDULE 2

SHAREHOLDING IN [OTSAW SWISSLOG HEALTHCARE ROBOTICS PTE. LTD.]

Part A - Around the Date of this Agreement

Name of Shareholder	Ordinary Shares	Subscliiption Amount paid	Percentage of Shares
Otsaw Technology Solutions Pte. Ltd.	6,000	S$6,000	60%
Swisslog Healthcare Holding AG	4,000	S$4,000	40%
Total Number	10,000	S$10,000	100%

Part B - After Completion of the Respective Tranche as set out in Clauses 7B or 7C

After Completion of the Respective Tranche	Aggregate Number and Percentage of Shares held by Otsaw	Aggregate Number and Percentage of Shares held by Swisslog
1st (First) Tranche	7,333 (73%)	2667 (27%)
2nd (Second) Tranche	8,666 (86%)	1,334 (14%)
3rd (Third) Tranche	10,000 (100%)	0 (0%)

SCHEDULE 3

Board Reserved Matters

The matters set out below require the consent or the approving vote of the Swisslog Director for so long as Swisslog holds Shares representing no less than 27% of the total number of issued Shares of the Company.

(1)	the creation of any Encumbrance over any of the Company’s assets in excess of S$ 500,000;

(2)	the Company giving any guarantee, indemnity or security in respect of the obligations of any other person and which is not in the ordinary course of business;

(3)	the Company undertaking any type of business not ancillary or incidental to the Business;

(4)	the issue and allotment by the Company of any shares or securities, including any options for the same;

(5)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation;

(6)	the raising of any financial support by the Company from its shareholders by way of contributions from shareholders subscribing for new shares of the Company;

(7)	the approval of the sale, transfer or disposal of shares or securities in a Subsidiary held or owned by the Company or any part thereof or any interest therein;

(8)	the raising of any financing or the procurement of any financial support by the Company from its shareholders;

(9)	the raising of any financing or the procurement of any financial support by the Company from any other person in excess of S$ 500,000;

(10)	the incurring of any expenditure or liability of a capital nature (including, for this purpose, the acquisition of any undertaking or asset whether under lease or hire purchase or otherwise) by the Company in any Financial Year in respect of one or more transactions in excess of S$ 500,000;

(11)	Any transaction by the Company with any of its Related Corporations excluding Subsidiaries, any shareholder or director of the Company, or any company or business in which the shareholders or directors of the Company or any one of them has a financial interest;

(12)	Payment of fees or remuneration of the directors and senior management of the Company, other than fees or remuneration of the senior management of the Company which has been set out in an annual business plan and budget for the Company and which has been approved by the Board; and

(13)	giving of loans by the Company, irrespective if to a shareholder or any other third party, and which is not in the ordinary course of business provided that in case any such loans are outstanding in excess of S$ 100,000 (or would be outstanding in case the relevant loans are granted), any additional loans shall be deemed to be outside the ordinary course of business.

The matters set out below require the consent or the approving vote of the Swisslog Director for so long as Swisslog holds Shares representing no less than 14% of the total number of issued Shares of the Company.

(1)	the Company undertaking any type of business not ancillary or incidental to the Business;

(2)	the issue and allotment by the Company of any shares or securities, including any options for the same;

(3)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation;

(4)	the raising of any financing or the procurement of any financial support by the Company from its shareholders including Swisslog. For the avoidance of doubt, any financing or financial support from the shareholders of the Company but excluding Swisslog shall not require the consent or the approving vote of the Swisslog Director under this paragraph;

(5)	any transaction by the Company with any of its Related Corporations excluding Subsidiaries, any shareholder or director of the Company, or any company or business in which the shareholders or directors of the Company or any one of them has a financial interest, in excess of S$ 100,000 in one transaction or a series of related transactions; and

(6)	giving of loans by the Company, irrespective if to a shareholder or any other third party, and which is not in the ordinary course of business provided that in case any such loans are outstanding in excess of S$ 300,000 (or would be outstanding in case the relevant loans are granted), any additional loans shall be deemed to be outside the ordinary course of business.

SCHEDULE 4

Shareholder Reserved Matters

The matters set out below require the consent or the approving vote of Swisslog for so long as Swisslog holds Shares representing no less than 27% of the total number of issued Shares of the Company.

(1)	Amendment of the Company’s Constitution or other constitutional documents.

(2)	The Company entering into any agreement, transaction, obligation, commitment, understanding, arrangement or liability to sell, transfer or in any other way dispose the whole or substantially the whole of its business, undertaking, assets or property.

(3)	The issue and allotment by the Company of any shares or securities, including any options for the same, including the granting of options over any unissued share capital.

(4)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation.

(6)	The amalgamation, winding up, dissolution or restructuring of the Company or placing it under voluntary receivership or judicial management.

(7)	The variation of any rights attaching to any Shares.

(8)	The raising of any financing or the procurement of any financial support by the Company from its shareholders

The matters set out below require the consent or the approving vote of Swisslog for so long as Swisslog holds Shares representing no less than 14% of the total number of issued Shares of the Company.

(1)	The Company entering into any agreement, transaction, obligation, commitment, understanding, arrangement or liability to sell, transfer or in any other way dispose the whole or substantially the whole of its business, undertaking, assets or property.

(2)	The issue and allotment by the Company of any shares or securities, including any options for the same, including the granting of options over any unissued share capital.

(3)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation.

(4)	The amalgamation, winding up, dissolution or restructuring of the Company or placing it under voluntary receivership or judicial management.

(5)	the raising of any financing or the procurement of any financial support by the Company from its shareholders including Swisslog. For the avoidance of doubt, any financing or financial support from the shareholders of the Company but excluding Swisslog shall not require the consent or the approving vote of Swisslog under this paragraph.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Signed	)
for and on behalf of	)
OTSAW TECHNOLOGY SOLUTIONS PTE. LTD.	)
)
Name: Ling Ting Ming
Designation: Director
in the presence of : Tobias Klesen	)

Signed by [●]	)
for and on behalf of	)
SWISSLOG HEALTHCARE HOLDING AG	)
in the presence of:-)

Signed	)
for and on behalf of	)
[OTSAW SWISSLOG HEALTHCARE	)
ROBOTICS PTE. LTD.]	)
)
Name: Ling Ting Ming
Designation: Director
in the presence of: Tobias Klesen	)

In witness whereof the Parties have duly executed this Agreement on the day and year first above written.

Signed for and on behalf of	)
Swisslog Healthcare Holding AG	)
)
	)	/s/ Robert Oldin
		Name:	Robert Oldin
/s/ Florian Dorow		Designation:	CFO
in the presence of : Florian Dorow	)

Signed for and on behalf of	)
Otsaw Technology Solutions Pte. Ltd.	)
)
	)	/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director
in the presence of : Tobias Klesen	)
/s/ Tobias Klesen

Signed for and on behalf of	)
Otsaw Digital Pte Ltd	)
)
	)	/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director
in the presence of : Tobias Klesen	)
/s/ Tobias Klesen

SIGNATURE PAGE TO MASTER ASSET SALE AGREEMENT

SCHEDULE 2

SHAREHOLDING IN OTSAW SWISSLOG HEALTHCARE ROBOTICS PTE. LTD.

Part A – Around the Date of this Agreement

Name of Shareholder	Ordinary Shares	Subscription Amount paid		Percentage of Shares
Otsaw Technology Solutions Pte. Ltd.	6,000	S$	6,000	60%
Swisslog Healthcare Holding AG	4,000	S$	4,000	40%
Total Number	10,000	S$	10,000	100%

Part B – After Completion of the Respective Tranche as set out in Clauses 7B or 7C

After Completion of the Respective Tranche	Aggregate Number and Percentage of Shares held by Otsaw	Aggregate Number and Percentage of Shares held by Swisslog
1st (First) Tranche	7,333 (73%)	2667 (27%)
2nd (Second) Tranche	8,666 (86%)	1,334 (14%)
3rd (Third) Tranche	10,000 (100%)	0 (0%)

SCHEDULE 3

Board Reserved Matters

The matters set out below require the consent or the approving vote of the Swisslog Director for so long as Swisslog holds Shares representing no less than 27% of the total number of issued Shares of the Company.

(1)	the creation of any Encumbrance over any of the Company’s assets in excess of S$ 500,000;

(2)	the Company giving any guarantee, indemnity or security in respect of the obligations of any other person and which is not in the ordinary course of business;

(3)	the Company undertaking any type of business not ancillary or incidental to the Business;

(4)	the issue and allotment by the Company of any shares or securities, including any options for the same;

(5)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation;

(6)	the raising of any financial support by the Company from its shareholders by way of contributions from shareholders subscribing for new shares of the Company;

(7)	the approval of the sale, transfer or disposal of shares or securities in a Subsidiary held or owned by the Company or any part thereof or any interest therein;

(8)	the raising of any financing or the procurement of any financial support by the Company from its shareholders;

(9)	the raising of any financing or the procurement of any financial support by the Company from any other person in excess of S$ 500,000;

(10)	the incurring of any expenditure or liability of a capital nature (including, for this purpose, the acquisition of any undertaking or asset whether under lease or hire purchase or otherwise) by the Company in any Financial Year in respect of one or more transactions in excess of S$ 500,000;

(11)	Any transaction by the Company with any of its Related Corporations excluding Subsidiaries, any shareholder or director of the Company, or any company or business in which the shareholders or directors of the Company or any one of them has a financial interest;

(12)	Payment of fees or remuneration of the directors and senior management of the Company, other than fees or remuneration of the senior management of the Company which has been set out in an annual business plan and budget for the Company and which has been approved by the Board; and

(13)	giving of loans by the Company, irrespective if to a shareholder or any other third party, and which is not in the ordinary course of business provided that in case any such loans are outstanding in excess of S$ 100,000 (or would be outstanding in case the relevant loans are granted), any additional loans shall be deemed to be outside the ordinary course of business.

The matters set out below require the consent or the approving vote of the Swisslog Director for so long as Swisslog holds Shares representing no less than 14% of the total number of issued Shares of the Company.

(1)	the Company undertaking any type of business not ancillary or incidental to the Business;

(2)	the issue and allotment by the Company of any shares or securities, including any options for the same;

(3)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation;

(4)	the raising of any financing or the procurement of any financial support by the Company from its shareholders including Swisslog. For the avoidance of doubt, any financing or financial support from the shareholders of the Company but excluding Swisslog shall not require the consent or the approving vote of the Swisslog Director under this paragraph;

(5)	any transaction by the Company with any of its Related Corporations excluding Subsidiaries, any shareholder or director of the Company, or any company or business in which the shareholders or directors of the Company or any one of them has a financial interest, in excess of S$ 100,000 in one transaction or a series of related transactions; and

(6)	giving of loans by the Company, irrespective if to a shareholder or any other third party, and which is not in the ordinary course of business provided that in case any such loans are outstanding in excess of S$ 300,000 (or would be outstanding in case the relevant loans are granted), any additional loans shall be deemed to be outside the ordinary course of business.

SCHEDULE 4

Shareholder Reserved Matters

The matters set out below require the consent or the approving vote of Swisslog for so long as Swisslog holds Shares representing no less than 27% of the total number of issued Shares of the Company.

(1)	Amendment of the Company’s Constitution or other constitutional documents.

(2)	The Company entering into any agreement, transaction, obligation, commitment, understanding, arrangement or liability to sell, transfer or in any other way dispose the whole or substantially the whole of its business, undertaking, assets or property.

(3)	The issue and allotment by the Company of any shares or securities, including any options for the same, including the granting of options over any unissued share capital.

(4)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation.

(6)	The amalgamation, winding up, dissolution or restructuring of the Company or placing it under voluntary receivership or judicial management.

(7)	The variation of any rights attaching to any Shares.

(8)	The raising of any financing or the procurement of any financial support by the Company from its shareholders.

The matters set out below require the consent or the approving vote of Swisslog for so long as Swisslog holds Shares representing no less than 14% of the total number of issued Shares of the Company.

(1)	The Company entering into any agreement, transaction, obligation, commitment, understanding, arrangement or liability to sell, transfer or in any other way dispose the whole or substantially the whole of its business, undertaking, assets or property.

(2)	The issue and allotment by the Company of any shares or securities, including any options for the same, including the granting of options over any unissued share capital.

(3)	a reduction of the Company’s issued share capital or share buy-back, and for the avoidance of doubt, does not include a share split of share consolidation.

(4)	The amalgamation, winding up, dissolution or restructuring of the Company or placing it under voluntary receivership or judicial management.

(5)	the raising of any financing or the procurement of any financial support by the Company from its shareholders including Swisslog. For the avoidance of doubt, any financing or financial support from the shareholders of the Company but excluding Swisslog shall not require the consent or the approving vote of Swisslog under this paragraph.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Signed	)
for and on behalf of	)
OTSAW TECHNOLOGY SOLUTIONS PTE. LTD.	)
	)		/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director

in the presence of : Raymond Lee	)	/s/ Raymond Lee

Signed	)
for and on behalf of	)
SWISSLOG HEALTHCARE HOLDING AG	)
Name:
Designation:
in the presence of :	)

Signed	)
for and on behalf of	)
OTSAW SWISSLOG HEALTHCARE ROBOTICS PTE. LTD.	)
	)		/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director

in the presence of : Raymond Lee	)	/s/ Raymond Lee

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Signed	)
for and on behalf of	)
OTSAW TECHNOLOGY SOLUTIONS PTE. LTD.	)
	)		/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director

in the presence of : Tobias Klesen	)

Signed	)
for and on behalf of	)
SWISSLOG HEALTHCARE HOLDING AG	)		/s/ Robert Oldin	/s/ René Rohner
		Name:	Robert Oldin	René Rohner
		Designation:	CEO	Finance Director
in the presence of :	)

Signed	)
for and on behalf of	)
OTSAW SWISSLOG HEALTHCARE ROBOTICS PTE. LTD.	)
	)		/s/ Ling Ting Ming
		Name:	Ling Ting Ming
		Designation:	Director
in the presence of : Tobias Klesen	)